UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REALBIZ MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

7374

(Primary Standard Industrial Classification Code Number)

11-3820796

(I.R.S. Employer Identification No.)

2690 Weston Road, Suite 200

Weston, FL 33331

(954) 888-9779

(Address and telephone number of principal executive offices)

William Kerby

Realbiz Media Group, Inc.

2690 Weston Road, Suite 200

Weston, FL 33331

(Name, address and telephone number of agent for service)

Copy to:

Leslie Marlow, Esq.

Hank Gracin, Esq.

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174
(212) 907-6457

Approximate Date of Proposed Sale to the Public: From time to time after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Security(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share (Upon conversion of convertible promissory notes)	6,500,000	$0.08	$520,000	$60.43

Common stock, par value $0.001 per share (Upon exercise of warrants)	975,000	$0.08	$78,000	$9.07	(4)

	7,475,000		$598,000	$69.50

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of our common stock as may be issuable with respect to the shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	7,475,000 shares of common stock are to be offered by the Selling Stockholder named herein and were acquired in connection with private placements consummated by the Registrant, of which 6,500,000 are shares of common stock issuable upon conversion of convertible promissory notes and 975,000 shares are issuable upon exercise of warrants.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act based upon a the closing price of the Registrant’s common stock on the OTCQB on May 11, 2015.

(4)

Estimated solely for the purpose of calculating the registration fee for these additional shares in accordance with Rule 457(c) of the Securities Act based upon a the closing price of the Registrant’s common stock on the OTCQB on May 11, 2015.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 13, 2015

REALBIZ MEDIA GROUP, INC.

7,475,000 Shares of Common Stock

This prospectus relates to the resale by the investor listed in the section titled “Selling Stockholder”, and we refer to the investor as the Selling Stockholder (the “Selling Stockholder”) of up to 7,475,000 shares of our common stock, par value $0.001 per share (the “Shares”), of which (i) 1,500,000 shares of common stock are issuable upon conversion of a convertible promissory note, dated October 20, 2014, issued to the Selling Stockholder, (ii) 5,000,000 shares of common stock are issuable upon conversion of a convertible promissory note issuable to the Selling Stockholder within two trading days of the date on which the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission (the “SEC”), (iii) 300,000 shares of common stock are issuable upon exercise of a warrant, dated October 20, 2014, issued to the Selling Stockholder, and (iv) 675,000 shares of common stock are issuable upon exercise of a warrant issued to the Selling Stockholder within two trading days of the date on which the registration statement of which this prospectus forms a part is declared effective by the SEC. The Shares were acquired by the Selling Stockholder in connection with private placement offerings.

The Selling Stockholder may offer and sell or otherwise dispose of the Shares described in this prospectus from time to time through public or private transaction at prevailing market prices, at prices related to such prevailing market prices, at varying prices determined at the time of sale, at negotiated prices, or at fixed prices. See “Plan of Distribution” beginning on page 32 for more information.

We will not receive any of the proceeds from the Shares sold by the Selling Stockholder. However, we will receive net proceeds of any warrants exercised (unless the warrants are exercised on a cashless basis).

Our common stock is currently quoted on the OTCQB under the symbol “RBIZ.” The closing price of our stock on May 12, 2015 was $0.08.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2015

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the Selling Stockholder have authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholder is offering to sell common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

The distribution of this prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 4. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information.”

As used in this prospectus, unless the context requires otherwise, the terms “we”, “us”, “our”, or “the Company” refer to RealBiz Media Group, Inc. and its subsidiaries on a consolidated basis. References to “Selling Stockholder” refer to those stockholders listed herein under “Selling Stockholder” and their successors, assignees and permitted transferees.

ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, about the Company and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends”, or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about our future performance, operations, products and services and of our subsidiaries. We caution our stockholders and other readers not to place undue reliance on such statements.

Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in the section entitled “Risk Factors” beginning on page 4 of this prospectus and the risk factors set forth in our annual report on Form 10-K for the year ended October 31, 2014, and our quarterly report on Form 10-Q for the quarter ended January 31, 2015.

All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not intended to be complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 4. Except where the context requires otherwise, in this prospectus the terms “Company,” “Realbiz,” “we,” “us” and “our” refer to RealBiz Media Group, Inc., a Delaware corporation.

Company Overview

We are engaged in the business of providing digital media and marketing services for the real estate industry. We currently generate revenue from service fees, product sales, membership fees and advertising revenues. We currently offer technology to agents in an effort to help them attract customers such as platforms to customize their own web pages, mobile apps that integrate agent’s listing data with video, a visual tour app, a video portal of real estate listings and marketing services. We have positioned ourselves in the following areas summarized here and explained in more detail below:

1.	NestbuilderTM Agent: This platform allows agents to claim and customize their own web page to be used as a video marketing platform.

2.	Ezflix Mobile App: The ezflix app is the only mobile/web video editor that pre-integrates with an agent’s listing data, allowing them to edit all of their listing’s data, and convert them into video with live video interstitial capabilities, audio recording and music.

3.	The Virtual Tour (VT) and Microvideo App (MVA): These programs were developed and implemented to allow agents to access specific video based product strategies that are designed specifically to increase the SEO rank and traffic credit to real estate franchise systems and/or their brokers.

4.	NestBuilder: The world’s largest real estate video portal with over 1.5 million listings and is targeted to grow to over 3 million listings by mid-2015.

5.	NestBuilder Mobile Search App: The app, available in the Google Play Store and the Apple Store, not only allows consumers to search and view homes in video but additionally allows consumers to enter in their agent’s name, and effectively turn the NestBuilder app into the agent’s very own application where their branding follows the consumer along their home search journey, everywhere they go.

6.	ReachFactor: A recently acquired full-marketing agency that specializes in real estate and offers a variety of solutions to agents and brokers such as web design, digital ad campaigns, blogging, social media management, reputation management, search engine optimization and much more.

7.	Enterprise Video Production: We service some of the largest and well known franchisor accounts in the North America Real Estate Market in compiling listings into a Video format and distributing to those franchisors websites, brokers and agents and lead generation platforms 24/7.

8.	Home and Away Club: Offers agents a means to stay in contact once the house is sold with a rewards program.

Our principal offices are located at 2690 Weston Road, Suite 200, Weston, FL 33331, and our telephone number at that office is (954) 888-9779. We maintain an Internet website at www.realbizmedia.com. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus or any supplement to the prospectus.

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THE OFFERING

Issuer	Realbiz Media Group, Inc.

Securities offered	This prospectus covers the sale of up to 7,475,000 shares of common stock, of which 1,500,000 shares of common stock are issuable upon conversion of a convertible promissory note, dated October 20, 2014,issued to the Selling Stockholder, 5,000,000 shares of common stock are issuable upon conversion of a convertible promissory note issuable to the Selling Stockholder within two trading days of the date on which the registration statement of which this prospectus forms a part is declared effective by the SEC, 300,000 shares of common stock that are issuable upon exercise of warrants, dated October 20, 2014, issued to the Selling Stockholder, and 675,000 shares of common stock that are issuable upon exercise of warrants issued to issuable to the Selling Stockholder within two trading days of the date on which the registration statement of which this prospectus forms a part is declared effective by the SEC.

Common stock to be outstanding following this offering (1)	113,943,872 shares

Use of Proceeds	We will not receive proceeds from the sale or other disposition of the shares of common stock covered by this prospectus. However, we will receive net proceeds of any warrants exercised (unless the warrants are exercised on a cashless basis). See “Use of Proceeds.”

Risk Factors	You should carefully read and consider the information set forth under “Risk Factors,” together with all of the other information set forth in this prospectus, before deciding to invest in shares of our common stock.

OTCQB symbol	Our common stock is quoted on the OTCQB under the symbol “RBIZ.”

(1)	The number of shares of common stock outstanding is based on 106,468,872 shares outstanding as of May 12, 2015 and excludes 17,692,730 shares of common stock issuable upon the exercise of warrants with a weighted average exercise price of $0.39 per share.

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RISK FACTORS

Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should carefully consider the risks described below, the other information in this prospectus and the documents incorporated by reference herein when evaluating our company and our business. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

RISKS RELATING TO OUR BUSINESS

We have no history of profitability.

Our former entity, Webdigs, began operations in July 2007 and to date has not generated a yearly profit. In addition, consolidated annual revenues remain around $1 million. As a young company, we are subject to all of the risks associated with a new business enterprise. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, especially in challenging and competitive industries such as residential real estate and mortgage brokerage and particularly in light of current general economic, real estate and credit market conditions.

We do not yet have a significant operating history which would provide you with meaningful information about our past or future operations. The Company has not yet achieved positive cash flow on a monthly basis during any fiscal year including the current fiscal year ending October 31, 2014 and there is significant risk to the survival of the enterprise.

There is substantial doubt about our ability to continue as a going concern.

We have had net losses for the years ended October 31, 2014 and 2013 of ($4,605,327) and ($3,764,089) respectively. We had net losses of ($1,665,072) and ($1,570,474) for the three months ended January 31, 2015 and January 31, 2014. Furthermore, we had a working capital deficit as of January 31, 2015 and October 31, 2014 of ($2,452,543), respectively. Since the financial statements for the years ended October 2014 and 2013 were prepared assuming that we would continue as a going concern, these conditions coupled with our current liquidity position raise substantial doubt about our ability to continue as a going concern. Furthermore, since we are pursuing new products and services, this diminishes our ability to accurately forecast our revenues and expenses. We expect that our ability to continue as a going concern depends, in large part, on our ability to generate sufficient revenues, limit our expenses without sacrificing customer service, and obtain necessary financing. If we are unable to raise additional capital, we may be forced to discontinue our business.

We will require additional financing in the future, but such financing may not be available to us.

If adequate funds are not available on acceptable terms, we may be unable to fund the operation of our business. As a result, we would likely be forced to dramatically alter or cease operations. To date, our revenues from operations have not generated cash flow sufficient to finance our operations and growth. We will require as a result significant additional capital to continue our operations. There can be no assurance given that we will be able to secure additional financing in the future.

The terms of our outstanding notes could restrict our operations, particularly our ability to respond to changes in our business or to take specified actions and an event of default under our debt agreements could harm our business.

Our existing secured notes with Himmil Investments, Ltd., contain, a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to take actions that may be in our best interests. The notes include covenants that generally:

•	do not allow us to borrow additional amounts;

•	do not allow us to dispose of assets;

•	do not allow us to engage in certain transactions with affiliates ;

•	do not allow us to create any liens on any of our assets;

•	do not allow us to pursue lines of business outside the lines of businesses currently engaged in by us; and

•	do not allow us to pay cash dividends.

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It is difficult for us to determine the number of shares of Common Stock that we will be required to issue upon conversion of the notes issued to Himmil Investments, Ltd.

Since the notes that we issued to Himmil Investments, Ltd. are convertible into shares of our Common Stock at the lower of $0.10 per share or 65% of the lowest of the VWAP of our Common Stock for the twelve (12) day period preceding the applicable conversion date, we cannot at this time determine the number of shares of Common Stock that we will be required to issue upon conversion of the notes. If the price of our Common Stock should decrease we will be required to issue a greater number of shares of Common Stock upon conversion of the notes and shareholders will suffer greater dilution.

We critically rely on our executive management, and the loss of certain members of management would materially and negatively affect us.

Our success materially depends upon the efforts of our management and other key personnel, including but not limited to Bill Kerby, CEO and Chairman, Arun Srinivasan, Chief Marketing Officer, Alex Aliksanyan, Chief Operating Officer, Steven Marques, Acting President/Chief Revenue Officer, and Adam Friedman, Chief Financial Officer. If we lose the services of any of these members of management, our business would be materially and adversely affected. We have entered into a formal services and non-competition agreements with Messrs. Srinivasan and Aliksanyan; however, we have not yet entered into employment agreements with other members of management. Nevertheless, agreements do not ensure the continued availability to us of Messrs. Srinivasan and Aliksanyan or any other manager or employee. Furthermore, we do not have “key person” life insurance, and we do not presently intend to purchase such insurance.

Our future success also depends upon our ability to attract and retain highly qualified management personnel and other employees. Any difficulties in obtaining, retaining and training qualified employees could have a material adverse effect on our results of operation or financial condition. The process of identifying such personnel with the combination of skills and attributes required to carry out our strategy is often lengthy. Any difficulties in obtaining and retaining qualified managers and employees could have a material adverse effect on our results of operation or financial condition.

We may be unable to obtain sufficient market acceptance of our services.

The market for residential real estate sales is well-established. However, the market for non-traditional residential real estate sales is relatively new, developing and even more uncertain. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for products and services are subject to tremendous uncertainty. Our future growth and financial performance will almost entirely depend upon consumers’ acceptance of our products and services. In this regard, the failure of advertisers to accept our model or the inability of our services to satisfy consumer expectations, would have a material adverse effect on our business, and could cause us to cease operations.

We rely on third parties for key aspects of the process of providing services to our customers, and any failure or interruption in the services provided by these third parties could harm our ability to operate our business.

We rely on third-party vendors, including website providers and information technology vendors. Any disruption in access to the websites developed and hosted by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business. Any financial or other difficulties our providers face may have negative effects on our business, the nature and extent of which we cannot predict. We exercise little or no control over all of these third-party vendors, which increases our vulnerability to problems with the services they provide.

In addition, we license technology and related databases from third parties to facilitate aspects of our website and connectivity operations. Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and information services could materially and negatively impact our relationship with our customers and adversely affect our brand and our business. It is possible that such errors, failures, interruptions or delays could even expose us to liabilities to our customers or other third parties.

Interruption or failure of our information technology and communications systems would impair our ability to effectively provide our services, which could in turn damage our reputation and harm our business.

Our ability to provide our services critically depends on the continuing operation of our information technology and communications systems. Any damage to or failure of our systems would likely result in interruptions in our service to customers and the closings of real estate transactions from which we principally derive revenue. Accordingly, interruptions in our service would likely reduce our revenues and profits, and our brand could be damaged, perhaps irreparably, if people believe our system and services are unreliable.

To our knowledge, our systems are vulnerable to damage or interruption from terrorist or malicious attacks, floods, tornados, fires, power loss, telecommunications failures, computer viruses and other attempts to harm our systems, and similar types of events. Our data centers are subject to break-ins, sabotage and intentional acts of vandalism, and to other potential disruptions. Some of our systems are not fully redundant (i.e., backed up), and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster, or a decision to close a facility we are using without adequate notice for financial reasons or other unanticipated problems at our data centers, could result in lengthy interruptions in our service. Any unscheduled interruption in our service would likely place a burden on our entire organization and result in an immediate loss of revenue. The steps we have taken to increase the reliability and redundancy of our systems are expensive, reduce our operating margin and even then may not be successful in reducing the frequency or duration of unscheduled downtime.

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Our operations are dependent upon our ability to protect our intellectual property, which could be costly.

Our technology is the cornerstone of our business and our success will depend in part upon protecting any technology we use or may develop from infringement, misappropriation, duplication and discovery, and avoiding infringement and misappropriation of third party rights. Our intellectual property is essential to our business, and our ability to compete effectively with other companies depends on the proprietary nature of our technologies. We do not have patent protection for our proprietary video on demand technology. We rely upon trade secrets, know-how, continuing technological innovations and licensing opportunities to develop, maintain, and strengthen its competitive position. Although we have confidentiality provisions in the agreements with our employees and independent contractors, there can be no assurance that such agreements can fully protect our intellectual property, be enforced in a timely manner or that any such employees or consultants will not violate their agreements with us.

Furthermore, we may have to take legal action in the future to protect our Nestbuilder trademark, trade secrets or know-how, or to defend them against claimed infringement of the rights of others. Any legal action of that type could be costly and time-consuming to us, and there can be no assurance that such actions will be successful. The invalidation of key proprietary rights which we own or unsuccessful outcomes in lawsuits to protect our intellectual property may have a material adverse effect on our business, financial condition and results of operations.

If we cannot adequately protect our intellectual property rights, our competitors may be able to compete more directly with us, which could adversely affect our competitive position and, as a result, our business, financial condition and results of operations.

Our certificate of incorporation grants our Board of Directors, without any action or approval by our stockholders, the power to issue additional shares of capital stock, including the power to designate additional classes of common and preferred stock.

On July 31, 2014, the Board and the holders of a majority of the voting power of our shareholders approved an amendment to our articles of incorporation to increase our authorized shares of common stock to 250,000,000 from 125,000,000 and increased the Company's shares designated as Series A Convertible Preferred Stock to 120,000,000 from 100,000,000. Additionally, on July 31, 2014, the Board designated the terms of 1,000,000 Series B Convertible Preferred Stock and on May 5, 2015, the Board designated the terms of 1,000,000 Series C Preferred Stock.

The total number of shares of all classes of stock that the Company has the authority to issue is 375,000,000 shares consisting of: 250,000,000 shares of common stock with a $0.001 par value per shares; and 125,000,000 shares of stock which may be designated as common stock and/or preferred stock. We currently have 106,468,872 shares of common stock outstanding and 57,793,056 shares of Series A Preferred Stock, 15,000 shares of Series B Preferred Stock outstanding and no shares of Series C Preferred Stock outstanding.

Pursuant to authority granted by our certificate of incorporation and applicable state law, our Board of Directors, without any action or approval by our stockholders, may designate and issue shares in such classes or series (including other classes or series of preferred stock) as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of other classes or series of capital stock, including preferred stock that may be issued could be superior to the rights of the shares of common stock offered hereby. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to the shares of our common stock. Finally, any issuances of additional capital stock (common or preferred) will dilute the percentage of ownership interest of our stockholders and may dilute the per-share book value of the Company.

There is limited public market for our common stock.

There is currently a limited trading market for our securities on the OTCQB over-the-counter-market. Consequently, we cannot assure you when and if an active-trading market in our shares will be established, or whether any such market will be sustained or sufficiently liquid to enable holders of shares of our common stock to liquidate their investment in our company. If an active public market should develop in the future, the sale of unregistered and restricted securities by current shareholders may have a substantial impact on any such market.

We are required to comply with governmental regulations, which will increase our costs and could prohibit us from conducting business in certain jurisdictions.

We are subject to governmental regulation by federal, state and local regulatory authorities with respect to our real estate business. Governmental bodies may change the regulatory framework within which we intend to operate, without providing any recourse for adverse effects that the change may have on our business.

We can give no assurance that we will be able to comply with existing laws and regulations, that additional regulations that harm our business will not be adopted, or that we will continue to maintain our licenses, approvals or authorizations. Our failure to comply with applicable laws and regulations, or the adoption of new laws and regulations restricting our intended operations, could have a material adverse effect on our business and could cause us to cease operations.

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The efforts of the National Association of Realtors or other organizations could prevent us from operating our business, and could lead to the imposition of significant restrictions on our operations.

The National Association of Realtors, which represents real estate brokerages, has issued rules that attempt to block access of web-assisted real estate companies to the Multiple Listing System (MLS) and may adopt additional rules intended to reduce or eliminate competition from web-assisted (online) discount real estate businesses such as Realbiz. Our business is dependent upon our ability to access the MLS in order for us to be competitive. We can give no assurance that the National Association of Realtors will not be successful in preventing our access to the MLS, or that it or another organization will not be successful in adopting rules or imposing other restrictions on web-assisted real estate businesses such as Realbiz. Such adoption or imposition of regulations or restrictions would have a material adverse effect on our business.

Competition in the traditional and online residential real estate industry is intense.

The residential real estate industry is highly competitive. We believe that important competitive factors in this industry include (but are not limited to) price, service, and ease of use. We presently face competition from numerous companies engaged in traditional residential real estate marketing services and we expect online competition to increase in the future from existing and new competitors. Most of our current and potential competitors have substantially greater financial, marketing and technical resources than us, as well as significant operating histories. Accordingly, we may not be able to compete successfully against new or existing competitors. Furthermore, competition may reduce the prices we are able to charge for our services, thereby potentially lowering revenues and margins, which would likely have a material adverse effect on our results of operation and financial condition.

The online residential real estate industry is subject to significant and rapid technological change.

The online residential real estate industry is subject to rapid innovation and technological change, shifting customer preferences, new service introductions and competition from traditional real estate brokerage firms. Competitors in this market have frequently taken different strategic approaches and have launched substantially different products or services in order to exploit the same perceived market opportunity. Although we believe that we are offering a unique solution, there can be no assurance that our services will be competitive technologically or otherwise, or that any other services developed by us will be competitive.

Our ability to compete in this industry will depend upon, among other things, broad acceptance of our services and on our ability to continually improve current and future services we may develop to meet changing customer requirements. There can be no assurance that we will successfully identify new service or product opportunities and develop and bring to the market new and enhanced solutions in a timely manner, that such products or services will be commercially successful, that we will benefit from such development, or that products and services developed by others will not render our products and services noncompetitive or obsolete. If we are unable to penetrate markets in a timely manner in response to changing market conditions or customer requirements, or if new or enhanced products or services do not achieve a significant degree of market acceptance, our business would be materially and adversely affected.

We may be impacted by general economic conditions within the United States residential real estate market.

The residential real estate market has experienced vast fluctuations in recent times. In some years, real estate home sales are brisk, while in other years the residential real estate market has been stagnant. Our ability to attract home sellers and buyers to use our website will, in part, depend upon consumers’ willingness in general to buy or sell a home. When consumers sense that the overall economy is not doing well, they are less likely to make an expensive purchase such as a home.

In addition, unemployment remains at the high levels by historical standards. There also remains an enormous inventory of unsold and vacant homes. In the first quarter of 2014, the US Census Bureau reported there were 17 million vacant homes in the United States.

We have identified material weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud, or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

Our most recent evaluation of our internal controls resulted in our conclusion that our disclosure controls and procedures and that our internal control over financial reporting were not effective. Effective internal controls are necessary for us to provide reliable financial reports. All internal control systems, no matter how well designed, have inherent limitations. Even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. In our case, our failure to achieve and maintain an effective internal control environment could cause us to be unable to produce reliable financial reports or prevent fraud. This may cause investors to lose confidence in our reported financial information, which could in turn have a material adverse effect on our stock price.

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Our lack of an independent audit committee and audit committee financial expert at this time may hinder our board of directors’ effectiveness in fulfilling the functions of the audit committee without undue influence from management and until we establish such committee will prevent us from obtaining a listing on a national securities exchange.

Although our common stock is not listed on any national securities exchange, for purposes of independence we use the definition of independence applied by NASDAQ. Currently, we have no independent audit committee. Our full board of directors functions as our audit committee and is comprised of seven directors, three of whom are considered to be “independent” in accordance with the requirements set forth in NASDAQ Listing Rule 5605(a)(2). An independent audit committee plays a crucial role in the corporate governance process, assessing our Company's processes relating to our risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the board of directors from being independent from management in its judgments and decisions and its ability to pursue the responsibilities of an audit committee without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised. An independent audit committee is required for listing on any national securities exchange, therefore until such time as we meet the audit committee independence requirements of a national securities exchange we will be ineligible for listing on any national securities exchange.

Our board of directors acts as our compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with our financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our board of directors acts as the compensation committee and determines the compensation and benefits of our executive officers, administers our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees. Our lack of an independent compensation committee presents the risk that our executive officer on the board may have influence over his personal compensation and benefits levels that may not be commensurate with our financial performance.

Certain provisions of the General Corporation Law of the State of Delaware, our Amended and Restated Certificate of Incorporation, as amended, and our bylaws may have anti-takeover effects which may make an acquisition of our company by another company more difficult.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination, including mergers and asset sales, with an interested stockholder (generally, a 15% or greater stockholder) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The operation of Section 203 may have anti-takeover effects, which could delay, defer or prevent a takeover attempt that a holder of our common stock might consider in its best interest.

Our Amended and Restated Certificate of Incorporation and bylaws contain provisions that permit us to issue, without any further vote or action by the stockholders, up to 125,000,000 shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers, if any, of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Our bylaws provide that special meetings of stockholders may be called only by the chairman or by our board. Stockholders are not permitted to call a special meeting of stockholders, to require that the board call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.

These provisions on our Amended and Restated Certificate of Incorporation and Bylaw may have anti-takeover effects, which could delay, defer or prevent a takeover attempt that a holder of our common stock might consider in its best interest

We have never paid dividends and have no plans to pay dividends in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of our preferred or common stock and we do not expect to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our preferred or common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock.

Certain of our officers may have a conflict of interest and lack of availability.

Some of our officers, including our Chief Executive Officer and our Chief Financial Officer are currently working for the Company on a part-time basis. Several of the part-time employees also work at other jobs and have discretion to decide what time they devote to our activities, which may result in a lack of availability when needed due to responsibilities at other jobs. We expect that some of these officers may join the Company on a full-time basis, but there can be no assurance given that any or all of our officers will be so employed.

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Our failure to fulfill all of our registration requirements may cause us to suffer liquidated damages, which may be very costly.

Pursuant to the terms of the registration rights agreement that we entered into with the Selling Stockholder, we are required to file this registration statement with Securities and Exchange Commission with respect to securities issued to it (which time period was waived by the Selling Stockholder) within a certain time period, have the registration statement declared effective within a certain time period and maintain the effectiveness of such registration statement. The failure to do so could result in the payment of damages by us. There can be no assurance as to when this registration statement will be declared effective or that we will be able to maintain the effectiveness of any registration statement, and therefore there can be no assurance that we will not incur damages with respect to such agreements.

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USE OF PROCEEDS

All of the Shares covered by this prospectus are being sold by the Selling Stockholder. See “Selling Stockholder.” We will not receive any proceeds from these sales of shares of our common stock. A portion of the Shares covered by this prospectus are issuable upon exercise of warrants to purchase our common stock. Upon any exercise of the warrants for cash, the Selling Stockholder would pay us the exercise price of the warrant. Cash received from exercise of any warrants will be used for general corporate purposes. Additionally, the warrants may be exercised on a cashless basis. If the warrants are exercised on a cashless basis, we would not receive any cash payment from such Selling Stockholder upon any exercise of the warrants.

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OUR BUSINESS

Overview

We are engaged in the business of providing digital media and marketing services for the real estate industry. We currently generate revenue from service fees, product sales, membership fees and advertising revenues. We were formed through the merging of three divisions: (i) our fully licensed real estate division (formerly known as Webdigs); (ii) our TV media contracts (Home Preview Channel /Extraordinary Vacation Homes/) division; and (iii) our Real Estate Virtual Tour and Media group (Realbiz 360). The assets of these divisions were used to create a new suite of real estate products and services that create stickiness through the utilization of video, social media and loyalty programs. At the core of our programs is our proprietary video creation technology which allows for an automated conversion of data (text and pictures of home listings) to a video with voice and music. We provide video search, storage and marketing capabilities on multiple platform dynamics for web, mobile, and TV. Once a home, personal or community video is created using our proprietary technology, it can be published to social media, email or distributed to multiple real estate websites, broadband or television for consumer viewing.

We are engaged in the business of providing digital media and marketing services for the real estate industry. We currently generate revenue from service fees, product sales, membership fees and advertising revenues. We have positioned ourselves in the following areas summarized here and explained in more detail below:

1.	Nestbuilder Agent: This platform allows agents to claim and customize their own web page to be used as a video marketing platform. The site interacts with nestbuilder.com, ezflix and the HAAC allowing agents to create customized video of homes, themselves or community as well as being able to pull other MLS property listings to create specialized marketing messages. Additionally, the agent can view the effectiveness of their marketing efforts through a dashboard that shows multiple statistics including number of views, time spent, origination and lead generation. The agent can also earn points for their marketing actions that can be converted to Home and Away Club rewards dollars. This site will completely empower the real estate agent with content and assets that they can use to pursue prospects and generate leads at a fraction of the cost they are currently paying.

2.	Ezflix Mobile App: The ezflix app is the only mobile/web video editor that pre-integrates with an agent’s listing data, allowing them to edit all of their listing’s data, and convert them into video with live video interstitial capabilities, audio recording and music. Ezflix can then share videos to all social media, email, and multiple other real estate portals including NestBuilder – giving agents a way to personalize their listing videos with entertaining local relevant content. This application, both Web and Mobile, was initially launched in both the Android and iOS versions in January and February 2015. This platform as it evolves will combine our VT (Virtual Tour) and MVA (Microvideo App) platform into one solution and distribute to multiple partners and resellers including Photographer and Videographer service providers’ network. This product integration is expected to be complete by Q2 of 2015.

3.	The Virtual Tour (VT) and Microvideo App (MVA): These programs were developed and implemented to allow agents to access specific video based product strategies that are designed specifically to increase the SEO rank and traffic credit to real estate franchise systems and/or their brokers. This solution gives those franchises and brokers a much needed tool to lower their cost of prospect acquisition. Currently, the strategy is to migrate our current client base of VT users to MVA’s and combine the total core offering into our EzFlix Mobile and Web based application during the second quarter of 2015.

4.	NestBuilder: The world’s largest real estate video portal with over 1.5 million listings and is targeted to grow to over 3 million listings by mid-2015. Unlike other leaders in the space that agents are seeking alternatives to, NestBuilder focuses on building agent’s brands and delivering high-quality leads. They achieve this by offering fully customizable webpages in NestBuilder Agent that will follow their homebuyer throughout the home search, ultimately turning NestBuilder.com into each agent’s very own national portal.

5.	NestBuilder Mobile Search App: The app is currently available in the Google Play Store and should be available in the iOS version by March 2015. The app not only allows consumers to search and view homes in video but additionally allows consumers to enter in their agent’s name, and effectively turn the NestBuilder app into the agent’s very own application where their branding follows the consumer along their home search journey, everywhere they go.

6.	ReachFactor: A recently acquired full-marketing agency that specializes in real estate. ReachFactor offers a variety of solutions to agents and brokers such as web design, digital ad campaigns, blogging, social media management, reputation management, search engine optimization and much more.

7.	Enterprise Video Production: We service some of the largest and well known franchisor accounts in the North America Real Estate Market in compiling listings into a Video format and distributing to those franchisor’s websites, brokers and agents and lead generation platforms 24/7. Some of these multiyear contracts produced over 10 million video listings from 2012-2014 and will be eclipsing that production in 2015 alone. This core area significantly contributes to our growth not only in this core service but continues to allow us access to national databases and directly agents and brokers to allow us access to upgrades and upsell other core products and services.

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8.	Home and Away Club: We excel at beginning and closing the agent-buyer relationship, but the reality of real estate is that the average homebuyer looks for a new home once every 8 years. As a result the majority of consumers have lost touch with their agent by the time their next home purchase happens. That’s why we have created the Home and Away Club so we can offer agents a means to stay in contact once the house is sold with a rewards program. With the Home and Away Club, agents can earn rewards dollars for completing actions as well as purchasing club memberships that can be gifted to their clients. Additionally agents can predetermine times and special events that they wish to have their client accounts topped up. All of the Home and Away Club members introduced by the agent remain part of the agents “circle of clients” with personalized messaging on all gifting of rewards. The rewards dollars allows members to purchase a broad cross section of lifestyle, travel, merchandise and home products at greatly discounted pricing – thereby giving customers real values on products they want.

Background and Industry Trends

We believe that the real estate market is undergoing a dramatic change not dissimilar to that previously experienced by traditional stock brokerages. We believe that the most critical aspect driving this change is the advent of the Internet as a tool for searching for and researching real estate, eliminating the commitments of time and expense involved with visiting multiple properties in person. According to the National Association of Realtors’ 2014 “Member Profile,” 89% of home buyers use the internet to search for a home, up from 74% in 2010. This mirrors the 69% who use a realtor for their search. Note: many buyers use both the internet and a realtor in their search. In addition, home sellers can use the Internet to check home valuations, track the housing market and research comparable sales information. The majority of consumers used the Internet frequently to search for homes (81%), with consumers aged 33 or younger being higher than average (92%) and 59-67 year olds below (although still high at 69%). Searches are often conducted on mobile devices such as iPhones (47%), iPads (40%) or Androids (24%). One of the most significant trends for our business is that 70% of homebuyers search for and watch video home tours. Also, real estate searches on Google have grown 253% over the past four years.

The increased use of technology throughout the entire process of a typical residential real estate transaction is an important development in the real estate market. For instance, electronic communication and electronic data storage permits a real estate brokerage to quickly reproduce standard real estate transaction documents, store such documents and store other important information about customers and properties, and communicate quickly with other parties involved in real estate transactions (e.g., title companies, insurers, surveyors, inspectors and governmental agencies), all of which permits increased efficiencies in the process of buying and selling a home. The technological changes and developments generally make it possible to effect a greater volume of transactions with less effort and expense.

We believe the technological developments in the real estate market and the increased amount of information available to and used by ordinary consumers appear to be circumstances that are similar to those developments that eventually gave rise to the non-traditional stock brokerages which have intruded upon the market dominance of traditional stock brokerages over the past two decades. For example, we note that the non-traditional stock brokerages developed their services and products to compete primarily on the bases of price, consumer effort and technology. Their websites, such as TD Ameritrade or e-Trade, provide not only trading capacity for the average consumer, but also a tremendous amount of information about companies. In this regard, we note that there has recently been a proliferation of various Internet-related real estate businesses that seek to provide either specific and limited services or information relating to residential real estate transactions (e.g., ForSaleByOwner.com, BuyOwner.com, Realtor.com, Trulia.com and Zillow.com). Like the non-traditional stock brokerages, these businesses typically rely on consumer effort, technology and price as the bases for competition. This is the model RealBiz has based its business plan on.

Website and Mobile Applications

RealBiz is utilizing its proprietary technological Intellectual Property along with its industry contracts to create two separate and very important critical paths for real estate professionals and their organizations to follow. By using its video processing capabilities combined with micro-site and website building techniques RealBiz has created an agent/broker micro-site product that leverages best practices in SEO (search engine optimization) on the agent/brokers behalf and delivers a web and mobile friendly rich media experience to consumers. This solution provides the broker a significant increase in organic ranking in local searches, increased site traffic and by doing so, reduces the agent/broker dependency on traditional listing aggregators. Secondly, by leveraging its relationship within the industry, RealBiz has access to a database of over 1.5 million homes. These homes are being converted into video assets and will be part of a real estate portal that unlike other listing aggregators will empower the agents with tools to push information in the form of video (their listings, other listings and useful home buyer/home owner information) to their prospect base. This solution provides the “zero listing” agent (about 70% of the agents in the U.S.) the opportunity to position themselves as a local community expert with listings and information that make him/her an asset to their prospect base. This portal and its tools are designed to provide a much needed sense of control to the agent community while providing a significant decrease in their cost of lead acquisition.

Market and Competition

The National Association of Realtors has approximately 1.2 million members, of which we estimate roughly half are active and associated with at least one real estate brokerage firm.

Presently, Zillow is the largest independent real estate market site, as measured by homes in its database and unique visitors to its website. Zillow at present is the market leader in terms of unique visitors to its website however no one company has yet been able to establish a clearly dominant position. Additionally Zillow is looking to complete its takeover of Trulia. Trulia.com has about 60% of Zillow's traffic and is growing faster year after year. As part of the industry consolidation, NewsCorp recently acquired the 3rd largest real estate portal, Realtor.com. Additionally there are a variety of other websites which have meaningful market share and listing information. We believe that we can carve out a piece of this lucrative market utilizing our innovative agent partnership platform and significant video assets.

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Industry Segments

We currently operate in one primary operating segment, real estate, mainly through web-assisted services.

Seasonality of Business

The residential real estate market has traditionally experienced seasonality, with a peak in the spring and summer seasons and a decrease in activity during the fall and winter seasons. Revenues in each quarter can be significantly affected by activity during the prior quarter, given the time lag between contract execution and closing. A typical real estate transaction has a 30 day lag between contract signing and closing of the transaction.

Environmental Regulation

We are not subject to environmental regulations that have a material effect upon our capital expenditures or otherwise.

Other Regulation

We are subject to governmental regulation by federal, state and local regulatory authorities with respect to our operations. We operate several Internet websites that we use to distribute information about and provide our services and content. Internet services are now subject to regulation in the United States relating to the privacy and security of personally identifiable user information and acquisition of personal information from children under the age of 13, including the federal Child Online Protection Act (COPA) and the federal Controlling the Assault of Non-Solicited Pornography and Marketing Act (CAN-SPAM). In addition, a majority of states have enacted laws that impose data security and security breach obligations. Additional federal and state laws and regulations may be adopted with respect to the Internet or other online services, covering such issues as user privacy, child safety, data security, advertising, pricing, content, copyrights and trademarks, access by persons with disabilities, distribution, taxation and characteristics and quality of products and services. In addition, to the extent we offer products and services to online consumers outside the United States, the laws and regulations of foreign jurisdictions, including, without limitation, consumer protection, privacy, advertising, data retention, intellectual property, and content limitations, may impose additional compliance obligations on us.

RESEARCH AND DEVELOPMENT

The Company spends a significant amount of time and resources in developing new software and improving its current products. The Company has spent $743,000 and $835,000, respectively in research and development in each of the fiscal years ending 2014 and 2013. We believe that 2015 will be a transition year for RealBiz as many of the key products are now complete and are being brought to market.

PROPERTIES

We maintain our principal executive offices at 2690 Weston Road, Suite 200, Weston, FL 33331. The Company’s parent Company, Next 1 Interactive, Inc. leases approximately 6,500 square feet of office space in Weston, Florida pursuant to a lease agreement with Bedner Farms, Inc. of the building located at 2690 Weston Road, Weston, Florida 33331. In accordance with the terms of the lease agreement, the Company is renting the commercial office space, for a term of five years commencing on January 1, 2011 through December 31, 2015. The Company does not currently pay rent to Next 1 Interactive, Inc.

INTELLECTUAL PROPERTY

The Company has been granted perpetual licenses of patents which the Company uses for imaging and streaming tiled images as well as 3D image and warping technologies.

Employees

The Company currently has 20 full-time and three part-time employees.

Corporate Structure and Information

Our principal offices are located at 2690 Weston Road, Suite 200, Weston, FL 33331, and our telephone number at that office is (954) 888-9779. Our website address is www.realbizmedia.com. The information contained on our website or that can be accessed through our website does not constitute part of this document.

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On October 9, 2012, we completed a share exchange (the “Exchange Transaction” ) with Next 1 Interactive, Inc., a Nevada corporation (“Next 1”), that was contemplated by that certain Share Exchange Agreement entered into on April 4, 2012 (the “Exchange Agreement”) pursuant to which we received all of the outstanding equity in Attaché Travel International, Inc., a Florida corporation and wholly owned subsidiary of Next 1 (“Attaché”) in consideration of our issuance to Next 1 of 93 million shares of our newly designated Series A Convertible Preferred Stock (our “Series A Stock). Attaché owns approximately 80% of a corporation named RealBiz Holdings Inc. which is the parent corporation of RealBiz 360, Inc. As a condition to the closing of the Exchange Transaction, on October 3, 2012, we changed our name from “Webdigs, Inc.” to “RealBiz Media Group, Inc.”, by engaging in a short-form parent-subsidiary merger in the State of Delaware. Bill Kerby, our Chief Executive Officer is also the Chief Executive Officer of Next 1 and our Chief Financial Officer, Adam Friedman is also the Chief Financial Officer of Next 1.

Dividends

We have not paid any dividends on our common stock and do not anticipate paying any such dividends in the near future. Instead, we intend to use any earnings for future acquisitions and expanding our business. Nevertheless, at this time there are not any restrictions on our ability to pay dividends on our common stock.

Our Common Stock Listing and Holders

Our common stock is listed on the OTCQB under the symbol RBIZ. Our stock began trading under the symbol “WBDG” on December 19, 2008 and changed to “RBIZ” on October 5, 2012. The following table shows our high and low closing prices of our common stock at the end of each quarter for the fiscal years 2014 and 2013 and the end of the first and second quarter of fiscal year 2015.

Period	High Price	Low Price

April 30, 2015	$0.39	$0.08
January 31, 2015	$0.37	$0.11

Fiscal Year Ended October 31, 2014
First Quarter	$2.60	$0.92
Second Quarter	$1.00	$0.13
Third Quarter	$0.27	$0.11
Fourth Quarter	$0.18	$0.07

Fiscal Year Ended October 31, 2013
First Quarter	$3.00	$1.50
Second Quarter	$3.90	$1.13
Third Quarter	$2.46	$0.34
Fourth Quarter	$4.65	$1.10

Our closing stock price on May 12, 2015 was $0.08. As of the date of this filing, we had approximately 466 holders of record of our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

The table below sets forth certain information, as of the close of business on October 31, 2014, regarding equity compensation plans (including individual compensation arrangements) under which our securities were then authorized for issuance.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (excluding securities reflected in column a)

Equity compensation plans approved by shareholders	-	N/A	-

Restricted Stock Plan and Stock Option equity compensation plans not approved by shareholders (1)	-	-	-

(1)	Presently, we are not required by applicable state law or the listing standards of any self-regulatory agency (e.g., the OTCQB, NASD, NYSE MKT or NYSE) to obtain the approval of our security holders prior to issuing any such compensatory options, warrants or other rights to purchase our securities.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 The following discussion should be read in conjunction with our audited consolidated financial statements and related notes that appear elsewhere in this filing.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements made in this section of our report are forward-looking statements. These forward-looking statements generally relate to and are based upon our current plans, expectations, assumptions and projections about future events. Our management currently believes that the various plans, expectations, and assumptions reflected in or suggested by these forward-looking statements are reasonable. Nevertheless, all forward-looking statements involve risks and uncertainties and our actual future results may be materially different from the plans, objectives or expectations, or our assumptions and projections underlying our present plans, objectives and expectations, which are expressed in this section.

In light of the foregoing, prospective investors are cautioned that the forward-looking statements included in this filing may ultimately prove to be inaccurate—even materially inaccurate. Because of the significant uncertainties inherent in such forward-looking statements, the inclusion of such information should not be regarded as a representation or warranty by RealBiz Media Group, Inc. or any other person that our objectives, plans, expectations or projections that are contained in this filing will be achieved in any specified time frame, if ever. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document. The risks discussed in the Item 1A of this filing should be considered in evaluating our prospects and future performance. Those risks and uncertainties include:

•	our ability to achieve profitability;
•	our ability to continue as a going concern;
•	our ability to obtain adequate funding;
•	our dependence upon certain members of management;
•	our ability to obtain sufficient market acceptance of our services; our dependence upon third parties;
•	our dependence upon our information and technology systems;
•	our ability to protect our intellectual property;
•	the ability of our board of directors to issue additional shares of capital stock, including preferred stock;
•	the limited public market for our common stock;
•	our ability to comply with governmental regulations;
•	our ability to access the Multiple Listing System;
•	our ability to compete in the market;
•	our ability to implement and adjust to technological changes;
•	the impact of general economic conditions within our industry;
•	our ability to remediate our weaknesses in internal controls;
•	our lack of an independent audit or compensation committee;

General Overview

 We are engaged in the business of providing digital media and marketing services for the real estate industry. We currently generate revenue from service fees, product sales, membership fees and advertising revenues. We currently offer technology to agents in an effort to help them attract customers such as platforms to customize their own web pages, mobile apps that integrate agent’s listing data with video, a visual tour app, a video portal of real estate listings and marketing services. We have positioned ourselves in the following areas summarized here and explained in more detail below:

1.	NestbuilderTM Agent: This platform allows agents to claim and customize their own web page to be used as a video marketing platform.

2.	Ezflix Mobile App: The ezflix app is the only mobile/web video editor that pre-integrates with an agent’s listing data, allowing them to edit all of their listing’s data, and convert them into video with live video interstitial capabilities, audio recording and music.

3.	The Virtual Tour (VT) and Microvideo App (MVA): These programs were developed and implemented to allow agents to access specific video based product strategies that are designed specifically to increase the SEO rank and traffic credit to real estate franchise systems and/or their brokers.

4.	NestBuilder: The world’s largest real estate video portal with over 1.5 million listings and is targeted to grow to over 3 million listings by mid-2015.

5.	NestBuilder Mobile Search App: The app, available in the Google Play Store and the Apple Store, not only allows consumers to search and view homes in video but additionally allows consumers to enter in their agent’s name, and effectively turn the NestBuilder app into the agent’s very own application where their branding follows the consumer along their home search journey, everywhere they go.

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6.	ReachFactor: A recently acquired full-marketing agency that specializes in real estate and offers a variety of solutions to agents and brokers such as web design, digital ad campaigns, blogging, social media management, reputation management, search engine optimization and much more.

7.	Enterprise Video Production: We service some of the largest and well known franchisor accounts in the North America Real Estate Market in compiling listings into a Video format and distributing to those franchisors websites, brokers and agents and lead generation platforms 24/7.

8.	Home and Away Club: Offers agents a means to stay in contact once the house is sold with a rewards program.

The Share Exchange

On October 9, 2012, we completed a share exchange (the “Exchange Transaction” ) with Next 1 Interactive, Inc., a Nevada corporation (“Next 1”),that was contemplated by that certain Share Exchange Agreement entered into on April 4, 2012 (the “Exchange Agreement”) pursuant to which we received all of the outstanding equity in Attaché Travel International, Inc., a Florida corporation and wholly owned subsidiary of Next 1 (“Attaché”) in consideration of our issuance to Next 1 of 93 million shares of our newly designated Series A Convertible Preferred Stock (our “Series A Stock). Attaché owns approximately 80% of a corporation named RealBiz Holdings Inc. which is the parent corporation of RealBiz 360, Inc. (“RealBiz”). As a condition to the closing of the Exchange Transaction, on October 3, 2012, we changed our name from “Webdigs, Inc.” to “RealBiz Media Group, Inc.”, by engaging in a short-form parent-subsidiary merger in the State of Delaware. Bill Kerby, our Chief Executive Officer is also the Chief Executive Officer of Next 1 and our Chief Financial Officer, Adam Friedman is also the Chief Financial Officer of Next 1.

Coincident with the closing of the Exchange Transaction, we converted all of our outstanding debt, payables and liabilities owed to Robert A. Buntz, Jr. (“Buntz”) and Edward Wicker (“Wicker”) into an aggregate of 7 million shares of Series A Stock. Specifically, Mr. Buntz received 5,983,600 shares of Series A Stock upon his conversion of approximately $401,498 in liabilities we owed him, and Wicker received 1,016,400 shares of Series A Stock upon his conversion of approximately $53,356 in liabilities we owed him. Mr. Buntz was a director of our Company until his resignation of March 31, 2014. At the closing of the Exchange Transaction, Mr. Wicker resigned his position as a director of our Company and as our Chief Financial Officer. The Preferred A Shares for Mr. Buntz were converted to 5,990,238 Common Shares on February 27, 2013.

As a result of the Exchange Transaction and the conversion of liabilities referred to above, the shareholders of our Company before the Exchange Transaction retained approximately 365,176 shares of common stock (after giving effect to a reverse split effected as of May 3, 2012), representing approximately ..364% of our issued and outstanding shares of capital stock (both common and preferred) immediately after the Exchange Transaction.

On March 16, 2012, we sold the “Webdigs” domain, technology and certain trademarks to Fiontrai II, LLC for $15,000. These assets, which were held in Webdigs, LLC, included US Trademark No. 3,461,665 “Webdigs”, along with www.webdigs.com domain name and the original webdigs.com website software and technology developed by MoCo, Inc. Included in this transaction was a royalty agreement whereby Webdigs could receive royalty payments from Fiontrai upon its licensing the technology to other third parties. Also included in this transaction was a royalty agreement for which Fiontrai II paid $1,000.00 (part of the total $15,000). Mr. Buntz purchased the royalty agreement from us in exchange for a principal reduction of his loan to the Company of $5,000.

Subsequent Events.

The Company has evaluated subsequent events occurring after the balance sheet date and has identified the following:

During February and March 2015, the Company:

•	On February 26, 2015, the our parent Company, Next 1, entered into an exchange agreement whereby it exchanged $441,403 of Next 1 debt, Next 1 Series A Preferred and Next 1 Series C Preferred for the issuance of 5,514,030 shares of our common stock;

•	received $195,000 in proceeds and issued convertible promissory notes with interest rates of 12% per annum, maturity dates of December 31, 2016 and with a range of fixed rate conversion features;

•	received $45,000 in proceeds and issued 450,000 shares of common stock; and

•	On March 26, 2015, the Company obtained a Bridge Loan from the Donald P. Monaco Insurance Trust for $75,000. The loan has an interest rate of 6% and payment was due on or before April 30, 2015.

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Results of Operations for the Year Ended October 31, 2014 Compared to the Year Ended October 31, 2013

The following information should be read in conjunction with the audited financial statements and notes thereto appearing elsewhere in this Annual Report.

Revenues

Despite a 15.5% increase in total revenue in the fourth quarter 2014 from the third quarter of 2014, our total revenues decreased 5% to $1,090,674 for the year ended October 31, 2014, compared to $1,145,540 for the year ended October 31, 2013, a decrease of $54,866. The decrease is the result of the Company's shifting away from the legacy virtual tour business towards its rollout of its new technology products and its offer to agents of a free trial period before charging fees for the use of new products.

Cost of Revenue

Cost of revenues increased 588% to $414,652 for year ended October 31, 2014, compared to $60,297 for the year ended October 31, 2013, an increase of $354,355. This is predominately due to the amortization of the cost of the Nestbuilder website placed in service in March 2014 which has been classified as a cost of sale as the website is considered a revenue producing tool for the Company.

Operating Expenses

Our operating expenses, include salaries and benefits, selling and promotion, general and administrative expenses, increased 9% to $5,230,209 for the year ended October 31, 2014, compared to $4,791,247 for the year ended October 31, 2013, an increase of $438,962.This increase was substantially due to an increase in consulting fees of $228,831 and to a lesser extent due an increase in investor relations of $136,472, impairment to ReachFactor intangible assets of $125,000, amortization of intangible assets of $99,996, audit and accounting fees of $84,059, webhosting of $41,230, legal and professional fees of $26,982, depreciation of $13,576 and bank charges of $11,853. This was partially offset by a decrease in salaries and benefits of $78,825, bad debt of $76,823, office expense of $73,109, filing fees of $66,520 and to a lesser extent a decrease in rent of $16,081, telephone of $13,436 and miscellaneous operating expense of $4,243.

Other Income (Expenses)

Our other expenses decreased 12% to $51,140 for year ended October 31, 2014, compared to $58,085 of other expenses for year ended October 31, 2013, a decrease of $6,945. This decrease was substantially due to a decrease in interest expense to $3,919 for the year ended October 31, 2014, compared to $442,341for the year ended October 31, 2013, a decrease of $ 438,422 due to the lack of amortization of the beneficial conversion feature in the current fiscal year as compared to the prior fiscal year; and to a lesser extent an increase in other income to $176,100 for the year ended October 31, 2014, compared to other expense of $640 for the year ended October 31, 2013, an increase of $176,740 primarily consisting of proceeds received from a grant program in Canada to encourage research and development, and a gain on change of fair value of derivatives of $9,323 not existing in the prior fiscal year. This was partially offset by no gain on forgiveness of notes payable and accrued liabilities in the current fiscal year versus $384,304 in the prior fiscal year and to a lesser extent initial derivative liability expense of $234,303 due to the existence of an embedded derivative liability from a convertible promissory note executed during the current fiscal year end.

Net Loss

We had a net loss of $4,605,327 for the year ended October 31, 2014, compared to net loss of $3,764,089 for the year ended October 31, 2013, an increase of $841,238. The increase in loss from 2013 to 2014 was primarily due to an increase of $519,835 in the amortization of intangible assets, consulting fees of $228,831 and impairment of ReachFactor intangible assets of $125,000.

Assets and Employees; Research and Development

We do not currently anticipate purchasing any equipment or other assets in the near term, however, as we expand operations, we will need additional equipment and employees to create and market our products.

Liquidity and Capital Resources; Anticipated Financing Needs

At October 31, 2014, we had $20,066 cash on-hand, a decrease of $1,284,308 from $1,304,374 at the start of fiscal 2014. The decrease in cash was due primarily to operating expenses, website development costs and advances to affiliates. The Company continues to raise capital through equity financings and has raised an additional $1.0 million since October 31, 2014.

Net cash used in operating activities was $2,306,959 for the year ended October 31, 2014, an increase of $148,083 from $2,158,876 used during the year ended October 31, 2013. This increase was primarily due to an increase in amortization of intangibles, impairment of ReachFactor intangible assets, initial derivative liability expense and stock based compensation and consulting fees.

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Net cash used in investing activities increased to $749,580 for the year ended October 31, 2014, compared to $470,506 for the year ended October 31, 2013, an increase of $279,074 primarily due to incurring website and software development costs and to a lesser extent the purchase of computer equipment.

Net cash provided by financing activities decreased by $2,197,740 to $1,712,974, for the year ended October 31, 2014, compared to $3,910,714 for the year ended October 31, 2013. This decrease was primarily due to the net decrease of proceeds in the issuance of common stock and the exercise of warrants of $2,366,812 offset by increases in proceeds, net of payments, of $169,072 received for convertible promissory notes, loans and subscription advances.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We have identified the policies below as critical to our understanding of the results of our business operations. We discuss the impact and any associated risks related to these policies on our business operations throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

In the ordinary course of business, we have made a number of estimates and assumptions in preparing our financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ significantly from those estimates and assumptions. The following critical accounting policies are those that are most important to the portrayal of our consolidated financial statements. These policies require our most difficult, subjective, and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. For a summary of all of our significant accounting policies, including the critical accounting policies discussed below, refer to Note 1 ― “Summary of Significant Accounting Policies” included in the “Notes to Consolidated Financial Statements”,

We consider the following accounting policies to be those most important to the portrayal of our results of operations and financial condition:

Revenue Recognition. Real estate brokerage revenues were recognized at the closing of a real estate transaction. Fees due to third party real estate agents or clients are accrued at the time of closing and treated as an offset to gross revenues.

Income Taxes. The Company accounts for income taxes using an asset and liability approach to financial accounting and reporting for income taxes. Accordingly, deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount in the consolidated financial statements. Deferred tax amounts are determined using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted tax law. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change in deferred tax assets and liabilities during the period. The Company has recorded a full valuation allowance for its net deferred tax assets as of October 31, 2014 and 2013 because realization of those assets is not reasonably assured.

The Company will recognize a financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

The Company believes its income tax filing positions and deductions will be sustained upon examination and, accordingly, no reserves, or related accruals for interest and penalties has been recorded at October 31, 2014 and 2013.

Share-Based Compensation. The Company accounts for stock incentive plans by measurement and recognition of compensation expense for all stock-based awards based on estimated fair values, net of estimated forfeitures. Share-based compensation expense recognized for the years ended October 31, 2014 and 2013 includes compensation cost for restricted stock awards and stock options. The Company uses the Black- Scholes option-pricing model to determine the fair value of options granted as of the grant date.

Accounts Receivable. The Company provides its marketing and promotional services to agents or brokers via a web-based portal that allows for credit card payments. The Company recognizes accounts receivable for amounts uncollected from the credit card service provider at the end of the accounting period. The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses, and such losses traditionally have been within its expectations. For the years ended October 31, 2014 and 2013, the Company determined the allowance for doubtful accounts to be $-0- and $76,823, respectively.

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Office Equipment and Fixtures. Office equipment and fixtures are recorded at cost. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in operating income.

Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets as follows:

Office equipment	2 to 5 years
Furniture and fixtures	3 to 7 years

Intangible Assets.

On October 3, 2012, Next 1 Interactive, Inc. (“Next 1”) entered a securities exchange agreement and exercised the option purchase agreement to purchase 664.1 common shares of Real Biz Holdings, Inc. Next 1 applied $300,000 of cash, issued a Series D Preferred stock subscription agreement for 380,000 shares and agreed to a $50,000 thirty day (30) day post-closing final buyout bringing the total value of the agreement to $2,250,000.

Next 1 accounted for the acquisition utilizing the purchase method of accounting in accordance with ASC 805 “Business Combinations.” Next 1 is the acquirer for accounting purposes and Real Biz Holdings, Inc. is the acquired Company. Accordingly, Next 1 applied push-down accounting and adjusted to fair value all of the assets and liabilities directly on the financial statements of the subsidiary, Real Biz Holdings, Inc.

The net purchase price, including acquisition costs paid by Next 1, was allocated to assets acquired and liabilities assumed on the records of the Next 1 as follows:

Cash	$34,366
Other current assets	40,696
Intangible asset	4,796,178
4,871,240

Accounts payable, accrued expenses and other miscellaneous payables	2,330,846
Deferred revenue	48,569
Convertible notes payable to officer	241,825
2,621,240
Net purchase price	$2,250,000

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (for example, insurance contracts or lease contracts). This ASU will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the codification. Additionally, this ASU supersedes some cost guidance included in Subtopic 605-35, Revenue Recognition-Construction-Type and Production-Type Contracts. The guidance's core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the revenue principles, an entity will identify the performance obligations, determine the transaction price, allocate the transaction price to the performance obligations and recognize revenue when the performance obligation is satisfied. The ASU further states that an entity should disclose sufficient information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in this ASU are effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2016, for public companies. Early adoption is not permitted. The Company is still evaluating the provisions of ASU 2014-09 and its impact on the Company's consolidated financial position, results of operations or cash flows.

In April 2014, the FASB issued ASU 2014-08, “Presentation of Financial Statements and Property, Plant, and Equipment,” (ASU 2014-08). This ASU changes the threshold for reporting discontinued operations and adds new disclosures. The new guidance defines a discontinued operation as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on our operations and financial results.” For disposals of individually significant components that do not qualify as discontinued operations, the Company must disclose pre-tax earnings of the disposed component. This guidance is effective for us prospectively for all disposals (or classifications as held for sale) of components of an entity that occur within annual periods beginning on or after December 15, 2014, and interim periods within those years. Early adoption is permitted, but only for disposals (or classifications as held for sale) that have not been reported in financial statements previously issued or available for issuance. The Company does not expect the adoption of this guidance to have a material impact on our consolidated financial statements.

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 Seasonality of Business

The residential real estate market has traditionally experienced seasonality, with a peak in the spring and summer seasons and a decrease in activity during the fall and winter seasons. Revenues in each quarter can be significantly affected by activity during the prior quarter, given the time lag between contract execution and closing. A typical real estate transaction has a 30 day lag between contract signing and closing of the transaction.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Results of Operations for the Three Months Ended January 31, 2015 Compared to Three Months Ended January 31, 2014

Revenues

Our total revenues increased 19% to $292,656 for the three months ended January 31, 2015, compared to $246,054 for the three months ended January 31, 2014, an increase of $46,602. The increase in sales is the reflection of additional revenue reported and collected from Century 21 Corporate automated videos contract that automatically uploads to their website along with the additional income added to the current ERA Corporate contract to host and store videos automatically created and posted to their corporate website.

Operating Expenses

Our operating expenses, which include cost of revenue, technology and development, salaries and benefits, selling and promotion and general and administrative expenses decreased to $1,684,029 for the three months ended January 31, 2015, compared to $1,704,674 for the three months ended January 31, 2014, a decrease of $20,645. This decrease was substantially due to internal re-organization effecting a decrease use of contractors resulting a decrease in consulting fees of $385,797 and to a lesser extent: a decrease in travel and entertainment of $62,346 due to the reduction in corporate travel needs and increased use of telephone and video conference meetings, a decrease in selling and promotions of $48,949, a decrease in miscellaneous operating expense of $28,727, a decrease in cost of revenue of $9,356 and a decrease in insurance of $17,742; this was offset by an increase in technology and development of $292,623 due to website maintenance and amortization of the Nestbuilder website and to a lessor extent: an increase in investor relations of $82,682 due to the Company's increased reliance on investor relations firms to find investors for the Company's financing needs, an increase in salaries and benefits of $78,804 predominantly due to the hiring of a new Chief Technology Officer, a Client Success Manager, and a Drupal developer as these positions did not exist at fiscal 2014, an increase legal and professional fees of $40,662 and amortization of intangible assets other than website development costs of $37,500.

Other Income (Expenses)

Our other income decreased 4,221% to $273,699 of other expenses for the three months ended January 31, 2015, compared to $6,642 of other income for the three months ended January 31, 2014, an decrease of $280,341. This decrease was substantially due to an increase in the loss on change in fair value of derivatives.

Net Loss

We had a net loss of $1,665,072 for the three months ended January 31, 2015 , compared to net loss of $1,451,978 for the three months ended January 31, 2014, an increase of $213,094. The increase in net loss from 2015 to 2014 was substantially due to an increase in technology and development of $292,623 and to a lesser extent an increase in investor relations of $82,682 and an increase in salaries and benefits of $78,804; this was offset by a decrease in consulting fees of $385,797 and to a lesser extent: a decrease in travel and entertainment of $62,346, a decrease in selling and promotions of $48,949 along with other factors noted above.

Assets and Employees; Research and Development

We do not currently anticipate purchasing any equipment or other assets in the near term, however, as we expand operations, we will need additional equipment and employees to create and market our products.

Liquidity and Capital Resources; Anticipated Financing Needs

At January 31, 2015, the Company had $141,204 cash on-hand, an increase of $121,138 from $20,066 at the end of fiscal 2014. The increase is primarily due to the increase of proceeds received from convertible promissory notes offset by the payment of operating expenses.

Net cash used in operating activities was $865,115 for the three months ended January 31, 2015, a decrease of $530,195 from $1,395,310 used during the three months ended January 31, 2014. This increase was mainly due to a decrease due from affiliates offset by stock based compensation and consulting fees, amortization and depreciation and loss on change in fair value of derivative liabilities.

We have financed our operations since inception primarily through proceeds from equity financings and revenue derived from operations. During the three months ended January 31, 2015, we raised $1,010,000 from issuance of convertible promissory notes and from the sale of common stock and warrants. Our continued operations will primarily depend on our ability to raise additional capital from various sources including equity and debt financings, as well as our revenue derived from operations. We can give no assurances that any additional capital that we are able to obtain will be sufficient to meet our needs or will be on favorable terms. Based on our current plans, we believe that our cash provided from the above sources will be sufficient to enable us to meet our planned operating needs for the next 12 months.

We have based our estimate on assumptions that may prove to be wrong. We may need to obtain additional funds sooner or in greater amounts than we currently anticipate. Potential sources of financing include strategic relationships, public or private sales of our shares or debt and other sources. We may seek to access the public or private equity markets when conditions are favorable due to our long-term capital requirements. We do not have any committed sources of financing at this time, and it is uncertain whether additional funding will be available when we need it on terms that will be acceptable to us, or at all. If we raise funds by selling additional shares of common stock or other securities convertible into common stock, the ownership interest of our existing stockholders will be diluted. If we are not able to obtain financing when needed, we may be unable to carry out our business plan. As a result, we may have to significantly limit our operations and our business, financial condition and results of operations would be materially harmed.

DETERMINATION OF OFFERING PRICE

The Selling Stockholder will determine at what price it may sell the offered Shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

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SELLING STOCKHOLDER

We have prepared this prospectus to allow the Selling Stockholder or its successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 7,475,000 shares of our common stock. This prospectus covers the offer and disposition by the Selling Stockholder identified below, or its transferee(s), of a total of 7,475,000 shares of our common stock. All of the shares of common stock being offered under this prospectus were acquired by the Selling Stockholder in connection with private financings.

The securities upon which the shares of common stock may be issued have been sold to the Selling Stockholder in private financings pursuant to an exemption from registration provided by Rule 506 of Regulation D under the Securities Act. In connection with the private financings, the investor entered into registration rights agreements with the Selling Stockholder pursuant to which we agreed to file a registration statement to register the Shares. The investor made to us certain representations, warranties, covenants, and conditions customary for private placement investments to accredited investors.

The table below presents information regarding the Selling Stockholder and the Shares that it may sell or otherwise dispose of from time to time under this prospectus. The table is based on information supplied to us by the Selling Stockholder and reflects holdings as of April 23, 2015. Percentages of beneficial ownership are based upon 7,475,000 shares of common stock outstanding as of April 23, 2015. Beneficial ownership is determined under Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act of 1934”) and generally includes voting or investment power with respect to securities and including any securities that grant the Selling Stockholder the right to acquire common stock within 60 days of April 23, 2015.

Under the terms of certain outstanding convertible securities of the Company, a stockholder may not convert or exercise such securities to the extent such conversion or exercise would cause such stockholder, together with its affiliates, to beneficially own a number of shares of common stock that would exceed 4.99% or 9.99% (as applicable) of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion or exercise of convertible securities which have not been converted or exercised. The number of shares listed in the second column of the table lists the number of shares of our common stock beneficially owned by the Selling Stockholder without reflecting any such limitation. However, the percentage set forth in the third column does reflect this limitation.

The fourth column lists the shares of common stock being offered by this prospectus by the Selling Stockholder. Because the conversion price of the convertible notes and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The last two columns assume the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

We do not know when or in what amounts the Selling Stockholder may sell or otherwise dispose of the Shares covered hereby. We currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the Shares by it other than the registration rights agreements described below. The Selling Stockholder might not sell any or all of the Shares covered by this prospectus or may sell or dispose of some or all of the Shares other than pursuant to this prospectus. Because the Selling Stockholder may not sell or otherwise dispose of some or all of the Shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the Shares, we cannot estimate the number of the Shares that will be held by the Selling Stockholder after completion of the offering. See “Plan of Distribution.”

Neither the Selling Stockholder nor any of its affiliates has held any position or office or had any other material relationship with us in the past three years except as described in the footnotes to the table.

The Shares being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the Selling Stockholder named below.

The Selling Stockholder, or its partners, pledgees, donees, transferees or other successors that receive the Shares and their corresponding registration in accordance with the registration rights agreement to which the Selling Stockholder is party, may sell up to all of the Shares shown in the table below under the heading “Total Shares Offered By Selling Stockholder in the Offering Covered by this Prospectus” pursuant to this Prospectus in one or more transactions from time to time as described below under “Plan of Distribution.” However, the Selling Stockholder is not obligated to sell any of the Shares offered by this prospectus.

Information about the Selling Stockholder may change from time to time. Any changed information with respect to which we are given notice will be included in prospectus supplements.

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Name of Selling Stockholder	Shares Beneficially Owned Before the Sale of all Shares Covered by this Prospectus		Percentage of Beneficial Ownership Before the Sale of all Shares Covered by this Prospectus	Total Shares Offered By Selling Stockholder in the Offering Covered by this Prospectus	Shares Beneficially Owned After the Sale of all Shares Covered by this Prospectus	Percentage of Beneficial Ownership After the Sale of all Shares Covered by this Prospectus

Himmil Investments, Ltd. (1)	7,475,000	(2)	4.99%	7,475,000	0	*	%

Total	7,475,000		4.99%	7,475,000	0	*	%

* less than 1%

(1)	Arthur C. Price has voting and investment power with respect to the securities owned by Himmil Investments, Ltd. Mr. Price disclaims beneficial ownership of these securities. The address of Himmil Investments, Ltd. is Rodus Building, 4th Floor, Road Town, Tortola, British Virgin Islands.
(2)	Consists of 6,500,000 shares of common stock issuable upon conversion of convertible promissory notes and 975,000 shares of common stock upon exercise of warrants.

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DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Directors, Executive Officers and Other Key Employees

Name	Age	Position(s)	Independent Director
Bill Kerby	57	Director (Chairman), Chief Executive Officer	No

Adam Friedman	50	Chief Financial Officer	N/A

Donald Monaco	62	Director	Yes

Steven Marques	54	Chief Revenue Officer	N/A

Pat LaVecchia	48	Director	Yes

Doug Checkeris	58	Director , Former Chief Marketing Officer	No

Keith A. White	53	Director	Yes

Arun Srinivasan	43	Director, Chief Marketing Officer, Former Chief Technology Officer	No

Alex Aliksanyan	66	Director, Chief Information Officer and Chief Operating Officer	No

Biographies for the members of our Board of Directors and our management team are set forth below:

William Kerby – Chief Executive Officer and Chairman:

On December 21, 2012, the board of directors of the Company appointed William Kerby, age 57, to the position of Chief Executive Officer and Chairman of the Board of the Company. Mr. Kerby is the founder of Next 1, Interactive, Inc. From 2008 to present, he has been the architect of the Next 1 model, overseeing the development and operations of the Travel, Real Estate and Media divisions of the company. From 2004 to 2008, Mr. Kerby served as the Chairman and CEO of Extraordinary Vacations Group whose operations included Cruise & Vacation Shoppes, Maupintour Extraordinary Vacations and the Travel Magazine - a TV series of 160 travel shows. From 2002 to 2004 Mr. Kerby was Chairman of Cruise & Vacation Shoppes after it was acquired by a small group of investors and management from Travelbyus. Mr. Kerby was given the mandate to expand the operations focusing on a “marketing driven travel model.” In June 2004 Cruise & Vacation Shoppe was merged into Extraordinary Vacations Group. From 1999 to 2002 Mr. Kerby founded and managed Travelbyus, a publicly traded company on the TSX and NASD Small Cap. The launch included an intellectually patented travel model that utilized technology-based marketing to promote its travel services and products. Mr. Kerby negotiated the acquisition and financing of 21Companies encompassing multiple tour operators, 2,100 travel agencies, media that included print, television, outdoor billboard and wireless applications and leading edge technology in order to build and complete the Travelbyus model. The company had over 500 employees, gross revenues exceeding $3 billion and a Market Cap over $900 million. Prior to this Mr. Kerby founded Leisure Canada – a company that included a nationwide Travel Agency, international tour operations, travel magazines and the Master Franchise for Thrifty Car Rental British Columbia .

The Board believes that Mr. Kerby’s vast knowledge of the industry and extensive experience in senior corporate positions make him ideally qualified to help lead the Company. His executive leadership and operational experience provide him with a broad understanding of the operational, financial and strategic issues facing public companies. His service with other public companies provides him with extensive corporate governance knowledge.

Adam Friedman - Chief Financial Officer:

On December 21, 2012, the board of directors of the Company appointed Adam Friedman, age 50, to the position of Chief Financial Officer of the Company. Mr. Friedman has served as the Chief Financial Officer of Next 1 Interactive, Inc. since 2010. From 2006 to 2010, Mr. Friedman had previously served as Chief Financial Officer, Corporate Secretary, and Controller for MDwerks, Inc. (“MDwerks”) where his responsibilities included overseeing the company’s finances, human resources department, U.S. Securities and Exchange Commission compliance, and Sarbanes-Oxley compliance. Prior to joining MDwerks, Mr. Friedman served as the Vice President of Finance for CSA Marketing, Inc. from 2005 to 2006. For the eleven years prior to 2005, Mr. Friedman served as the Business Manager/Controller and Director of Financial Planning at the GE/NBC/Telemundo Group, Inc. Mr. Friedman also worked as a Senior Financial Analyst for Knight-Ridder, Inc. and as an Audit Senior Accountant for KPMG Peat Marwick. Mr. Friedman received his MBA from St. Thomas University and his BSM from Tulane University.

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Don Monaco - Director:

On December 21, 2012, the Company appointed Don Monaco, 62, as a member of its Board of Directors. Since 2005, Mr. Monaco has been the principal owner of Monaco Air Duluth, LLC, a full service, fixed-base operator aviation services business at Duluth International Airport serving airline, military and general aviation customers. Mr. Monaco spent over 18 years as a Partner and Senior Executive and 28 years as an international information technology and business management consultant with Accenture in Chicago, Illinois. Mr. Monaco also serves as a Commissioner on the Metropolitan Airports Commission in Minneapolis-St. Paul and as a Commissioner of the Duluth Economic Development Authority. Mr. Monaco is also the President of the Monaco Air Foundation, Chairman of the Miller-Dwan Foundation, Treasurer of Honor Flight Northland, Treasurer of the Duluth Aviation Institute, Co-Chair of the Northern Aero Alliance, a Director for the Destination Duluth nonprofit corporation, a member of the Duluth Chamber of Commerce Military Affairs Committee, and a member of Lake Superior College's Center for Advanced Aviation Advisory Committee.

The Company believes that Mr. Monaco’s senior management and information technology experience qualifies him to be a member of the Board.

Doug Checkeris - Director:

On December 21, 2012, the Company appointed Doug Checkeris, 58, as a member of its Board of Directors. Mr. Checkeris is currently a Director of Cieslok Outdoor, a privately held digital outdoor media company, a Partner/Founder of Unreal Gaming Inc., a Pennsylvania based company that is building a platform to serve the online business for money gaming operators and casinos, and a Partner at GNR8R Media Group, a Toronto based marketing company that envisions, designs and orchestrates 21st Century operating systems.  Mr. Checkeris is a Senior Media and Advertising Executive with nearly three decades of hands-on management in all facets of interactive media. Doug’s work experience includes 14 years of service with Mediacom where he rose through the ranks to become the CEO for Mediacom North America.  With close to $18 billion in global billings, 4,600 employees, and 116 offices in 89 countries, Mediacom provides and specializes in business-building media solutions for some of the world’s largest, well-known advertisers. Previous to Mediacom, Doug started his career in a media company in Toronto, Canada, and was a partner when the company was acquired by Grey Worldwide and the WPP.

Mr. Checkeris’ media and advertising experience qualifies him to be a member of the Board. His executive leadership experience provides him with valuable experience.

Arun Srinivasan – Chief Marketing Officer and Director:

On May 27, 2014, the board of directors of the Company appointed Arun Srinivasan, to the position of Chief Marketing Officer and Chief Technology Officer as well as a Director of the Company. In 2008, Mr. Srinivasan co-founded ReachFactor Inc., an award-winning social media and reputation marketing platform for real estate agents and brokerages.  From 2008 to present, he served as Chief Operating Officer of ReachFactor, overseeing all aspects of its operations as it grew to serve thousands of agents and brokerages across the country. From 1998 to 2008, he was the co-founder and Chief Technology Officer of BroadSpire Inc., one of the largest private website hosting and online marketing companies with over 250,000 clients internationally. In this role, he oversaw service delivery for all clients which included companies such as Paramount Pictures, Boston Beer Company, HBO, Dreamworks, and many of the Fortune 500. Mr. Srinivasan received his Bachelor's Degree in Economics from Yale University.

The Company believes that Mr. Srinivasan’s marketing and technology experience make him uniquely qualified to act as a director.

Pat LaVecchia - Director:

On March 31, 2014, the Company appointed Pat LaVecchia as a member of its board of directors. Mr. LaVecchia has been a founding principal and Managing Member of LaVecchia Capital LLC (“LaVecchia Capital”), a merchant banking and investment firm, since 2007 and has over 20 years of experience in the financial industry. Mr. LaVecchia has built and run several major Wall Street groups and has extensive expertise in capital markets, including initial public offerings, secondary offerings, raising capital for private companies and PIPEs as well as playing the leading role in numerous mergers, acquisitions, private placements and high yield transactions. Prior to forming LaVecchia Capital, Mr. LaVecchia ran several groups at major firms including: Managing Director and Head of the Private Equity Placement Group at Bear, Stearns and Company (1994 to 1997); Group Head of Global Private Corporate Equity Placements at Credit Suisse First Boston (1997 to 2000); Managing Director and Group Head of the Private Finance and Sponsors Group at Legg Mason Wood Walker, Inc. (2001 to 2003); co-founder and Managing Partner of Viant Group (2003-2005) and Managing Director and Head of Capital Markets at FTN Midwest Securities Corp. (2005 to 2007). Mr. LaVecchia received his B.A., magna cum laude (and elected to Phi Beta Kappa), from Clark University and an M.B.A. from The Wharton School of the University of Pennsylvania with a major in Finance and a concentration in Strategic Planning. In the past, Mr. LaVecchia has served on several public company boards, including as Vice Chairman of InfuSystems, Inc. (INFU).   Mr. LaVecchia is also currently a Managing Member of Sapphire Capital Partners. Mr. LaVecchia also sits on several advisory boards and non-profit boards.

The Company believes that Mr. LaVecchia’s investment banking and business experience allows him to contribute business and financing expertise and qualifies him to be a member of the Board.

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Alex Aliksanyan –  Director, Chief Information Officer and Chief Operating Officer

Mr. Aliksanyan comes to the Company with more than 25 years of Strategic Technology Planning, Implementation and Marketing experience. Mr. Aliksanyan is currently President of WorldMyWay Inc. and AAJ since 2005. Mr. Aliksanyan also previously served as CEO and President of iCruise.com which he founded in 2000. Prior thereto, Mr. Aliksanyan had served as a marketing consultant for several brands such as Citibank, Disney and Hillshire Farms. He is also considered in the Travel industry as a pioneer in the area of e-commerce. Mr. Aliksanyan received his Bachelors’ Degree in Physics from New York University and an Advanced degree in marketing from the Stern School of Business in New York.

Mr. Aliksanyan’s technology and vast business experience qualifies him to be a member of the Board. His executive leadership experience provides him with valuable experience.

Steven Marques – Chief Revenue Officer:

On December 21, 2012, the Board of Directors of the Company appointed Steven Marques, 54, to the position of Chief Revenue Officer. Mr. Marques is Acting President and was previously President/Chief Operations Officer of RealBiz360 Inc. d/b/a RealBiz Media Inc. which began in early 2004 prior to the merger into RealBiz Media Group. He led the company to become one of top 5 leading Virtual Tour companies in North America. Steve was instrumental in overseeing the Company’s current operating plan to include the move to Video On Demand television with its partner Next 1 Interactive, which then led the company’s expansion into Video Content Syndication which is the base of its business plan today. Under his management he was instrumental for the Company’s strategic alliances and key partnerships with companies like Realogy, specifically C21, ERA, Keller Williams, Move-Realtor.com, Prudential, Coldwell Banker NRT franchises and more. Mr. Marques’ prior leadership roles include; Vice President of Global Sales for iseemedia; Sr. Vice President of Marketing for Omnigon, a San Diego based Bio-tech Company, and MGI software, leaders in consumer based photo and video software. Mr. Marques has been in the Computer and Internet industry since 1983 where he was part of the start-up management teams of Egghead Discount Software which was one of America’s first Retail Computer software chains with over 200 locations at its peak.

Mr. Marques’ direct involvement in overseeing and applying our operating plan and expanding its business into Video Content Syndication, as well as prior position as our Acting President, makes him uniquely qualified to act as our Chief Revenue Officer,

Keith A White-Director

Keith A. White, age 52, combines over 25 years of management experience in the real estate industry. Since 1995, Mr. White has been the principal owner of Marketplace Home Mortgage, LLC (“MHM”), a full service correspondence residential mortgage lender based in Edina, MN. Mr. White also owns and manages Alliance Title, LLC, Marketplace Insurance Services and various commercial office buildings. In addition, in 1999, Mr. White founded Marketline Constructions Capital, LLC, a construction lender, and operated the company through 2008. In 2000, Mr. White founded Maribella Mortgage, LLC, a wholesale mortgage lender, and managed the company until 2007. Prior to finding MHM in 1995, Mr. White culminated his nine year career with GMAC Mortgage as the Minnesota-Wisconsin Area Manager.

Mr. White has an undergraduate degree from St. Cloud State University with a major in finance, real estate, and economics.

Mr. White’s extensive experience in operating successful business ventures related to the real estate industry give Mr. White a wide ranging and diverse, entrepreneurial view of potential business opportunities that make him well- qualified to help lead the Company to becoming an even greater force in the fast-growing, high resolution, digital media arena for the real estate industry.

Corporate Governance

Leadership Structure

Our Chief Executive Officer also serves as our Chairman of the Board.  Our Board of Directors does not have a lead independent director.   Our Board of Directors has determined its leadership structure was appropriate and effective for us given our stage of development.

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee.

Director Independence

Although our common stock is not listed on any national securities exchange, for purposes of independence we use the definition of independence applied by The NASDAQ Stock Market.  The Board has determined that three of its seven directors (Messrs. Monaco, LaVecchia, and White) are “independent” in accordance with such definition.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for the years ended October 31, 2014 and 2013 which was awarded to or earned by (i) our Chief Executive Officer during fiscal year 2014 and (ii) our other executive officers (other than the Chief Executive Officer) who served the Company and who received in excess of $100,000 in total compensation for a year (collectively, the “named executive officers”).

Name and Principal Position	Fiscal Year Ended	All Other Salary	Bonus	Stock Awards	Stock Compensation	Total
William Kerby (1)	2014	$96,000	$-0-	$-0-	$-0-	$96,000
CEO and Chairmen of the Board	2013	$104,000	$-0-	$-0-	$-0-	$104,000

Adam Friedman (2)	2014	$48,000	$-0-	$-0-	$-0-	$48,000
CFO	2013	$52,000	$-0-	$-0-	$-0-	$52,000

Steven Marques (3)	2014	$145,416	$-0-	$-0-	$-0-	$145,416
CRO/Acting President	2013	$138,958	$-0-	$-0-	$-0-	$138,958

Arun Srinivasan (4)	2014	$60,487	$-0-	$-0-	$150,000	$210,487
CTO/CMO	2013	$-0-	$-0-	$-0-	$-0-	$-0-

Douglas Checkeris (5)	2014	$-0-	$-0-	$-0-	$190,000	$190,000
Former CMO	2013	$120,000	$-0-	$-0-	$60,000	$180,000

Suresh Srinivasan (6)	2014	$50,974	$-0-	$-0-	$37,500	$88,474
Former COO	2013	$-0-	$-0-	$-0-	$-0-	$-0-

(1)	Mr. Kerby's salary has been accrued but not paid.

(2)	Mr. Friedman's salary has been accrued but not paid.

(3)	Mr. Marques’ salary includes $19,160 in 2014 and $30,833 in 2013 that has been accrued but not paid.

(4)	Mr. Srinivasan, a senior level executive employee, has been issued 1,000,000 RBIZ common shares as per his contract dated May 23, 2014.

(5)	Mr. Checkeris was paid 38,000 Preferred C's(valued at $190,000) and 1,900,000 warrants on Next 1 as final payment for amounts owed to him through May 31, 2014 as the Company's former CMO.

(6)	Mr. Srinivasan, a senior level executive employee, has been issued 1,000,000 RBIZ common shares as per his contract dated May 23, 2014. Due to Mr. Srinivasan's resignation, 750,000 shares have been returned. Mr. Srinivasan resigned from his position effective September 30, 2014.

Currently, the Company does not offer any executive bonus or incentive compensation plan and there are no current plans to put one in place for fiscal year 2015.

Employment Agreements with Executives and Key Personnel

On May 24, 2014, Realbiz Media Group, Inc. (the “Company”) entered into an Asset Sale Agreement with ReachFactor, Inc. (“ReachFactor”) and its two principals, Suresh Srinivasan and Arun Srinivasan pursuant to which the Company acquired substantially all of the assets of ReachFactor and the Company assumed certain liabilities of ReachFactor not to exceed $25,000 in consideration of the Company’s issuance to ReachFactor of 2,000,000 shares of the Company’s common stock.  The acquisition of the assets is subject to an unwind at the option of Suresh Srinivasan and Arun Srinivasan if on or prior to the date that is six months after the closing of the Asset Sale Agreement, the Company terminates the employment of either of Suresh Srinivasan and/ or Arun Srinivasan (each referred to as an “Executive”) without cause or either Executive terminates his employment for Good Reason. In the event of an unwind the assets revert back to ReachFactor and the 2,000,000 shares of stock revert back to the Company.

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As a condition to the closing of the Asset Sale Agreement, the Company also entered into an employment agreement with each of Suresh Srinivasan (the “Suresh Employment Agreement”) and Arun Srinivasan (the “Arun Employment Agreement”).  Under the terms of the Suresh Employment Agreement, Suresh Srinivasan has been retained to serve as Chief Operating Officer of the Company for a term of 36 months commencing May 27, 2014.  Under the terms of the Arun Employment Agreement, Arun Srinivasan has been retained to serve as Chief Marketing Officer and Chief Technology Officer of the Company for a term of 36 months commencing May 27, 2014. Each Executive will receive the following compensation: a base salary of $140,000 per year with an automatic increase to $200,000 per year on the earlier to occur of (1) the one year anniversary of his employment or (2) satisfaction of any of certain specified conditions set forth in the agreement.   Additionally, each Executive will receive healthcare for himself and his dependent family members with 100% of the premiums paid by the Company, and be eligible for bonus programs commensurate with other senior executives of the Company. Each Executive will be issued 1,000,000 shares of the Company’s common stock which shares will be held in escrow to be released to each of them as follows:  ¼ of the shares every three (3) calendar months (on the final business day of the calendar month) and all of the shares immediately upon certain  triggering events described in the agreement. If the employment of either Executive is terminated for any reason, the terminated Executive, will be entitled to receive the accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however , that if their employment is terminated (1) by the Company without Just Cause (as defined in the Employment Agreement) or by the Executive  for Good Reason (as defined in the Suresh and Arun Employment Agreement) then in addition to paying the Accrued Obligations, the vesting of the shares of stock held in escrow shall be accelerated and the shares held in escrow shall be released to the Executive. In the event such a termination occurs within six (6) months of the Closing Date of the Asset Sales Agreement, the Executive may elect (at its sole discretion) to initiate an “unwind event” as described above.  Arun Srinivasan was also granted the right to serve as a Board member and to be listed as a Board candidate at the Company’s next annual meeting of shareholders. The Suresh and Arun Employment Agreements also include confidentiality obligations and inventions assignments by each Executive.  On September 18, 2014, the Company received Suresh Srinivasan's written resignation as the Chief Operating Officer of the Company effective September 30, 2014.

In connection with his employment, Mr. Aliksanyan entered into a three-year employment agreement with the Company (the “Aliksanyan Employment Agreement”). The Aliksanyan Employment Agreement, dated February 20, 2015, has a term of 36 months commencing February 20, 2015 and expiring on February 19, 2018 unless earlier terminated. Mr. Aliksanyan will receive the following compensation: a base salary of $120,000 per year and $80,000 in shares of the Company’s common stock (800,000 shares at $0.10 per share). In addition, the Company will pay for healthcare for Mr. Aliksanyan and his dependent family members, and he will be eligible for bonus programs commensurate with other senior executives of the Company. In addition, Mr. Aliksanyan will be issued 1,000,000 shares of the Company’s common stock, which shares will be released to him as follows: (1) 300,000 shares if Mr. Aliksanyan is still employed by the Company on February 20, 2016 and provided that he has not served notice to “claw back” the sale of Stingy Travel to the Company; (2) 350,000 shares if certain Triggering Events (as defined in the Aliksanyan Employment Agreement) are achieved by Mr. Aliksanyan in his role as Chief Operating Officer; however, if none of the Triggering Events are met after 12 months, the Company will release a percentage of the 350,000 shares based upon the number of new paying real estate agents; and (3) 350,000 shares upon the achievement of certain activities in Mr. Aliksanyan’s role as Chief Information Officer.

If the employment of Mr. Aliksanyan is terminated, he generally will be entitled to receive the accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided , however , that if his employment is terminated (1) by the Company other than For Cause (as defined in the Aliksanyan Employment Agreement) or by Mr. Aliksanyan For Good Reason (as defined in the Aliksanyan Employment Agreement) then in addition to paying the Accrued Obligations, the vesting of any shares of stock held in escrow or subject to a vesting schedule shall be accelerated and the shares shall be released to Mr. Aliksanyan . In the event of a termination by the Company other than For Cause, disability or death occurs within six (6) months of the date of the Aliksanyan Employment Agreement, Mr. Aliksanyan may elect (at his sole discretion) to initiate an “unwind” event as described above. The Aliksanyan Employment Agreement also includes confidentiality obligations and inventions assignments clauses.

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Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards for the executives as of October 31, 2014.

Director Compensation

Our non-employee directors have elected to forego any compensation for participating in Board of Directors and committee meetings telephonically until such time as we become profitable over the course of an entire fiscal year, at which time the Board of Directors may reconsider the structure of its director compensation. In general, director compensation will be subject to review and adjustment from time to time at the discretion of our Board of Directors.

The following table sets forth the compensation of our non-employee directors for fiscal year ending October 31, 2014:

	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All other
	in Cash	Awards	Awards	Compensation	Plan	Compensation	Total
Name	$	$	$	$	$	$	$
Don Monaco	-	-	-	-	-	-	$-
Keith A. White	-	-	-	-	-	-	$-
Mike Craig(1)	-	-	-	-	-	-	$-
Pat LaVecchia	-	-	-	-	-	-	$-
Doug Checkeris	-	-	-	-	-	-	$-

(1)	Mr. Craig resigned as a director on February 17, 2015.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our issued and outstanding common stock as of May 12, 2015 after giving effect to the Exchange Transaction, by (i) each of our named executive officers; (ii) each of our directors; and (iii) all of our executive officers, directors and director nominees as a group. Ownership percentages are based on 106,468,872 shares of common stock issued and outstanding as of the close of business on May 12, 2015 and 57,793,056 shares of Series A Stock issued and outstanding as of that date which converts into 57,793,056 shares of common stock. Based on that information available to us, as of that date, no person is a beneficial owner of more than 5% of our common stock other than Next 1 Interactive, Inc.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge and subject to applicable community property laws, each of the holders of stock listed below has sole voting and investment power as to the stock owned unless otherwise noted. Except as otherwise noted below, the address for each director or officer listed in the table is c/o RealBiz Media Group, Inc., 2690 Weston Road, Suite 200, Weston, FL 33331.

Name of Beneficial Owner	Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned	Percentage of Voting Power (1)

Next 1 Interactive, Inc. (2)	56,776,656	34.8%	33.9%
Acknew Investments, Inc. (3)	11,736,750	11.0%	7.0%
Cardar Investments, Ltd. (4)	5,514,030	5.2%	3.3%
William Kerby (5)	8,096,110	7.1%	4.8%
Don Monaco (6)	32,750,000	23.5%	19.6%
Adam Friedman (7)	500,000	0.5%	0.3%
Doug Checkeris (8)	2,500,000	2.3%	1.5%
Keith White (9)	1,700,000	1.6%	1.0%
Arun Srinivasan (10)	3,000,000	2.8%	1.8%
Pat LaVecchia (11)	2,093,333	1.9%	1.3%
Alex Aliksanyan (12)	1,000,000	0.9%	0.6%
Steve Marques	—	—%	—%
All current directors and officers as a group (9 individuals) (13)	51,639,443	33.3%	30.9%

_____________

* Does not include the 1,500,000 shares of common stock issuable upon conversion of a convertible promissory note, dated October 20, 2014, issued to the Selling Stockholder, the 5,000,000 shares of common stock issuable upon conversion of a convertible promissory note issuable to the Selling Stockholder within two trading days of the date on which the registration statement of which this prospectus forms a part is declared effective by the SEC, the 300,000 shares of common stock that are issuable upon exercise of warrants, dated October 20, 2014, issued to the Selling Stockholder, and the 675,000 shares of common stock that are issuable upon exercise of warrants issuable to the Selling Stockholder within two trading days of the date on which the registration statement of which this prospectus forms a part is declared effective by the SEC.

(1)	Percentage of Total Voting Power is based on 167,261,928 votes and includes voting rights attached to all Common Shares Outstanding and all Preferred Shares Outstanding that can convert to Common Shares. As of May 12, 2015, there were 106,468,872 shares of Common Stock Outstanding, 57,793,056 shares of Series A Preferred stock issued and outstanding and convertible into 57,793,056 shares of common stock and 15,000 shares of Series B Preferred stock issued and outstanding and convertible into 1,500,000 shares of common stock. Each shares of Series A stock is entitled to one vote for each share of common stock that would be issuable upon conversion of such share. Each shares of Series B stock is entitled to two hundred votes for each share of common stock that would be issuable upon conversion of such share. The total voting power excludes warrants, accrued salaries of the Company, outstanding debt of the Company, outstanding debt of Company’s Parent Company, Next 1 Interactive, Inc., and Preferred Shares of Next 1 Interactive, Inc. each of which can be converted into Common Shares of the Company.

(2)	Next 1 Interactive, Inc. holds 56,776,656 shares of Series A Stock that was issued in the Exchange Transaction which represents 98.2% of the issued and outstanding shares of Series A Stock and convertible into 56,776,656. Each shares of Series A stock is entitled to one vote for each share of common stock that would be issuable upon conversion of such share. Next 1 is deemed to beneficially own 34.8% of the common stock which represents a right to vote 33.9% of the aggregate outstanding voting shares.

(3)	Acknew Investments, Inc., an entity controlled by Harry Hart, were former controlling owners of the Company. Acknew Investments, Inc.’s is deemed to beneficially own 11.0% of the common stock which represents a right to vote 7.0% of the aggregate outstanding voting shares.

(4)	Cardar Investments, Ltd., an entity controlled by Warren Kettlewell, is deemed to beneficially own 5.2% of the common stock which represents a right to vote 3.3% of the aggregate outstanding voting shares.

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(5)	Mr. Kerby is our Chairman of the Board and Chief Executive Officer, and has held such position since the closing of the Exchange Transaction. Mr. Kerby owns 709,611 shares of Next 1 Series A Preferred Stock which can be converted into 7,096,110 shares of the Company’s Common Stock. Mr. Kerby, through a company that he controls, owns 100,000 shares of Next 1 Series A Preferred Stock which can be converted into 1,000,000 shares of the Company’s Common Stock. Mr. Kerby's beneficial ownership does not include shares of Next 1 Series C Preferred Stock into which he has a right to convert his accrued salary. Mr. Kerby also serves as the Chief Executive Officer of Next 1.

(6)	Mr. Monaco is a director of the Company, and has held such position since the closing of the Exchange Transaction. Mr. Monaco owns 1,075,000 shares of Next 1 Series A Preferred Stock which can be converted into 10,750,000 shares of the Company’s Common Stock. Mr. Monaco also has debt of $1,100,000 with Next 1 which can be converted into 22,000,000 shares of the Company’s Common Stock. Mr. Monaco also serves as a director of Next 1.

(7)	Mr. Friedman is our Chief Financial Officer, and has held such position since the closing of the Exchange Transaction. Mr. Friedman owns 15,000 shares of Next 1 Series D Preferred Stock which can be converted into 500,000 shares of the Company’s Common Stock. Mr. Friedman's beneficial ownership does not include shares of Next 1 Series C Preferred Stock into which he has a right to convert his accrued salary. Mr. Friedman also serves as the Chief Financial Officer of Next 1.

(8)	Mr. Checkeris is a director of the Company, and has held such position since the closing of the Exchange Transaction. Mr. Checkeris owns 50,000 shares of Next 1 Series C Preferred Stock which can be converted into 2,500,000 shares of the Company’s Common Stock. Mr. Checkeris also serves as a Director of Next 1.

(9)	Mr. White is a director of the Company and is the principal owner of Marketplace Home Mortgage, LLC, which owns 200,000 shares of the Company’s Common Stock and owns 15,0000 Series B Preferred Stock which can convert into 1,500,000 shares of the Company’s Common Stock.

(10)	Mr. Srinivasan is our Chief Marketing Officer, Chief Technology Officer and a Director of the Company. Mr. Srinivasan owns 1,000,000 Common shares and is an indirect owner of 2,000,000 shares held by ReachFactor, Inc., a company in which he is an owner.

(11)

Mr. LaVecchia is a director of the Company.  Mr. LaVecchia beneficially owns 62,800 shares of Next 1 Series B Preferred Stock which can be converted into 2,093,333 shares of the Company’s Common Stock. Mr. LaVecchia also serves as a Director of Next 1.

(12)	Mr. Aliksanyan is a director, Chief Information Officer and Chief Operating Officer of the Company. Mr. Aliksanyan beneficially owns 1,000,000 shares of the Company’s Common Stock to be issued upon conversion of 60,000 shares of Next 1 Series D Preferred Stock. His beneficial ownership does not include, 1,800,000 shares of common stock currently held in escrow to be released. See “Employment Agreements with Executives and Key Personnel” for a description of the terms of the escrow.

(13)	Consists of Messrs. Kerby, Monaco, Friedman, Checkeris, White, Srinivasan, Marques, Aliksanyan and LaVecchia.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; DIRECTOR INDEPENDENCE

Related-Party Transaction Policy

Our Board of Directors has no formal written policy regarding transactions with related persons, but we do plan to abide by conflict-of-interest statutes under Delaware law and approve any related-party transactions by a majority of disinterested directors. In general, applicable law exhorts any director proposing to enter into a related-party transaction must disclose to our Board of Directors the proposed transaction and all material facts with respect thereto. In reviewing such a proposed transaction, our board expects to consider all relevant facts and circumstances, including (1) the commercial reasonableness of the terms, (2) the benefit and perceived benefits, or lack thereof, to us, (3) the opportunity costs of alternate transactions, (4) the materiality and character of the related party’s interest, and (5) the actual or apparent conflict of interest of the related party. We expect to apply this analysis with respect to related party transactions that may involve our officers or greater-than-five-percent shareholders.

We do expect to adopt a formal written policy respecting related-party transactions in which our directors, officers and greater-than-five-percent shareholders may engage, consistent with Sarbanes-Oxley related internal control requirements and best practices.

In connection with the closing of the Exchange Transaction on October 9, 2012, Messrs. Buntz and Wicker converted all of their outstanding notes, unpaid salary and all other obligations and liabilities to them owed by the Company into 5,990,238 and 1,016,400 shares of Series A Stock, respectively. The Preferred A Shares for Mr. Buntz were converted to 5,990,238 Common Shares on February 27, 2013. Mr. Buntz was the former CEO who resigned on March 31, 2014.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock underlying convertible notes and warrants previously issued and issuable to the Selling Stockholder to permit the resale of these underlying shares of common stock by the Selling Stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholder, or its pledges, donees, transferees, or any of their successors in interest selling shares received from the Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus, may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be affected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	through the distribution of the common stock by the Selling Stockholder to its partners, members or stockholders;
•	through one or more underwritten offerings on a firm commitment or best efforts basis;
•	sales pursuant to Rule 144;
•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also transfer the Shares by gift. The Selling Stockholder may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the Shares. These brokers, dealers or underwriters may act as principals, or as an agent of the Selling Stockholder. Broker-dealers may agree with the Selling Stockholder to sell a specified number of the Shares at a stipulated price per security. If the broker-dealer is unable to sell the Shares acting as agent for the Selling Stockholder, it may purchase as principal any unsold Shares at the stipulated price. Broker-dealers who acquire Shares as principals may thereafter resell the Shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the Shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The Selling Stockholder may also sell the Shares in accordance with Rule 144(i) under the Securities Act, rather than pursuant to this prospectus, regardless of whether the Shares are covered by this prospectus.

If the Selling Stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Stockholder may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholder to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus. The Selling Stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

32

In addition, the Selling Stockholder may, from time to time, sell the Shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the Shares offered under this prospectus may be used to cover short sales.

The Selling Stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act of 1934, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

The shares of common stock offered hereby were originally issued to the Selling Stockholder pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the shares of common stock under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until the earlier of the date on which the Selling Stockholder have sold all of the securities pursuant to this prospectus or Rule 144 under the Securities Act. We will pay all expenses of the registration of the shares of common stock pursuant to the Registration Rights Agreement, estimated to be $30,000 in total, including, without limitation, Commission filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholder against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Stockholder will be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

33

DESCRIPTION OF SECURITIES

Our authorized capital consists of 250 million shares of common stock, par value $0.001 per share, and 125 million shares of Preferred Stock, of which 120,000,000 are designated Series A Stock, par value $0.001 per share, 1,000,000 are designated as Series B Preferred Stock, par value $0.001 per share and 1,000,000 are designated as Series C Preferred Stock, par value $0.001 per share. As of May 12, 2015, 106,468,872 shares of common stock, 57,793,056 shares of Series A Stock and 15,000 shares of Series B Preferred Stock were outstanding respectively.

Common Stock

Holders of shares of common stock have the right to cast one vote for each share of common stock in their name on the books of our company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in election of directors. Except where a greater requirement is provided by statute, by our certificate of incorporation, or by our bylaws, the presence, in person or by proxy duly authorized, of the one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our certificate of incorporation.

There are no restrictions in our certificate of incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Holders of shares of our common stock are not entitled to preemptive or subscription or conversion rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of common stock are, and the shares of common stock sold in the offering, will when issued be fully paid and non-assessable.

Warrants

As of January 31, 2015, we had 17,692,730 warrants to purchase our common stock outstanding at a weighted-average price of $0.39 respectively. 975,000 of these warrants are exercisable for a period of two years from the date of issuance and provides for a cashless exercise. It also provides for an adjustment in the exercise price upon the happening of certain events, including the issuance of securities at a price lower than the fixed conversion price. The holder was not entitled to exercise any conversion right that would result in the holder owning more than 4.99% or 9.99% of our common stock, as applicable to each warrant.

Notes Outstanding

On October 20, 2014, we issued an unsecured convertible note to Himmil Investments, Ltd. with a face value of $150,000 and a warrant to purchase 300,000 shares of our common stock having an exercise price of $0.10 per share, subject to adjustment, in exchange for $130,000 cash, net of $20,000 in legal fees. The note ranks pari passu with the other note issued to Himmil Investments, Ltd. and senior to all other Indebtedness (as defined in the note”).The note is convertible into shares of our common stock and bears interest at the rate of 7.5% per annum, which interest was payable in cash or common stock, at the election of the holder, and matures on October 19, 2016. The conversion price, as well as the formula for determining the number of shares needed to repay the note and any interest thereon, is the lower of $0.10 per share or 65% of the lowest of the VWAP for the twelve days prior to the conversion date. The conversion price is subject to adjustment upon the happening of certain events, including the issuance of securities at a price lower than the fixed conversion price. If we fail to timely issue shares of Common Stock after receipt of a conversion notice, we obligated to pay to the holder 1% of the product of the number of shares of Common Stock not timely issued and the closing sale price of the Common Stock on the trading day preceding the last possible date which we could have issued the shares of Common Stock to the holder. In addition, we are also required to pay the buy-in price under certain circumstances. The holder is entitled to exercise any conversion right that would result in the holder owning more than 9.99% of our common stock. This note can be prepaid by us at any time after issuance date at a prepayment penalty of 125% of the balance outstanding, including interest thereon. We have agreed to certain covenants, including certain restrictions on incurrence of indebtedness, liens, cash dividend payments, transfer of assets, until such time as the note is converted, redeemed or paid in full.

Within two trading days of the date on which the registration statement of which this prospectus forms a part is declared effective by the SEC, we will issue, and Himmil Investments, Ltd. will purchase, an unsecured convertible note with a face value of $500,000 and a warrant to purchase 675,000 shares of our common stock having an exercise price of $0.10 per share, subject to adjustment, in exchange for $500,000 cash. The note will rank pari passu with the other note issued to Himmil Investments, Ltd. and senior to all other Indebtedness (as defined in the note). The note will be convertible into shares of our common stock and will bear interest at the rate of 7.5% per annum, which interest is payable in cash or common stock, at the election of the holder, and will mature on the second anniversary of the issuance date. The conversion price, as well as the formula for determining the number of shares needed to repay the note and any interest thereon, will be the lower of $0.10 per share or 65% of the lowest of the VWAP for the twelve days prior to the conversion date. The conversion price will be subject to adjustment upon the happening of certain events, including the issuance of securities at a price lower than the fixed conversion price. If we fail to timely issue shares of Common Stock after receipt of a conversion notice, we will be obligated to pay to the holder 1% of the product of the number of shares of Common Stock not timely issued and the closing sale price of the Common Stock on the trading day preceding the last possible date which we could have issued the shares of Common Stock to the holder. In addition, we will also be required to pay the buy-in price under certain circumstances. The holder is not entitled to exercise any conversion right that would result in the holder owning more than 4.99% of our common stock. This note can be prepaid by us at any time after the issuance date at a prepayment penalty of 125% of the balance outstanding, including interest thereon. We have agreed to certain covenants, including certain restrictions on incurrence of indebtedness, liens, cash dividend payments, transfer of assets, until such time as the note is converted, redeemed or paid in full.

34

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue up to 125,000,000 million shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, the effects might include:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing liquidation rights of our common stock; or

•	delaying or preventing a change in control of us without further action by our stockholders.

The Board of directors’ authority to issue preferred stock without stockholder approval could make it more difficult for a third-party to acquire control of our company, and could discourage such attempt. We have no present plans to issue any shares of preferred stock.

Series A Stock

We currently have 66,801,653 shares of Series A Stock issued and outstanding. The preferred shares were issued at $0.001 par value, bear dividends at an annual rate of 10% per annum payable on a quarterly basis when declared by the board of directors. Dividends accrue whether or not they have been declared by the board. At our election, preferred dividends may be converted into Series A Stock, with each converted share having a value equal to the market price per share, subject to adjustment for stock splits. In order to exercise such option, we will deliver written notice to the holder. Each share of Series A Stock is convertible at the option of the holder thereof at any time into a number of shares of common stock determined by dividing the stated value by the conversion price then in effect. The conversion price for the Series A Stock is currently equal to $1.00 per share.

Series B Preferred Stock

We currently have 15,000 shares of Series B Preferred Stock issued and outstanding. The preferred shares were issued at $0.001 par value, bear dividends at an annual rate of 10% per annum payable on a quarterly basis when declared by the board of directors. Dividends accrue whether or not they have been declared by the board. At our election, preferred dividends may be converted into Series B Stock, with each converted share having a value equal to the market price per share, subject to adjustment for stock splits. In order to exercise such option, we will deliver written notice to the holder. Each share of Series B Stock is convertible at the option of the holder thereof at any time into a number of shares of common stock determined by dividing the stated value by the Conversion Price then in effect. The conversion price for the Series B Stock is equal to $5.00 per share.

Series C Preferred Stock

On May 5, 2015, we filed a Certificate of Designations for 1,000,000 shares of Series C Preferred Stock with the Secretary of State of the State of Delaware. We currently have zero shares of Series C Preferred Stock issued and outstanding. The shares of Series C Preferred Stock have a stated value of $5.00 per share and rank, as to the payment of dividends and the distribution of the assets upon our liquidation, dissolution or winding:  (a) senior to our common stock; (b) on parity with our Series A and Series C Convertible Preferred Stock; and (c) senior to or on parity with all other classes and series of our preferred stock. The Series C Preferred Stock accrues dividends at the rate of ten percent (10%) per annum, is convertible initially into our common stock at a conversion price of $0.05 per share and votes as a single class on any matter presented to the holders of our common stock for their action or consideration at any meeting of our stockholders. Each holder of Series C Preferred Stock is entitled to the number of votes equal to one hundred (100) votes for each share of our common stock into which the Series C Preferred Stock could be converted. The Series C Preferred Stock is convertible, at the option of the holder, into a number of shares of our common stock determined by dividing (i) the stated value by (ii) the conversion price then in effect (initially the conversion price is $0.05).

Potential Anti-Takeover Effects

Certain provisions set forth in our Amended and Restated Certificate of Incorporation, as amended, in our bylaws and in Delaware law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Blank Check Preferred Stock. Our Certificate of Incorporation and bylaws contain provisions that permit us to issue, without any further vote or action by the stockholders, up to 125,000,000 shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers, if any, of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called only by the chairman or by our board. Stockholders are not permitted to call a special meeting of stockholders, to require that the board call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.

35

While the foregoing provisions of our certificate of incorporation, bylaws and Delaware law may have an anti-takeover effect, these provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of directors and in the policies formulated by the Board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware Takeover Statute

In general, Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation that is a public company from engaging in any “business combination” (as defined below) with any “interested stockholder” (defined generally as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such entity or person) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the Board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the Board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of ten percent or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Listing of Common Stock

Our common stock is currently quoted on the OTCQB under the trading symbol “RBIZ.”

Transfer Agent

We have retained American Stock Transfer & Trust Company LLC as our transfer agent. They are located at, 6201 15th Avenue, Brooklyn, NY 11219. Their telephone number is (718) 921-8200.

36

EXPERTS

The financial statements as of October 31, 2014 and 2013 and for the years then ended included in this Form S-1 Registration Statement have been so included in reliance on the reports of D’Arelli Pruzansky, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation. Section 145 of the Delaware General Corporation Law provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Our Certificate of Incorporation provides for indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Gracin & Marlow, LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act of 1934, and file annual and current reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by us can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The Commission also maintains a website that contains reports, proxy statements, information statements and other information concerning our company located at http://www.sec.gov. This prospectus does not contain all the information required to be included in the registration statement (including the exhibits), which we have filed with the Commission under the Securities Act and to which reference is made in this prospectus.

You may obtain, free of charge, a copy of any of our filings by writing or calling us at the following address and telephone number: 2690 Weston Road, Suite 200, Weston, Florida or calling (954) 888-9779. Our website address is www.realbizmedia.com. The information contained on our website or that can be accessed through our website does not constitute part of this document.

37

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

RealBiz Media Group, Inc.

We have audited the accompanying consolidated balance sheets of RealBiz Media Group, Inc. as of October 31, 2014 and 2013 and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the two years in the period ended October 31, 2014. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RealBiz Media Group, Inc. as of October 31, 2014 and 2013 and the results of its operations and its cash flows for each of the two years in the period ended October 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has incurred net losses of $4,605,327 and $3,764,089 for the years ended October 31, 2014 and 2013, respectively and the Company had an accumulated deficit of $15,376,638 and a working capital deficit of $2,319,305 at October 31, 2014. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ D’Arelli Pruzansky, P.A.

Certified Public Accountants

Boca Raton, Florida

February 12, 2015

F-1

RealBiz Media Group, Inc.

Consolidated Balance Sheets

	October 31,
	2014	2013

Assets
Current Assets
Cash	$20,066	$1,304,374
Accounts receivable, net of allowance for doubtful accounts	118,408	76,047
Prepaid expenses	3,300	272
Security deposits	-	345
Total current assets	141,774	1,381,038

Property and equipment, net	45,778	56,357
Website development costs and intangible assets, net	3,701,144	4,254,582
Due from affiliates	131,086	4,199
Total assets	$4,019,782	$5,696,176

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$1,880,294	$1,257,032
Deferred revenue	45,565	31,310
Derivative liabilities	305,220	-
Convertible notes payable, net of discount of $-0- and $-0-, respectively	60,000	280,000
Loans payable	170,000	191,214
Total current liabilities	2,461,079	1,759,556

Convertible notes payable - long term, net of discount of $147,395 and $-0-, respectively	2,605	-

Total liabilities	2,463,684	1,759,556

Stockholders' Equity
Series A convertible preferred stock, $.001 par value; 120,000,000 authorized and 66,801,653 shares issued and outstanding at October 31,2014; 100,000,000 authorized and 94,009,762 shares issued and outstanding at October 31, 2013.	66,802	94,010

Series B convertible preferred stock, $.001 par value; 1,000,000 authorized and -0- shares issued and outstanding at October 31,2014 and 2013, respectively.	-	-

Common stock, $.001 par value; 250,000,000 authorized and 84,980,282 shares issued and outstanding at October 31,2014; 125,000,000 authorized and 49,039,511 shares issued and outstanding at October 31, 2013.	84,980	49,040

Additional paid-in-capital	16,610,912	14,179,044
Subscription advances	130,000	13,500
Accumulated other comprehensive income (loss)	40,042	(19,215)
Accumulated deficit	(15,376,638)	(10,379,759)
Total stockholders' equity	1,556,098	3,936,620
Total liabilities and stockholders' equity	$4,019,782	$5,696,176

The accompanying notes are an integral part of these consolidated financial statements

F-2

RealBiz Media Group, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the years ended
	October 31,
	2014	2013

Revenues
Real estate media revenue	$1,090,674	$1,145,540

Cost of revenues	414,652	60,297

Gross profit	676,022	1,085,243

Operating expenses
Salaries and benefits	1,152,600	1,231,425
Selling and promotions expense	254,575	253,628
Impairment of intangible assets	125,000	-
General and administrative	3,698,034	3,306,194
Total operating expenses	5,230,209	4,791,247

Operating loss	(4,554,187)	(3,706,004)

Other income (expense)
Interest expense	(3,919)	(442,341)
Derivative liability expense	(234,303)	-
Gain on change on fair value of derivative liabilities	9,323	-
Gain on forgiveness of notes payable and accrued expenses	-	384,304
Exchange gain (loss)	1,659	592
Other income (expense)	176,100	(640)
Total other income (expense)	(51,140)	(58,085)

Net loss	$(4,605,327)	$(3,764,089)

Preferred Stock Dividend	(391,552)	(523,895)

Net loss attributable to common stockholders	$(4,996,879)	$(4,287,984)

Weighted average number of shares outstanding	65,628,920	16,258,725

Basic and diluted net loss per share	$(0.08)	$(0.26)

Comprehensive income (loss):
Unrealized gain (loss) on currency translation adjustment	59,257	(13,366)
Comprehensive loss	$(4,937,622)	$(4,301,350)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

RealBiz Media Group, Inc.

Consolidated Statement of Changes in Stockholders' Equity

For the years ending October 31, 2014 and 2013

	Preferred Stock A		Common Stock
	# of shares	Par	# of shares	Par	Additional Paid-In Capital	Subscription Advances	Other Comprehensive Income	Accumulated Deficit	Total Stockholders' Equity
Balance, October 31, 2012	100,000,000	$100,000	383,651	$383	$8,482,483	$-	$(5,849)	$(6,091,775)	$2,485,242

Shares issued for cash proceeds			7,646,000	7,646	3,818,354				3,826,000
Exercise of warrants for cash proceeds			50,000	50	49,950				50,000
Shares issued for consulting			607,600	608	645,422				646,030
Shares issued for conversion of Series A Preferred shares	(5,990,238)	(5,990)	5,990,238	5,990					-
Shares issued for conversion of Next 1 Interactive, Inc. Preferred stock:
Series B			10,495,000	10,495	514,255				524,750
Series C			1,500,000	1,500	148,500				150,000
Series D			19,122,624	19,123	2,850,250				2,869,373
Shares issued upon conversion of promissory notes issued by the parent			977,732	978	3,752,171				3,753,149
Constructive distributions related to the conversion of preferred shares and debt issued by the parent into shares of the Company's common stock					(7,263,074)				(7,263,074)
Shares issued for conversion of convertible promissory notes			2,166,666	2,167	322,833				325,000
Beneficial conversion feature of convertible promissory notes					440,000				440,000
Shares issued for website development costs			100,000	100	417,900				418,000
Preferred stock dividend(s)								(523,895)	(523,895)
Other comprehensive loss							(13,366)		(13,366)
Advances						13,500			13,500
Net Income (Loss)								(3,764,089)	(3,764,089)
Balance, October 31, 2013	94,009,762	$94,010	49,039,511	$49,040	$14,179,044	$13,500	$(19,215)	$(10,379,759)	$3,936,620

Shares issued for cash proceeds			4,163,712	4,164	838,504				842,668
Exercise of warrants for cash proceeds			2,975,111	2,975	663,545				666,520
Shares issued for consulting			2,134,430	2,134	967,931				970,065
Shares issued for ReachFactor assets			2,000,000	2,000	298,000				300,000
Shares issued to ReachFactor executives as part of assets purchase price			2,000,000	2,000	298,000				300,000
Shares issued for conversion of Next 1 Interactive, Inc. Preferred stock:
Series B			14,765,000	14,765	723,485				738,250
Series C			1,300,000	1,300	128,700				130,000
Series D			1,937,973	1,939	288,786				290,725
Shares issued upon conversion of promissory notes issued by the parent			3,100,000	3,100	151,900				155,000
Constructive distributions related to the conversion of preferred shares and debt issued by the parent into shares of the Company's common stock					(10,932,591)				(10,932,591)
Shares issued for conversion of convertible promissory notes			1,466,666	1,467	218,533				220,000
Warrants exercised in lieu of consulting fees			70,879	71	12,686				12,757
Issuance of Series A Preferred shares based upon the "top up" provision in the certificate of designation	25,990,238	25,990			5,170,730				5,196,720
Reduction of Series A Preferred for conversion of Next 1 Interactive, Inc. Preferred stock and convertible debt	(53,198,347)	(53,198)			(1,233,884)				(1,287,082)
Warrants issued for debt modification of Next 1 Interactive, Inc. convertible promissory note					4,809,308				4,809,308
Warrants issued with convertible promissory note					14,760				14,760
Preferred stock dividend(s)								(391,552)	(391,552)
Other comprehensive income (loss)							59,257		59,257
Settlement of prior year advances by issuance of common shares			27,000	27	13,473	(13,500)			-
Advances						130,000			130,000
Net Income (Loss)								(4,605,327)	(4,605,327)
Balance, October 31, 2014	66,801,653	$66,802	84,980,282	$84,892	$16,610,910	$130,000	$40,042	$(15,376,638)	$1,556,098

The accompanying notes are an integral part of these consolidated financial statements.

F-4

RealBiz Media Group, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	For the years ended
	October 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(4,605,327)	$(3,764,089)
Adjustments to reconcile net loss to net cash from operating activities:
Gain on forgiveness of notes payable and accrued expenses	-	(384,304)
Amortization and depreciation	1,791,202	1,380,186
Amortization of beneficial conversion feature	-	440,000
Impairment of intangible assets	125,000	-
Gain on change in fair value of derivative liabilities	(9,323)	-
Initital derivative liability expense	234,303	-
Bad debt expense	-	76,823
Consulting fees incurred from loans payable	-	120,000
Stock based compensation and consulting fees	982,823	646,030
Changes in operating assets and liabilities:
Increase in accounts receivable	(42,361)	(120,401)
Increase in prepaid expenses	(3,028)	(272)
Decrease (increase) in security deposits	345	(345)
Increase in accounts payable and accrued expenses	231,708	263,776
Decrease in due to/from affiliates	(1,026,556)	(805,731)
Increase (decrease) in deferred revenue	14,255	(10,549)
Net cash used in operating activities	(2,306,959)	(2,158,876)

Cash flows from investing activities:
Purchase of computer equipment	(5,835)	(59,195)
Payments towards software developments costs	(52,190)	-
Payments towards website development costs	(691,555)	(411,311)
Net cash used in investing activities	(749,580)	(470,506)

Cash flows from financing activities:
Proceeds from loans payable	-	85,000
Proceeds from convertible promissory notes	95,000	-
Payments applied to loans payable	(21,214)	(63,786)
Proceeds from subscription advances	130,000	13,500
Proceeds from the sale of common stock and warrants	842,668	3,826,000
Proceeds from the exercise of outstanding warrants	666,520	50,000
Net cash provided by financing activities	1,712,974	3,910,714

Effect of exchange rate changes on cash	59,257	(13,366)

Net decrease in cash	(1,284,308)	1,267,966

Cash at beginning of period	1,304,374	36,408

Cash at end of period	$20,066	$1,304,374

Supplemental disclosure:
Cash paid for interest	$1,314	$2,341

F-5

	For the years ended
	October 31,
	2014	2013

Supplemental disclosure of non-cash investing and financing activity:
Series A Preferred shares converted to common stock
Value	$-	$299,512
Shares	-	5,990,238

Shares issued for the conversion of convertible promissory notes
Value	$220,000	$325,000
Shares	1,466,666	2,166,666

Shares issued for the ReachFactor agreement:
Value	$600,000	$-
Shares	4,000,000	-

Preferred stock dividends accrued:
Value	$391,552	$523,895

Common shares issued for website development costs:
Value	$-	$418,000
Shares	-	100,000

Settlment of prior year advances for subscriptions of common stock:
Value	$13,500	$-
Shares	27,000	-
Warrants	9,000	-

Next 1 Interactive, Inc. Preferred Series B shares converted to common stock:
Value	$738,250	$524,750
Shares	14,765,000	10,495,000

Next 1 Interactive, Inc. Preferred Series C shares converted to common stock:
Value	$130,000	$150,000
Shares	1,300,000	1,500,000

Next 1 Interactive, Inc. Preferred Series D shares converted to common stock:
Value	$290,725	$3,753,149
Shares	1,937,973	19,122,624

Next 1 Interactive, Inc. convertible promissory notes converted to common stock:
Value	$155,000	$3,753,149
Shares	3,100,000	977,732

Warrants issued for Next 1, Interactive Inc. debt modifications:
Value	$4,809,308	$-
Warrants	12,000,000	-

F-6

	For the years ended
	October 31,
	2014	2013

Supplemental disclosure of non-cash investing and financing activity (continued):
Series A Preferred shares issued for "top up" provision:
Value	$5,196,720	$-
Shares	25,990,238	-

Reduction of Series A Preferred shares for conversion of Next 1 Interactive, Inc.'s Preferred Shares and Debt:
Value	$1,287,082	$-
Shares	53,198,347	-

Costs associated with convertible promissory notes:
Derivative liability expense	$234,303	$-

Loan origination fees	$55,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2014 and 2013

NOTE 1: ORGANIZATION AND NATURE OF BUSINESS

Organization

On October 9, 2012 RealBiz Holdings, Inc. (RealBiz) n.k.a. RealBiz Media Group, Inc., formerly a private entity, was party to two transactions. In the first transaction shares of its common stock were acquired by an unrelated public company, Next 1 Interactive, Inc. (the Parent). This transaction was accounted for by the Parent as a business combination using the acquisition method of accounting. Accordingly, the fair value adjustments were "pushed down" to RealBiz's books in accordance with the SEC Staff Accounting Bulletin Topic 5J "New Basis of Accounting Required in Certain Circumstances. In the second transaction RealBiz entered into a reverse acquisition transaction with another public company, Webdigs, Inc. (Webdigs) whereby Webdigs acquired 100% of RealBiz in exchange for Webdigs issuing a voting preferred stock to the Parent giving the Parent control over Webdigs. This transaction was accounted for as a recapitalization of RealBiz. Webdigs then changed its name to RealBiz Media Group, Inc.

The chronological historical events leading to the above transactions are as follows:

On August 8, 2012, Next 1 Interactive, Inc., a Nevada corporation (“Next 1”) together with its subsidiary Next One Realty (the trade name for Next 1’s wholly owned subsidiary Attaché Travel International, Inc.) entered into a Purchase Agreement (“Acknew Purchase Agreement”) with Acknew Investments Inc. (“Acknew”) and RealBiz Holdings Inc. Under the Acknew Purchase Agreement, Next 1 had agreed to acquire from Acknew common shares of RealBiz Holdings, Inc. representing approximately an 85% ownership interest in RealBiz Holdings, Inc. RealBiz Holdings Inc. is the parent corporation of RealBiz 360, Inc. and RealBiz 360 Enterprise (Canada), Inc. (together referred to as “RealBiz”).

Pursuant to the Acknew Purchase Agreement, Next 1 and Webdigs, Inc. (“Webdigs” or the “Company”) would consummate a share exchange transaction contemplated by a Share Exchange Agreement dated April 5, 2012 (“Share Exchange Agreement”) by and between Next 1 and Webdigs. In that contemplated share exchange transaction, Next 1 would receive a controlling interest in Webdigs through its receipt of approximately 93 million shares of newly designated preferred stock representing approximately 92% of the total outstanding capital stock of Webdigs immediately after the transaction. In exchange, Next 1 would transfer its entire share ownership in Attaché Travel International, Inc. (Next One Realty) to Webdigs.

On October 9, 2012, Webdigs and Next 1 completed the transactions contemplated by the Share Exchange Agreement. Under the Share Exchange Agreement, Webdigs received all of the outstanding equity in Attaché Travel International, Inc. (“Attaché”). In exchange for Webdigs’s receipt of the Attaché shares from Next 1, Webdigs issued to Next 1 a total of 93 million shares of our newly designated Series A Convertible Preferred Stock (our “Series A Stock”). The exchange of Attaché shares in exchange for the Series A Stock of Webdigs is referred to as the “Exchange Transaction.”

As a condition to the closing of the Exchange Transaction, the Company changed its name from “Webdigs, Inc.” to “RealBiz Media Group, Inc.” on October 9, 2012, by engaging in a short-form parent-subsidiary merger in the State of Delaware.

Nature of Business

We are engaged in the business of providing digital media and marketing services for the real estate industry. We currently generate revenue from service fees, product sales, membership fees and advertising revenues. The company was formed through the merging of three divisions: (i) our fully licensed real estate division (formerly known as Webdigs); (ii) our TV media contracts (Home Preview Channel /Extraordinary Vacation Homes/) division; and (iii) our Real Estate Virtual Tour and Media group (Realbiz 360). The assets of these divisions were used to create a new suite of real estate products and services that create stickiness through the utilization of video, social media and loyalty programs. At the core of the company’s programs is our proprietary video creation technology which allows for an automated conversion of data (text and pictures of home listings) to a video with voice and music. We provide video search, storage and marketing capabilities on multiple platform dynamics for web, mobile, and TV. Once a home, personal or community video is created using our proprietary technology, it can be published to social media, email or distributed to multiple real estate websites, broadband or television for consumer viewing.

We are engaged in the business of providing digital media and marketing services for the real estate industry. We currently generate revenue from service fees, product sales, membership fees and advertising revenues. RealBiz has positioned itself in the following areas summarized here and explained in more detail below:

1.	Nestbuilder Agent: This platform allows agents to claim and customize their own web page to be used as a video marketing platform. The site interacts with nestbuilder.com, ezflix and the HAAC allowing agents to create customized video of homes, themselves or community as well as being able to pull other MLS property listings to create specialized marketing messages. Additionally, the agent can view the effectiveness of their marketing efforts through a dashboard that shows multiple statistics including number of views, time spent, origination and lead generation. Additionally the agent can earn points for their marketing actions that can be converted to Home & Away Club rewards dollars. This site will completely empower the real estate agent with content and assets that they can use to pursue prospects and generate leads at a fraction of the cost they are currently paying.

2.	Ezflix Mobile App: The ezflix app is the only mobile/web video editor that pre-integrates with an agent’s listing data, allowing them to edit all of their listing’s data, and convert them into video with live video interstitial capabilities, audio recording and music. Ezflix can then share videos to all social media, email, and multiple other real estate portals including NestBuilder – giving agents a way to personalize their listing videos with entertaining local relevant content. This application, both Web and Mobile, was initially launched in both the Android and iOS versions in January and February 2015. This platform as it evolves will combine our VT (Virtual Tour) and MVA (Microvideo App) platform into one solution and distribute to multiple partners and resellers including Photographer and Videographer service providers’ network. This product integration is expected to be complete by Q2 of 2015.

F-8

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2014 and 2013

NOTE 1: ORGANIZATION AND NATURE OF BUSINESS (continued)

Nature of Business (continued)

3.	The Virtual Tour (VT) and Microvideo App (MVA): was developed and implemented to allow agents to access specific video based product strategies that are designed specifically to increase the SEO rank and traffic credit to real estate franchise systems and/or their brokers. This solution gives those franchises and brokers a much needed tool to lower their cost of prospect acquisition. Currently, the strategy is to migrate our current client base of VT users to MVA’s and combine the total core offering into our EzFlix Mobile and Web based application during the second quarter of 2015.

4.	NestBuilder: The world’s largest real estate video portal with over 1.5 million listings and is targeted to grow to over 3 million listings by mid 2015. Unlike other leaders in the space that agents are seeking legitimate alternatives to, NestBuilder focuses on building agent’s brands and delivering high-quality leads. They achieve this by offering fully customizable webpages in NestBuilder Agent that will follow their homebuyer throughout the home search, ultimately turning NestBuilder.com into each agent’s very own national portal.

5.	NestBuilder Mobile Search App: The app is currently available in the Google Play Store and should be available in the iOS version by March 2015. The app not only allows consumers to search and view homes in video but additionally allows consumers to enter in their agent’s name, and effectively turn the NestBuilder app into the agent’s very own application where their branding follows the consumer along their home search journey, everywhere they go.

6.	ReachFactor: A recently acquired full-marketing agency that specializes in real estate. ReachFactor offers a variety of solutions to agents and brokers such as web design, digital ad campaigns, blogging, social media management, reputation management, search engine optimization and much more.

7.

Enterprise Video Production: We service some of the largest and well known Franchisor accounts in the North America Real Estate Market in compiling listings into a Video format and distributing to those franchisors websites, brokers and agents and lead generation platforms 24/7. Some of these multiyear contracts have the Company producing over 10 million video listings from 2012-2014 and will be eclipsing that production in 2015 alone. This core area significantly contributes to the Company’s growth not only in this core service but continues to allow us access to national databases and directly agents and brokers to allow the Company access to upgrades and upsell other core products and services.

8.	Home and Away Club: RealBiz excels at beginning and closing the agent-buyer relationship, but the reality of real estate is that the average homebuyer looks for a new home once every 8 years. As a result the majority of consumers have lost touch with their agent by the time their next home purchase happens. That’s why RealBiz has created the Home and Away Club so they can offer agents a means to stay in contact once the house is sold with a rewards program. With the Home and Away club, agents can earn rewards dollars for completing actions as well as purchasing club memberships that can be gifted to their clients. Additionally agents can predetermine times and special events that they wish to have their client accounts topped up. All of the Home & Away Club members introduced by the agent remain part of the agents “circle of clients” with personalized messaging on all gifting of rewards. The rewards dollars allows members to purchase a broad cross section of lifestyle, travel, merchandise and home products at greatly discounted pricing – thereby giving customers real values on products they want.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The consolidated financial statements for the years ended October 31, 2014 and 2013 include the operations of RealBiz Media Group, Inc. and its wholly-owned subsidiary, Webdigs, LLC, which includes the dormant wholly owned subsidiaries of Home Equity Advisors, LLC, and Credit Garage, LLC from the recapitalization date of October 9, 2012 and the historical operations of RealBiz Media Group, Inc, which includes its subsidiaries RealBiz 360 Enterprise (Canada), Inc. and RealBiz 360, Inc. All significant intercompany accounts and transactions have been eliminated in the consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. There were no cash equivalents for the years ended October 31, 2014 and 2013.

F-9

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2014 and 2013

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

The Company provides its marketing and promotional services to agents or brokers via a web-based portal that allows for credit card payments. The Company recognizes accounts receivable for amounts uncollected from the credit card service provider at the end of the accounting period. The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses, and such losses traditionally have been within its expectations. For the years ended October 31, 2014 and 2013, the Company determined the allowance for doubtful accounts to be $-0- and $76,823, respectively.

Property and Equipment

All expenditures on the acquisition for property and equipment are recorded at cost and capitalized as incurred, provided the asset benefits the Company for a period of more than one year. Expenditures on routine repairs and maintenance of property and equipment are charged directly to operating expense. The property and equipment is depreciated based upon its estimated useful life after being placed in service. The estimated useful life of computer equipment is 3 years. When equipment is retired, sold or impaired, the resulting gain or loss is reflected in earnings. The Company incurred depreciation expense of $16,414 and $2,838 for the years ended October 31, 2014 and 2013, respectively.

Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification 360-10, “Property, Plant and Equipment”, the Company periodically reviews its long- lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. For the years ended October 31, 2014 and 2013, the Company did not impair any long-lived assets.

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day to day operation of the website are expensed as incurred.

Software Development Costs

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application in accordance with guidelines established by "ASC 985-20-25" Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, requiring certain software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Amortization of the capitalized software development costs begins when the product is available for general release to customers. Capitalized costs are amortized based on the greater of (a) the ratio of current gross revenues to the total current and anticipated future gross revenues, or (b) the straight-line method over the remaining estimated economic life of the product. For the year ended October 31, 2014, the Company has capitalized of costs associated with the development of a mobile app that has not been placed into service.

Goodwill and Other Intangible Assets

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets", the Company assesses the impairment of identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance compared to historical or projected future operating results;

2.	Significant changes in the manner or use of the acquired assets or the strategy for the overall business; and

3.	Significant negative industry or economic trends.

F-10

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2014 and 2013

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill and Other Intangible Assets (continued)

When the Company determines that the carrying value of an intangible may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flow, the Company records an impairment charge equal to the amount that the book value exceeds fair value. The Company measures fair value based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company did record an impairment charge of $125,000 and $-0- on its intangible assets during the years ended October 31, 2014 and 2013, respectively.

Intellectual properties that have finite useful lives are amortized over their useful lives. The Company incurred amortization expense of $1,772,183 and $1,377,348 for the years ended October 31, 2014 and 2013, respectively.

Derivative Instruments

The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with Accounting Standards Codification topic 815, Accounting for Derivative Instruments and Hedging Activities (“ASC 815”) as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering all of the rights and obligations of each instrument.

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as freestanding warrants, the Company generally uses the Black-Scholes model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of our common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes. Under the terms of the new accounting standard, increases in the trading price of the Company’s common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative expense. Conversely, decreases in the trading price of the Company’s common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative income.

Based upon ASC 815-25 the Company has adopted a sequencing approach regarding the application of ASC 815-40 to its outstanding convertible debentures. Pursuant to the sequencing approach, the Company evaluates its contracts based upon earliest issuance date.

Convertible Debt Instruments

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the FASB Accounting Standards Codification. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt.

Fair Value of Financial Instruments

The Company adopted ASC topic 820, “Fair Value Measurements and Disclosures” (ASC 820), formerly SFAS No. 157 “Fair Value Measurements,” effective January 1, 2009. ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There was no impact relating to the adoption of ASC 820 to the Company’s consolidated financial statements.

F-11

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2014 and 2013

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments (continued)

ASC 820 also describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, accounts receivable, prepaid expenses, due from affiliates, accounts payable, accrued liabilities and other current liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short- term nature. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amounts approximate fair value. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Revenue Recognition

The Company recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exits; (2) delivery has occurred or services have been rendered; (3) the Company's price to its customer is fixed or determinable and (4) collectability is reasonably assured.

The Company provides its marketing and promotional services to agents or brokers via a web-based portal that allows for credit card payments. Customers may pay a monthly recurring fee or an annual fee. Some customers additionally pay a one-time set up fee. Monthly recurring fees are recognized in the month the service is rendered. Collection of one-time set up fees and annual services fees give rise to recognized monthly revenue in the then-current month as well as deferred revenue liabilities representing the collected fee for services yet to be delivered.

Cost of Revenues

Cost of revenues includes costs attributable to services sold and delivered. These costs include such items as credit card fees, sales commission to business partners, expenses related to our participation in industry conferences, and public relations expenses.

Advertising Expense

Advertising costs are charged to expense as incurred and are included in selling and promotions expense in the accompanying unaudited consolidated financial statements. Advertising expense for the years ended October 31, 2014 and 2013 was $46,380 and $138,226, respectively.

Share-Based Compensation

The Company computes share based payments in accordance with Accounting Standards Codification 718-10 “Compensation” (ASC 718-10). ASC 718-10 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services at fair value, focusing primarily on accounting for transactions in which an entity obtains employees services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of an entity’s equity instruments or that may be settled by the issuance of those equity instruments. In March 2005, the SEC issued SAB No. 107, Share-Based Payment (“SAB 107”) which provides guidance regarding the interaction of ASC 718-10 and certain SEC rules and regulations. The Company has applied the provisions of SAB 107 in its adoption of ASC 718-10. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50, Equity Based Payments to Non-Employees. The Company estimates the fair value of stock options by using the Black-Scholes option pricing model.

Foreign Currency and Other Comprehensive Income (Loss)

The functional currency of our foreign subsidiaries is typically the applicable local currency. The translation from the respective foreign currencies to United States Dollars (U.S. Dollar) is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for income statement accounts using a weighted average exchange rate during the period. Gains or losses resulting from such translation are included as a separate component of accumulated other comprehensive income. Gains or losses resulting from foreign currency transactions are included in foreign currency income or loss except for the effect of exchange rates on long-term inter-company transactions considered to be a long-term investment, which are accumulated and credited or charged to other comprehensive income.

F-12

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2014 and 2013

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency and Other Comprehensive Income (Loss) (continued)

Transaction gains and losses are recognized in our results of operations based on the difference between the foreign exchange rates on the transaction date and on the reporting date. The Company recognized net foreign exchange gains of $1,659 and $592 for years ended October 31, 2014 and 2013, respectively. The foreign currency exchange gains and losses are included as a component of other (income) expense, net, in the accompanying Consolidated Statements of Operations. For the years ended October 31, 2014 and 2013, the increase in accumulated comprehensive gain was $59,257 and a loss of $19,215, respectively.

The exchange rate adopted for the foreign exchange transactions are the rates of exchange as quoted on an internet website. Translation of amount from Canadian dollars into United States dollars was made at the following exchange rates for the respective periods:

•	As of October 31, 2014 - Canadian dollar $0.89330 to US $1.00

•	For the year ended October 31, 2014 - Canadian dollar $0.92341 to US $1.00

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities and net operating loss and tax credit carryforwards given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company's tax returns for its October 31, 2013, 2012 and 2011 tax years may be selected for examination by the taxing authorities as the statute of limitations remains open.

Earnings Per Share

Basic earnings per share is computed by dividing net income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period.

Diluted earnings per share is computed by dividing net income attributable to common stockholders by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is considered to be equal to basic because it is anti-dilutive. The Company’s common stock equivalents include the following:

	October 31, 2014	October 31, 2013
Series A convertible preferred stock issued and outstanding	66,801,653	94,009,762
Warrants to purchase common stock issued, outstanding and exercisable	15,378,858	8,325,832
Stock options issued, outstanding and exercisable	-	1,000
Shares on convertible promissory notes	3,476,923	1,866,667
	85,657,434	104,203,261

F-13

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2014 and 2013

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations, Risks and Uncertainties

The Company’s operations are related to the real estate industry and its prospects for success are tied indirectly to interest rates and the general housing and business climates in the United States.

Reclassifications

Certain reclassifications have been made in the consolidated financial statements for comparative purposes.  These reclassifications have no effect on the results of operations or financial position of the Company.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (for example, insurance contracts or lease contracts). This ASU will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the codification. Additionally, this ASU supersedes some cost guidance included in Subtopic 605-35, Revenue Recognition-Construction-Type and Production-Type Contracts. The guidance's core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the revenue principles, an entity will identify the performance obligations, determine the transaction price, allocate the transaction price to the performance obligations and recognize revenue when the performance obligation is satisfied. The ASU further states that an entity should disclose sufficient information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in this ASU are effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2016, for public companies. Early adoption is not permitted. The Company is still evaluating the provisions of ASU 2014-09 and its impact on the Company's consolidated financial position, results of operations or cash flows.

In April 2014, the FASB issued ASU 2014-08, “Presentation of Financial Statements and Property, Plant, and Equipment,” (ASU 2014-08). This ASU changes the threshold for reporting discontinued operations and adds new disclosures. The new guidance defines a discontinued operation as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on our operations and financial results.” For disposals of individually significant components that do not qualify as discontinued operations, the Company must disclose pre-tax earnings of the disposed component. This guidance is effective for us prospectively for all disposals (or classifications as held for sale) of components of an entity that occur within annual periods beginning on or after December 15, 2014, and interim periods within those years. Early adoption is permitted, but only for disposals (or classifications as held for sale) that have not been reported in financial statements previously issued or available for issuance. The Company does not expect the adoption of this guidance to have a material impact on our consolidated financial statements.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred a net losses of $4,605,327 and $3,764,089 for the years ended October 31, 2014 and 2013, respectively. At October 31, 2014, the Company had a working capital deficit of $2,319,305, and an accumulated deficit of $15,376,638. It is management’s opinion that these facts raise substantial doubt about the Company’s ability to continue as a going concern without additional debt or equity financing. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to meet its working capital needs through the next twelve months, the Company may consider plans to raise additional funds through the issuance of additional shares of common or preferred stock and or through the issuance of debt instruments. Although the Company intends to obtain additional financing to meet our cash needs, the Company may be unable to secure any additional financing on terms that are favorable or acceptable to us, if at all.

F-14

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2014 and 2013

Note 4: Property and Equipment

At October 31, 2014 and 2013, the Company's property and equipment are as follows:

	October 31, 2014
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Depreciation	Value

Computer equipment - office	1.7 Years	$22,881	$9,892	$12,989
Computer equipment - Nestbuilder website	2.3 Years	42,149	9,360	32,789
		$65,030	$19,252	$45,778

	October 31, 2013
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Depreciation	Value

Computer equipment - office	2.5 years	$17,046	$2,838	$14,208
Computer equipment - Nestbuilder website	3.0 years	42,149	-0-	42,149
		$59,195	$2,838	$56,357

The Company has recorded $16,414 and $2,838 of depreciation expense for the years ended October 31, 2014 and 2013, respectively. There was no property and equipment impairment recorded for the years ended October 31, 2014 and 2013.

NOTE 5: INTANGIBLE ASSETS AND BUSINESS COMBINATION

The following table sets forth the intangible assets, both acquired and developed, including accumulated amortization:

	October 31, 2014
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Amortization	Value

Sales/Marketing agreement	1.5 Years	$4,796,178	$2,754,696	$2,041,482
Website development costs	2.4 Years	1,527,307	294,839	1,232,468
Web platform/customer relationships - ReachFactor acquisition	2.5 Years	600,000	224,996	375,004
Software development costs (not placed in service)	3.0 Years	52,190	-0-	52,190
		$6,975,675	$3,274,531	$3,701,144

F-15

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2014 and 2013

NOTE 5: INTANGIBLE ASSETS AND BUSINESS COMBINATION (continued)

	October 31, 2013
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Amortization	Value

Sales/Marketing agreement	2.5 years	$4,796,178	$1,377,348	$3,418,830
Website development costs (not placed in service)	3.0 years	835,752	-0-	835,752
		$5,631,930	$1,377,348	$4,254,582

During the year ended October 31, 2014, the Company incurred expenditures of $691,555 for website development costs as a new development team was brought in to assess the quality of the website. Upon their recommendation, significant changes, upgrades and modifications were recommended and have been ongoing since the post launch date of March 4, 2014. This is being done to ensure that the site works capably as the Company's "revenue driver". This capitalization falls with the scope of ASC 350-50-25-15 wherein costs of upgrades and enhancements should be capitalized as they will result in added functionality of the website.

During the year ended October 31, 2014, the Company incurred expenditures of $52,190 for software development costs to develop a mobile app called "EZ FLIX" as a tool to assist users in converting still pictures to video. The Company capitalized internal software development costs subsequent to establishing technological feasibility of a software application in accordance with guidelines established by "ASC 985-20-25" Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, requiring certain software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Amortization of the capitalized software development costs begins when the product is available for general release to customers anticipated to be available in the fourth quarter of the current fiscal year. Capitalized costs are amortized based on the greater of (a) the ratio of current gross revenues to the total current and anticipated future gross revenues, or (b) the straight-line method over the remaining estimated economic life of the product. As of October 31, 2014, the app has not been placed into service.

On May 24, 2014, RealBiz Media Group, Inc. (the “RBIZ”) entered into an Asset Purchase Agreement with ReachFactor, Inc. (“ReachFactor”) and its two principals, Suresh Srinivasan and Arun Srinivasan pursuant to which the Company acquired substantially all of the assets of ReachFactor and the Company assumed certain liabilities of ReachFactor not to exceed $25,000 in consideration of RBIZ's issuance to ReachFactor of 2,000,000 shares of RBIZ's common stock. The acquisition of the assets is subject to an unwind at the option of Suresh Srinivasan and Arun Srinivasan if on or prior to the date that is six months after the closing of the Asset Purchase Agreement, the Company terminates the employment of either of Suresh Srinivasan and/ or Arun Srinivasan (each referred to as an “Executive”) without cause or either Executive terminates his employment for good reason. In the event of an unwind the assets revert back to ReachFactor and the 2,000,000 shares of stock revert back to RBIZ. The purpose for this acquisition was for RealBiz to obtain ReachFactor's intellectual property consisting of a web platform, along with ReachFactor's customer relationships and to facilitate the addition of ReachFactor's principals to the management of RealBiz.

The value of the common stock of RealBiz was based on the fair value of the stock at the closing date which was $0.15 per share and RBIZ capitalized $600,000 as intangible assets consisting of a web platform and customer relationships, to be amortized over a three year period beginning June 1, 2014. The $600,000 included the capitalization of $300,000, related to the acquisition, representing the value of an additional 2,000,000 shares of RBIZ's common stock that were issued on the acquisition date to an escrow account and is considered as part of the purchase price consideration. These additional shares are to be released to Suresh Srinivasan and Arun Srinivasan at the rate of 500,000 shares every three months. The transaction represents an asset acquisition that is accounted for as a business combination under ASC 805 and noted in the tables below:

Purchase Price
Recipients	Value per share	Number of shares issued	Total Value
ReachFactor, Inc	$0.15	2,000,000	$300,000
Suresh Srinivasan	$0.15	1,000,000	$150,000
Arun Srinivasan	$0.15	1,000,000	$150,000
		4,000,000	$600,000

Assets Acquired
Total Value
Web platform and customer relationships	$600,000
Purchase price	$600,000

F-16

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2014 and 2013

NOTE 5: INTANGIBLE ASSETS AND BUSINESS COMBINATION (continued)

On September 18, 2014, the Company received Suresh Srinivasan’s written resignation as the Chief Operating Officer of the Company effective September 30, 2014 and the outstanding 750,000 shares of RealBiz common stock, held in escrow, were returned on December 5, 2014. The Company impaired the remaining un-amortized cost of $125,000 representing Suresh's interest in the ReachFactor intangible assets.

Intangible assets are amortized on a straight-line basis over their expected useful lives, estimated to be 4 years, except for the website(s), which is 3 years. Amortization expense related to website development costs and intangible assets was $1,772,183 and $1,109,873, for years ended October 31, 2014 and 2013, respectively.

NOTE 6: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

For the years ended October 31, 2014 and 2013, the Company’s accounts payable and accrued expenses are as follows:

	October 31,
	2014	2013
Trade payables and accruals	$281,352	$161,847
Accrued preferred stock dividends	915,447	523,895
Payroll and commissions	456,875	352,266
Other liabilities	226,620	219,024
Total accounts payable and accrued expenses	$1,880,294	$1,257,032

NOTE 7: DUE FROM/TO AFFILIATES

During the normal course of business, the Company receives and/or makes advances for operating expenses to/from our parent Company, Next 1 Interactive, Inc. As of October 31, 2014 and 2013, the Company is due $131,086 and $4,199, respectively as a result of such transactions.

F-17

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2014 and 2013

NOTE 8: CONVERTIBLE NOTES PAYABLE

During the year ended October 31, 2014, the Company:

•	issued 1,366,666 shares at the conversion rate of $0.15 per share, upon the noteholder's request, to convert $205,000 in principal.

•	issued 100,000 shares at the conversion rate of $0.15 per share, upon the noteholder's request, to convert $15,000 in principal leaving a remaining principal balance of $60,000.

•	On October 20, 2014, the Company issued a two (2) year, 7.5% convertible promissory note maturing on October 19, 2016 with a non-related third party investor valued at $150,000 and received $95,000 in cash proceeds net of $55,000 in loan origination fees included in the calculation of the debt discount. As an incentive, the Company issued 300,000 warrants to the holder with a two-year life and a fair value of approximately $14,760 to purchase shares of the Company’s common stock, $0.001 par value, per share, at an exercise price of $0.17 per share included as part of the debt discount. The fair value of the warrants was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate between 0.94% and 1.51%, dividend yield of -0-%, volatility factor between 115.05% and 124.65% and an expected life of 1.5 years. The value of these warrants was charged to interest expense with the offset to additional paid-in-capital. The noteholder, at their option, has the right from time to time, and at any time on or prior to the later of (i) the Maturity Date and (ii) the date of payment of the Default Amount, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock at the Conversion Price. The conversion price means the lower of the fixed conversion price of $0.20 or the variable conversion price. The variable conversion price shall mean 65% multiplied by the lowest of the VWAP (volume weighted average price) of the common stock during the twelve (12) consecutive trading day period ending on and including the trading day immediately preceding the conversion date.

As required, the Company evaluated the conversion feature of the note, determined that there was no beneficial conversion feature (“BCF”) and assigned a value of $80,240 as additional derivative liability expense. Total debt discount of $150,000 is to be amortized to interest expense over the life of the note. Additionally, the Company accounted for the embedded conversion option liability in accordance with Accounting Standards Codification topic 815, Accounting for Derivative Instruments and Hedging Activities (“ASC 815”) as well as related interpretation of this standard.  In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. Additionally, the Company determined the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, giving consideration to all of the rights and obligations of each instrument.

The initial fair value of the embedded conversion option liability associated with the funds received on October 20, 2014, was valued using the Black-Scholes model, resulting in an initial fair value of $314,543 and recorded as a current liability. The assumptions used in the Black-Scholes option pricing model at the date the funds were received are as follows: (1) dividend yield of 0%; (2) expected volatility of 359.58%, (3) risk-free interest rate of 0.37%, and (4) expected life of 2.00 years. The value of the conversion option liability underlying the convertible promissory note at October 31, 2014 was $305,220 and the assumptions used in the Black-Scholes pricing model at October 31, 2014 are as follows: (1) dividend yield of 0%; (2) expected volatility of 356.68%, (3) risk-free interest rate of 0.50%, and (4) expected life of 2.00 years. The Company recognized a gain from the decrease in the fair value of the conversion option liability in the amount of $9,323 during the year ended October 31, 2014, representing the change in fair value. The Company recognized a derivative liability expense of $234,303. Interest charged to operations relating to this note for year ended October 31, 2014 and 2013 amounted to $2,605 and $0 respectively.

During the year end October 31, 2013:

•	the $60,500 was satisfied and the $605,000 promissory note replaced the original debt of $615,264, resulting in a gain on settlement of debt of $10,264.

•	$440,000 of principal was assigned to various non-related third party investors and the Company issued non-interest bearing convertible promissory notes that are due on demand. The conversion feature of $0.15 of these notes was evaluated and determined that $440,000 should be allocated to the beneficial conversion feature ("BCF") and amortized as interest expense over the life of the note. The convertible promissory notes are due on demand, therefore $440,000 of the BCF was charged to interest expense for the year ended October 31, 2013.

•	various noteholders converted $325,000 of principal at a conversion rate of $0.15 per share and the Company issued 2,166,666 shares of its common stock and the remaining principal balance at October 31, 2013 is $280,000.

F-18

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2014 and 2013

NOTE 9: LOANS PAYABLE

For the years ended October 31, 2014 and 2013, the Company’s loans payable is summarized follows:

	October 31,
	2014	2013
Promissory note	$-0-	$21,214
Non-related third party investors	170,000	170,000
Total Loans payable	$170,000	$191,214

During the year ended October 31, 2014:

•	the Company made $21,214 in principal payments and incurred $1,314 in interest expense for the promissory note.

•	there was no activity for the year ended October 31, 2014 for the non-related third party investors.

During the year ended October 31, 2013:

•	the Company received $50,000 in proceeds from a non-related third party investor. The Company anticipates that this loan will be converted into either a formal debt or equity instrument. As of the date of this audit report its status has remained unchanged.

•	the Company incurred consulting fees in the amount of $120,000 which were recorded as loans from a non-related third party investor. The Company anticipates that this loan will be converted into either a formal debt or equity instrument. As of the date of this audit report its status has remained unchanged.

NOTE 10: SHARE-BASED COMPENSATION

The Company recognizes compensation expense for stock option grants over the requisite service period for vesting of the award.

Stock Options consist of the following for the years ended October 31, 2014 and 2013, after taking into account a 200 for 1 reverse stock split:

Weighted
		Weighted		average
		average	Aggregate	remaining
	Number of	exercise	intrinsic	contractual
	options	price	value	term (years)

Outstanding at October 31, 2012	4,000	$50.00	$-	0.94
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	3,000	-	-	-

Outstanding at October 31, 2013	1,000	50.00	-	1.00
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	1,000	50.00	-	1.00

Outstanding at October 31, 2014	-	$-	$-	-

The aggregate intrinsic value in the table above represents the difference between the closing stock price on October 31, 2014 and the exercise price, multiplied by the number options at October 31, 2014.  There were no options exercised during the years ended October 31, 2014 and 2013 and as of October 31, 2014 all options have expired.

F-19

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2014 and 2013

NOTE 11: STOCKHOLDERS’ EQUITY

On July 31, 2014, the Board and the holders of a majority of the voting power of our shareholders approved an amendment to our articles of incorporation to increase our authorized shares of common stock to 250,000,000 from 125,000,000 and increased the Company's Series A Convertible Preferred Stock to 120,000,000 from 100,000,000. Additionally, on July 31, 2014, the Board designated the terms of Series B Convertible Preferred Stock and 1,000,000 shares were authorized.

The total number of shares of all classes of stock that the Company shall have the authority to issue is 376,000,000 shares consisting of: 250,000,000 shares of common stock with a $0.001 par value per shares; and 125,000,000 shares which may be designated as Series A Convertible Preferred Stock with a $0.001 par value per share and 1,000,000 shares designated as Series B Preferred stock with a $0.001 par value per share.

Common Stock

During the year ended October 31, 2014, the Company:

•	issued 4,163,712 shares of its common stock along with 3,532,389 one year warrants with an exercise price between a $0.18 to $1.25 for cash proceeds of $842,668 .

•	issued 2,975,111 shares of its common stock upon exercise of 2,975,111 outstanding warrants for cash proceeds of $666,520 .

•	issued 2,134,430 shares of its common stock along with 235,780 one year warrants with an exercise price between $0.05 to $1.00 for a total value of $970,065 for consulting fees rendered. The value of the common stock issued was based on the fair value of the stock at the time of issuance. The value of the warrants was estimated at the time of grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate between 0.10% and 0.14%, dividend yield of -0-%, volatility factor between 318.89% to 611.08% and expected life of one year.

•	On May 24, 2014, the Company issued 2,000,000 shares of common stock as part of employment agreements in place with executives valued at $300,000. This was part of the purchase price under the ReachFactor Asset Purchase Agreement. The value of the common stock was based on the fair value of the stock, representing its quoted trading price, at the time of issuance.

•	On May 24, 2014, the Company issued 2,000,000 shares of common stock upon execution of an Asset Purchase Agreement with ReachFactor, Inc. pursuant to which the Company acquired substantially all of the assets of ReachFactor and the Company assumed certain liabilities of ReachFactor not to exceed $25,000. The value of the common stock was based on the fair value of the stock, representing its quoted trading price, at the time of issuance and totaled $300,000.

•	issued 14,765,000 shares of its common stock valued at $738,250 upon the conversion of the holders of convertible Series B preferred shares held in its parent company Next 1 Interactive, Inc. These common shares were valued at the carrying value of the converted parent company Series B preferred shares.

•	issued 1,300,000 shares of its common stock valued at $130,000 upon the conversion of the holders of convertible Series C preferred shares held in its parent company Next 1 Interactive, Inc. These common shares were valued at the carrying value of the converted parent company Series C preferred shares.

•	issued 1,937,973 shares of its common stock valued at $290,725 upon the conversion of the holders of convertible Series D preferred shares held in its parent company Next 1 Interactive, Inc. These common shares were valued at the carrying value of the converted parent company Series D preferred shares.

•	issued 3,100,000 shares of its common stock valued at $155,000 upon the conversion of the holders of convertible promissory notes held in its parent company Next 1 Interactive, Inc. These common shares were valued at the carrying value of the converted parent promissory notes.

•	issued 12,000,000 one (1) year common stock warrants with an exercise price of $0.50 for a debt modification of convertible promissory notes held in its parent company Next 1 Interactive, Inc valued at $4,809,308. The value of the warrants was estimated at the time of grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate of 0.35%, dividend yield of -0-%, volatility factor of 324.34% and expected life of one year.

•	issued 1,466,666 shares of common stock upon conversion of convertible promissory notes of $220,000.

•	issued 70,879 shares upon the exercise of 70,879 warrants in settlement of consulting fees valued at $12,758 at an exercise price of $1.

F-20

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2014 and 2013

NOTE 11: STOCKHOLDERS’ EQUITY (continued)

Common Stock (continued)

During the year ended October 31, 2014, the Company (continued):

•	issued 27,000 shares of its common stock along with 9,000 one year warrants with an exercise price between $0.18 to $1.00 as settlement of $13,500 of proceeds received in advance for prior fiscal year subscription agreements.

•	On May 5, 2014, the Company's board of directors authorized a special warrant exercise pricing available to warrant holders of record as of May 5, 2014. The Board agreed to reduce the pricing on the warrants to $0.18 from their current level of $1.00 to $1.25 for the month of May 2014 only. The Company evaluated the incremental value of the modified warrants, as compared to the original warrant value, concluding that modification expense incurred was immaterial and the modification expense not recorded.

•	All of the conversions of Next 1 Interactive, Inc. securities were accounted for as constructive distributions.

During the year ended October 31, 2013, the Company:

•	issued 7,646,000 shares of its common stock along with 7,614,000 one year warrants with an exercise price between a $1.00 and $1.25 for cash proceeds of $3,826,000.

•	issued 50,000 shares of its common stock upon execution of 50,000 outstanding warrants for cash proceeds of $50,000.

•	received $13,500 in advance for subscription agreements totaling 27,000 shares of its common stock and as of October 31, 2013 the shares have not been issued.

•	issued 607,600 shares of its common stock along with 71,600 one year warrants with an exercise price of $1 for a total value of $646,030 for consulting fees rendered. The value of the common stock was issued was based on the fair value of the stock at the time of issuance. The value of the warrants was estimated at the time of grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate between 0.10% and 0.14%, dividend yield of -0-%, volatility factor between 177.07% and 353.06% and expected life of one year.

•	issued 32,095,356 shares of its common stock and 690,232 one year warrants with an exercise price of $1 valued at $7,297,272 upon the conversion of the holders of convertible preferred shares and promissory notes held in its parent company Next 1 Interactive, Inc. The value of the warrants was estimated at the time of grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate between 0.10% and 0.14%, dividend yield of -0-%, volatility factor between 315.81% and 356.43% and expected life of one year.

•	issued 5,990,238 shares of its common stock valued at $299,512 upon the conversion of 5,990,238 shares of the Company's Convertible Series A Preferred stock.

•	on October 3, 2013, contracted with an un-related entity and issued 100,000 shares of its common stock valued at $418,000 in website development costs. The value of the common stock was issued was based on the fair value of the stock at the time of issuance. Effective October 29, 2013, two shareholders of this entity became employees and executive officers of our Company.

•	issued 2,166,666 shares of its common stock valued at $325,000 upon complying with conversion requests of various non-related third party convertible promissory note holders.

•	evaluated the conversion feature of new issued convertible promissory note and recorded a $440,000 beneficial conversion feature.

F-21

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2014 and 2013

NOTE 11: STOCKHOLDERS’ EQUITY (continued)

Common Stock Warrants

The following table sets forth common share purchase warrants outstanding as of October 31, 2014:

	Warrants	Weighted Average Exercise Price	Intrinsic Value
Outstanding, October 31, 2013	8,325,832	$1.04	$1.56
Warrants granted and issued	15,957,169	$0.47	$0.00
Warrants exercised/forfeited	(8,904,143)	$(1.00)	$0.00
Outstanding, October 31, 2014	15,378,858	$0.48	$0.00

Common stock issuable upon exercise of warrants	15,378,858	$0.48	$0.00

	Common Stock Issuable Upon Exercise of Warrants Outstanding			Common Stock Issuable Upon Warrants Exercisable
Range of Exercise Prices Prices	Number Outstanding at October 31, 2014	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at October 31, 2014	Weighted Average Exercise Price
$0.17	300,000	1.97	$0.17	300,000	$0.17
$0.18	2,224,530	0.42	$0.18	2,224,530	$0.18
$0.50	12,140,000	0.32	$0.50	12,140,000	$0.50
$1.00	247,050	0.04	$1.00	247,050	$1.00
$1.25	467,278	0.13	$1.25	467,278	$1.25

	15,378,858	0.35	$0.48	15,378,858	$0.48

The following table sets forth common share purchase warrants outstanding as of October 31, 2013:

	Warrants	Weighted Average Exercise Price	Intrinsic Value
Outstanding, October 31, 2012	-0-	$-0-	$-0-
Warrants granted and issued	8,375,832	$1.04	$1.56
Warrants exercised/forfeited	(50,000)	$(1.00)	$(1.60)
Outstanding, October 31, 2013	8,325,832	$1.04	$1.56

Common stock issuable upon exercise of warrants	8,325,832	$1.04	$1.56

F-22

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2014 and 2013

NOTE 11: STOCKHOLDERS’ EQUITY (continued)

Common Stock Warrants (continued)

	Common Stock Issuable Upon Exercise of Warrants Outstanding			Common Stock Issuable Upon Warrants Exercisable
Range of Exercise Prices Prices	Number Outstanding at October 31, 2013	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at October 31, 2013	Weighted Average Exercise Price
$1.00	6,917,832	0.78	$1.00	6,917,832	$1.00
$1.25	1,408,000	1.00	$1.25	1,408,000	$1.25

	8,325,832	0.82	$1.04	8,325,832	$1.04

Convertible Preferred Stock Series A

On October 14, 2014, the Company filed a certificate of amendment pursuant to the July 31st, 2014 Board of Directors approval to increase the Preferred A shares from 100,000,000 shares to 120,000,000 shares. As of October 31, 2014, the Company had 66,801,653 shares of Convertible Preferred Stock Series A issued and outstanding. The preferred shares were issued at $.001 par and bear dividends at a rate of 10% per annum payable on a quarterly basis when declared by the board of directors. Dividends accrue whether or not they have been declared by the board. At the election of the Company, Preferred Dividends may be converted into Series A Stock, with each converted share having a value equal to the market price per share, subject to adjustment for stock splits. In order to exercise such option, the Company delivers written notice to the holder. Each share of Series A Stock is convertible at the option of the holder thereof at any time into a number of shares of Common Stock determined by dividing the Stated Value of a $1 per share by the Conversion Price then in effect. The conversion price for the Series A Stock is equal to $1.00 per share. Each holder of Series A stock shall be entitled to one vote for each whole share of common stock that would be issuable upon conversion of such share on the record date for determining eligibility to participate in the action being taken.

In the event of (a) the sale, conveyance, exchange, exclusive license, lease or other disposition of all or substantially all of the intellectual property or assets of the Company, (b) any acquisition of the Company by means of consolidation, stock exchange, stock sale, merger of other form of corporate reorganization of the Company with any other entity in which the Company's stockholders prior to the consolidation or merger own less than a majority of the voting securities of the surviving entity, or (c) the winding up or dissolution of the Company, whether voluntary or involuntary (each such event in clause (a), (b) or (c) a "liquidation event"), the Board shall determine in good faith the amount legally available for distribution to stockholders after taking into account the distribution of assets among, or payment thereof over to, creditors of the Company (the "net assets available for distribution"). The holders of the Series A stock then outstanding shall be entitled to be paid out of the net assets available for Distribution (or the consideration received in such transaction) before any payment or distribution shall be made to the holders of any class of preferred stock ranking junior to the Series A Stock or to the Common Stock, an amount for each share of Series A Stock equal to all accrued and unpaid Preferred Dividends plus the Stated Value, as adjusted (the "Series A Liquidation Amount").

Accrued and declared preferred stock dividends on the outstanding preferred shares as of October 31, 2014 and 2013 totaled $915,447 and $523,895, respectively and are included in accounts payable and accrued expenses in the accompanying balance sheet. These preferred stock dividends were declared on December 28, 2014, to holders of record on August 31, 2014. Additional preferred stock dividends accruing, but have not been declared, on the outstanding preferred shares as of October 31, 2014 were $73,753.

During the year ended October 31, 2014, the Company:

•	issued 25,983,600 Series A Preferred Shares to Next 1 Interactive, Inc., based upon the "top up" provision in the certificates of designations, valued at $5,196,720 and approved by the Board of Directors on May 15, 2014 . The conversion price of $0.20 per common share was based upon the closing price of the Company's common stock on May 15, 2014.

•	retired 53,198,347 Series Preferred Series A shares held by Next 1 Interactive, at the cost of $1,287,082, based upon the original securities and purchase agreement of October 2012 and retirement was approved by the Board of Directors on May 15, 2014. This was based upon the issuances of RealBiz common shares issued for conversion from Next 1 Interactive, Inc. preferred stock and convertible promissory notes.

F-23

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2014 and 2013

NOTE 11: STOCKHOLDERS’ EQUITY (continued)

Convertible Preferred Stock Series A (continued)

During the year ended October 31, 2013, the Company:

•	on February 27, 2013, the former CEO of Webdigs converted 5,990,238 Series A Preferred Stock into 5,990,238 shares of RealBiz Common Stock.

Convertible Preferred Stock Series B

On July 31, 2014, the Company's Board of Directors approved the creation of a new Series B Preferred stock and on October 14, 2014 a certificate of designation was filed with the state of Delaware designating 1,000,000 shares with a par value of $0.001, a stated value of $5.00 per share and convertible into the Company's common stock at $0.05 per share. As of October 31, 2014, the Company had -0- shares of Convertible Preferred Stock Series B issued and outstanding. The Series B Preferred stock will bear dividends at a rate of 10% per annum and shall accrue on the stated value of such shares of the Series B Stock. Dividends accrue whether or not they have been declared by the Board of Directors. At the election of the Company, it may satisfy its obligations hereunder to pay dividends on the Series B stock by issuing shares of common stock to the holders of Series B stock on a uniform and prorated basis. Each share of Series B Stock is convertible at the option of the holder thereof at any time into a number of shares of Common Stock determined by dividing the Stated Value by the Conversion Price then in effect. The conversion price for the Series B Stock is equal to $0.05 per share. Each holder of Series B stock shall be entitled to the number of votes equal to two hundred (200) votes for each shares of Series B stock held by them.

In the event of (a) the sale, conveyance, exchange, exclusive license, lease or other disposition of all or substantially all of the intellectual property or assets of the Company, (b) any acquisition of the Company by means of consolidation, stock exchange, stock sale, merger of other form of corporate reorganization of the Company with any other entity in which the Company's stockholders prior to the consolidation or merger own less than a majority of the voting securities of the surviving entity, or (c) the winding up or dissolution of the Company, whether voluntary or involuntary (each such event in clause (a), (b) or (c) a "liquidation event"), the Board shall determine in good faith the amount legally available for distribution to stockholders after taking into account the distribution of assets among, or payment thereof over to, creditors of the Company (the "net assets available for distribution"). The holders of the Series A stock then outstanding shall be entitled to be paid out of the net assets available for Distribution (or the consideration received in such transaction) before any payment or distribution shall be made to the holders of any class of preferred stock ranking junior to the Series B Stock or to the Common Stock, an amount for each share of Series B Stock equal to all accrued and unpaid Preferred Dividends plus the Stated Value, as adjusted (the "Series B Liquidation Amount").

As of October 31, 2014 and 2013, there have been no shares issued or dividends accrued.

NOTE 12: OTHER INCOME

Other income for the year ended October 31, 2014 represents primarily the proceeds from a Canadian grant program encouraging research and development activities.

NOTE 13: RELATED PARTY TRANSACTIONS

In connection with the closing of the Exchange Transaction on October 9, 2012, Messrs. Buntz and Wicker converted all of their outstanding notes, unpaid salary and all other obligations and liabilities to them owed by the Company into 5,990,238 and 1,016,400 shares of Series A Stock, respectively. The Preferred A Shares for Mr. Buntz were converted to 5,990,238 Common Shares on February 27, 2013.

During the year ended October 31, 2013, the Company paid $800 a month in rent for office space on behalf of an officer of the Company.

Equity transactions with the Company's parent are described in Note 11.

F-24

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2014 and 2013

NOTE 14: INCOME TAXES

The Company accounts for income taxes taking into account deferred tax assets and liabilities which represent the future tax consequences of the differences between financial statement carrying amounts of assets and liabilities versus the tax basis of assets and liabilities. Under this method, deferred tax assets are recognized for deductible temporary differences, and operating loss and tax credit carryforwards. Deferred liabilities are recognized for taxable temporary differences. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The impact of tax rate changes on deferred tax assets and liabilities is recognized in the year the change is enacted.

The provision (benefit) for income taxes consists of the following for the years ended October 31:

	2014	2013

Current	$-	$-
Deferred	-	-

Provision for income taxes	$-	$-

The provision for income taxes varies from the statutory rate applied to the net loss as follows for the years ended October 31:

	2014	2013

Federal income tax benefit at statutory rate (35%)	$(1,611,864)	$(1,317,431)
State taxes, net of federal benefit	(208,584)	(170,483)
Effect of Canadian tax rates	19,318	66,704
Nondeductible expenses	1,113,360	978,453
Change in valuation allowance	687,770	442,757

Provision for income taxes	$-	$-

Significant components of the Company’s estimated deferred tax balances at October 31, 2014 and 2013 consist of:

	2014	2013
Deferred tax assets (liabilities)
Net operating loss carryforwards (U.S.)	$893,020	$281,009
Net operating loss carryforwards (Canada)	609,255	567,626
Bad debt	-	30,368
Accrued salaries	180,521	116,024

Net deferred tax assets	1,682,796	995,027
Valuation allowance	(1,682,796)	(995,027)

Provision for income taxes	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences will become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The Company has recorded a full valuation allowance against its net deferred tax assets because it is not currently able to conclude that it is more likely than not that these assets will be realized. The amount of deferred tax assets considered to be realizable could be increased in the near term if estimates of future taxable income during the carryforward period are increased. The valuation allowance increased by $687,769 during the fiscal year ended October 31, 2014.

F-25

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2014 and 2013

NOTE 14: INCOME TAXES (continued)

The Company has a total net operating loss carryforward of approximately $4,515,000, of which approximately $2,259,000 relates to domestic entities and $2,256,000 relates to wholly owned Canadian subsidiaries. Net operating loss carryforwards expire through 2033. Under the Internal Revenue Code Section 382 (IRC 382) and the Canadian Tax Act, certain stock transactions which significantly change ownership, including the sale of stock to new investors, the exercise of options to purchase stock, or other transactions between shareholders could limit the amount of net operating loss carryforwards that may be utilized on an annual basis to offset taxable income in future periods.

NOTE 15: FAIR VALUE MEASUREMENT AND DISCLOSURE

The Company has adopted ASC 820, Fair Market Measurement and Disclosures including the application of the statement to non-recurring, non-financial assets and liabilities. The adoption of ASC 820 did not have a material impact on the Company’s fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Fair Value Measurements at October 31, 2013 and 2014 respectively using:

Description	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Cash	$1,304,374	$-	$-	$1,304,374
October 31, 2013	$1,304,374	$-	$-	$1,304,374

Cash	$20,066	$-	$-	$20,066
Convertible promissory note with embedded conversion option	-	-	305,220	305,220
October 31, 2014	$20,066	$-	$305,220	$325,286

NOTE 16: SUBSEQUENT EVENTS

The Company has evaluated subsequent events occurring after the balance sheet date and through February 12, 2015, the date that these financial statements were issued and has identified the following:

During December 2014 and January 2015, the Company:

•	received $460,000 in proceeds and issued convertible promissory notes with interest rates of 12% per annum, maturity dates of December 31, 2016 and with a range of fixed rate conversion features.

•	received $75,000 in proceeds and issued 750,000 common shares and 750,000 one year warrants with an exercise price of $0.18.

•	the Company is currently analyzing the above transactions for proper accounting treatment.

•	signed a joint venture agreement on January 23, 2015 with Harmon Media Group This co-syndication agreement is to provide enhanced listing data for parties to increase site traffic, enhanced products and services, agent usage, agent subscriptions, which causes associated fees and advertising revenues to both parties.

•	on December 23, 2014, the board of directors determined that it is in the best interests of the Company to declare the $915,447 of dividends which currently have been accrued on the books of the Corporation, but not declared, in respect of the Corporation's Preferred Series A shares, to holders of record date on August 31, 2014.

F-26

REALBIZ MEDIA GROUP, INC.

CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTH PERIOD ENDED JANUARY 31, 2015

REALBIZ MEDIA GROUP, INC.

F-1

RealBiz Media Group, Inc.

Consolidated Balance Sheets

	January 31	October 31
	2015	2014
	(Unaudited)

Assets
Current Assets
Cash	$141,204	$20,066
Accounts receivable, net of allowance for doubtful accounts	93,337	118,408
Prepaid expenses	3,300	3,300
Total current assets	237,841	141,774

Property and equipment, net	40,363	45,778
Website development costs and intangible assets, net	3,223,845	3,701,144
Due from affiliates	337,093	131,086
Total assets	$3,839,142	$4,019,782

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$1,853,151	$1,880,294
Deferred revenue	35,603	45,565
Derivative liabilities	571,630	305,220
Convertible notes payable, net of discount of $-0- and $-0-, respectively	60,000	60,000
Loans payable	170,000	170,000
Total current liabilities	2,690,384	2,461,079

Convertible notes payable - long term, net of discount of $819,976 and $147,395, respectively	265,024	2,605

Total liabilities	2,955,408	2,463,684

Stockholders' Equity
Series A convertible preferred stock, $.001 par value; 120,000,000 authorized and 66,801,653 shares issued and outstanding at January 31,2015 and October 31, 2014, respectively	66,802	66,802

Series B convertible preferred stock, $.001 par value; 1,000,000 authorized and 26,000 shares issued and outstanding at January 31, 2015 and -0- shares issued and outstanding at October 31, 2014, respectively	26	-

Common stock, $.001 par value; 250,000,000 authorized and 88,664,744 shares issued and outstanding at January 31,2015 and 84,980,282 shares issued and outstanding at October 31, 2014, respectively	88,664	84,980

Additional paid-in-capital	17,721,847	16,610,912
Subscription advances	-	130,000
Accumulated other comprehensive income	48,105	40,042
Accumulated deficit	(17,041,710)	(15,376,638)
Total stockholders' equity	883,734	1,556,098
Total liabilities and stockholders' equity	$3,839,142	$4,019,782

The accompanying notes are an integral part of these consolidated financial statements

F-2

RealBiz Media Group, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	For the three months ended
	January 31,
	2015	2014

Revenues
Real estate media revenue	$292,656	$246,054

Operating expenses
Cost of revenue (exclusive of amortization)	12,634	21,990
Technology and development	292,623	-
Salaries and benefits	331,717	252,913
Selling and promotions expense	39,095	88,044
General and administrative	1,007,960	1,341,727
Total operating expenses	1,684,029	1,704,674

Operating loss	(1,391,373)	(1,458,620)

Other income (expense)
Interest expense	(49,385)	(870)
Loss on change on fair value of derivatives	(266,410)	-
Gain on legal settlement of accounts payable	32,483	-
Foreign exchange gain	9,613	7,512
Total other income (expense)	(273,699)	6,642

Net loss	$(1,665,072)	$(1,451,978)

Preferred Stock Dividend	-	(118,496)

Net loss attributable to common stockholders	$(1,665,072)	$(1,570,474)

Weighted average number of shares outstanding	87,598,484	54,473,194

Basic and diluted net loss per share	$(0.02)	$(0.03)

Comprehensive income (loss):
Unrealized gain (loss) on currency translation adjustment	8,063	205,529
Comprehensive loss	$(1,657,009)	$(1,364,945)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

RealBiz Media Group, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	For the three months ended
	January 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(1,665,072)	$(1,451,978)
Adjustments to reconcile net loss to net cash from operating activities:
Gain on legal settlement of accounts payable	(32,483)	-
Amortization and depreciation	547,723	346,098
Loss on change in fair value of derivative liabilities	266,410	-
Stock based compensation and consulting fees	173,865	649,404
Changes in operating assets and liabilities:
Decrease in accounts receivable	25,071	10,656
Decrease in prepaid expenses	-	145
Decrease in security deposits	-	22
Increase (decrease) in accounts payable and accrued expenses	5,340	(57,991)
Decrease in due to/from affiliates	(176,007)	(891,199)
Decrease in deferred revenue	(9,962)	(467)
Net cash used in operating activities	(865,115)	(1,395,310)

Cash flows from investing activities:
Purchase of computer equipment	-	(2,058)
Payments towards software developments costs	(31,810)	-
Payments towards website development costs	-	(177,401)
Net cash used in investing activities	(31,810)	(179,459)

Cash flows from financing activities:
Proceeds from convertible promissory notes	935,000	-
Payments applied to loans payable	-	(8,807)
Proceeds from the sale of common stock and warrants	75,000	80,000
Proceeds from the exercise of outstanding warrants	-	160,000
Net cash provided by financing activities	1,010,000	231,193

Effect of exchange rate changes on cash	8,063	205,529

Net increase (decrease) in cash	121,138	(1,138,047)

Cash at beginning of period	20,066	1,304,374

Cash at end of period	$141,204	$166,327

Supplemental disclosure:
Cash paid for interest	$-	$870

F-4

	For the three months ended
	January 31,
	2015	2014

Supplemental disclosure of non-cash investing and financing activity:
Settlement of prior year advances for subscriptions of common stock:
Value	$30,000	$13,500
Shares	100,000	27,000
Warrants	100,000	9,000

Next 1 Interactive, Inc. Preferred Series B shares converted to common stock:
Value	$45,000	$349,750
Shares	900,000	7,895,000

Next 1 Interactive, Inc. Preferred Series C shares converted to common stock:
Value	$77,000	$-
Shares	770,000	-

Next 1 Interactive, Inc. Preferred Series D shares converted to common stock:
Value	$82,500	$122,625
Shares	549,945	817,418

Series B shares issued for settlement of prior year's proceeds and Next 1 Interactive, Inc. debt:
Value of shares issued	$100,000	$-
Value of Next 1, Interactive debt settled	$30,000	$-
Shares	13,000	-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1: NATURE OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business

RealBiz Media Group, Inc. ("RealBiz") is engaged in the business of providing digital media and marketing services for the real estate industry. RealBiz currently generates revenue from advertising revenues and through real estate agent and broker service fees, membership fees and product sales.

Basis of Presentation

The unaudited interim consolidated financial information furnished herein reflects all adjustments, consisting only of normal recurring items, which in the opinion of management are necessary to fairly state RealBiz Media Group, Inc. and its subsidiaries’ (collectively, the “Company” or “we,” “us” or “our”) financial position, results of operations and cash flows for the dates and periods presented and to make such information not misleading. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to rules and regulations of the Securities and Exchange Commission (“SEC”); nevertheless, management of the Company believes that the disclosures herein are adequate to make the information presented not misleading.

These unaudited consolidated financial statements should be read in conjunction with the Company’s audited financial statements for the year ended October 31, 2014, contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 13, 2015. The results of operations for the three months ended January 31, 2015, are not necessarily indicative of results to be expected for any other interim period or the fiscal year ending October 31, 2015.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of unaudited consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. There were no cash equivalents at January 31, 2015 and October 31, 2014.

Accounts Receivable

The Company provides its marketing and promotional services to agents or brokers via a web-based portal that allows for credit card payments. The Company recognizes accounts receivable for amounts uncollected from the credit card service provider at the end of the accounting period. The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses, and such losses traditionally have been within its expectations. The allowance for doubtful accounts at January 31, 2015 and October 31, 2014, respectively is $-0-.

Property and Equipment

All expenditures on the acquisition for property and equipment are recorded at cost and capitalized as incurred, provided the asset benefits the Company for a period of more than one year. Expenditures on routine repairs and maintenance of property and equipment are charged directly to operating expense. The property and equipment is depreciated based upon its estimated useful life after being placed in service. The estimated useful life of computer equipment is 3 years. When equipment is retired, sold or impaired, the resulting gain or loss is reflected in earnings. The Company incurred depreciation expense of $5,415 and $1,761 for the three months ended January 31, 2015 and 2014, respectively.

F-6

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification 360-10, “Property, Plant and Equipment”, the Company periodically reviews its long- lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. As of January 31, 2015, the Company did not impair any long-lived assets.

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day to day operation of the website are expensed as incurred.

Software Development Costs

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application in accordance with guidelines established by "350-40" Internal Use Software, requiring certain software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Amortization of the capitalized software development costs begins when the product is available for general release to customers. Capitalized costs are amortized based on the greater of (a) the ratio of current gross revenues to the total current and anticipated future gross revenues, or (b) the straight-line method over the remaining estimated economic life of the product and is included in operating expenses in the accompanying statement of operations. For the three months ended January 31, 2015, the Company has capitalized $31,810 of costs associated with the development of a mobile app that has been placed into service on February 4, 2015 and will begin amortization of all capitalized costs in the second quarter of the current fiscal year.

Goodwill and Other Intangible Assets

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets", the Company assesses the impairment of identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance compared to historical or projected future operating results;

2.	Significant changes in the manner or use of the acquired assets or the strategy for the overall business; and

3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of an intangible may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flow, the Company records an impairment charge equal to the amount that the book value exceeds fair value. The Company measures fair value based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company did not consider it necessary to record an impairment charge on its intangible assets during the three months ended January 31, 2015 and 2014.

Intellectual properties that have finite useful lives are amortized over their useful lives. The Company incurred amortization expense related to website development costs and other intangible assets of $509,109 and $344,337 for the three months ended January 31, 2015 and 2014, respectively. This amortization is included in technology and development expenses and general and administrative expenses in the accompanying statement of operations.

F-7

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative Instruments

The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with Accounting Standards Codification topic 815, Accounting for Derivative Instruments and Hedging Activities (“ASC 815”) as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering all of the rights and obligations of each instrument.

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as freestanding warrants, the Company generally uses the Black-Scholes model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of our common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes. Under the terms of the new accounting standard, increases in the trading price of the Company’s common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative expense. Conversely, decreases in the trading price of the Company’s common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative income.

Based upon ASC 815-25 the Company has adopted a sequencing approach regarding the application of ASC 815-40 to its outstanding convertible debentures. Pursuant to the sequencing approach, the Company evaluates its contracts based upon earliest issuance date.

Convertible Debt Instruments

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the FASB Accounting Standards Codification. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt.

Fair Value of Financial Instruments

The Company adopted ASC topic 820, “Fair Value Measurements and Disclosures” (ASC 820), formerly SFAS No. 157 “Fair Value Measurements,” effective January 1, 2009. ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There was no impact relating to the adoption of ASC 820 to the Company’s unaudited consolidated financial statements.

ASC 820 also describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, accounts receivable, prepaid expenses, due from affiliates, accounts payable, accrued liabilities and other current liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short- term nature. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amounts approximate fair value. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

F-8

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exits; (2) delivery has occurred or services have been rendered; (3) the Company's price to its customer is fixed or determinable and (4) collectability is reasonably assured.

The Company provides its marketing and promotional services to agents or brokers via a web-based portal that allows for credit card payments. Customers may pay a monthly recurring fee or an annual fee. Some customers additionally pay a one-time set up fee. Monthly recurring fees are recognized in the month the service is rendered. Collection of one-time set up fees and annual services fees give rise to recognized monthly revenue in the then-current month as well as deferred revenue liabilities representing the collected fee for services yet to be delivered.

Cost of Revenues

Cost of revenues includes costs attributable to services sold and delivered. These costs include such items as credit card fees, sales commission to business partners, expenses related to our participation in industry conferences, and public relations expenses.

Technology and Development

Costs to research and develop our products are expensed as incurred. These costs consist of primarily of technology and development related expenses including third party contractor fees and technology software services. Technology and development also includes amortization of capitalized costs of the Nestbuilder website associated with the development of our marketplace. The amortization of the Nestbuilder website for the three months ending January 31, 2015 and 2014 is $127,272 and $-0-, respectively.

Advertising Expense

Advertising costs are charged to expense as incurred and are included in selling and promotions expense in the accompanying unaudited unaudited consolidated financial statements. Advertising expense for the three months ended January 31, 2015 and 2014 was $-0- and $25,880, respectively.

Share-Based Compensation

The Company computes share based payments in accordance with Accounting Standards Codification 718-10 “Compensation” (ASC 718-10). ASC 718-10 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services at fair value, focusing primarily on accounting for transactions in which an entity obtains employees services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of an entity’s equity instruments or that may be settled by the issuance of those equity instruments. In March 2005, the SEC issued SAB No. 107, Share-Based Payment (“SAB 107”) which provides guidance regarding the interaction of ASC 718-10 and certain SEC rules and regulations. The Company has applied the provisions of SAB 107 in its adoption of ASC 718-10. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50, Equity Based Payments to Non-Employees. The Company estimates the fair value of stock options by using the Black-Scholes option pricing model.

Foreign Currency and Other Comprehensive Income (Loss)

The functional currency of our foreign subsidiaries is typically the applicable local currency. The translation from the respective foreign currencies to United States Dollars (U.S. Dollar) is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for income statement accounts using a weighted average exchange rate during the period. Gains or losses resulting from such translation are included as a separate component of accumulated other comprehensive income. Gains or losses resulting from foreign currency transactions are included in foreign currency income or loss except for the effect of exchange rates on long-term inter-company transactions considered to be a long-term investment, which are accumulated and credited or charged to other comprehensive income.

Transaction gains and losses are recognized in our results of operations based on the difference between the foreign exchange rates on the transaction date and on the reporting date. We recognized net foreign exchange gain of $9,613 and $7,512 for three months ended January 31, 2015 and 2014, respectively. The foreign currency exchange gains and losses are included as a component of other (income) expense, net, in the accompanying Unaudited Consolidated Statements of Operations. For the three months ended January 31, 2015 and 2014, the accumulated comprehensive gain was $8,063 and $205,529, respectively

F-9

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency and Other Comprehensive Income (Loss) (continued)

The exchange rate adopted for the foreign exchange transactions are the rates of exchange as quoted on an internet website. Translation of amount from Canadian dollars into United States dollars was made at the following exchange rates for the respective periods:

•	As of January 31, 2015 - Canadian dollar $0.78970 to US $1.00

•	For the three months ended January 31, 2015 - Canadian dollar $0.87365 to US $1.00

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities and net operating loss and tax credit carryforwards given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the unaudited consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Earnings Per Share

Basic earnings per share is computed by dividing net income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period.

Diluted earnings per share is computed by dividing net income attributable to common stockholders by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is considered to be equal to basic because it is anti-dilutive. The Company’s common stock equivalents include the following:

January 31, 2015
Series A convertible preferred stock issued and outstanding	66,801,653
Series B convertible preferred stock issued and outstanding	520,000
Warrants to purchase common stock issued, outstanding and exercisable	17,017,730
Shares on convertible promissory notes	11,458,119
95,797,502

Concentrations, Risks and Uncertainties

The Company’s operations are related to the real estate industry and its prospects for success are tied indirectly to interest rates and the general housing and business climates in the United States.

Reclassifications

Certain reclassifications have been made in the unaudited consolidated financial statements for comparative purposes.  These reclassifications have no effect on the results of operations or financial position of the Company.

F-10

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued an accounting standard update on revenue recognition that will be applied to all contracts with customers. The update requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects what it expects in exchange for the goods or services. It also requires more detailed disclosures to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. This guidance will be required to be applied on a retrospective basis, using one of two methodologies, and will be effective for annual reporting periods beginning after December 15, 2016, with early application not being permitted. The Company is currently evaluating the impact that this guidance will have on its financial position and results of operations.

In August 2014, the FASB issued an accounting standard update which provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. The update requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date the financial statements are issued. It also requires management to provide certain disclosures if conditions or events raise substantial doubt about the entity's ability to continue as a going concern. This guidance will be required for annual reporting periods ending after December 15, 2016, and interim reporting periods thereafter, with early application permitted. The Company is currently evaluating the impact that this guidance will have on its financial position and results of operations.

NOTE 3: GOING CONCERN

The accompanying unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred net losses of $1,665,072 for the three months ended January 31, 2015. At January 31, 2015, the Company had a working capital deficit of $2,452,543 and an accumulated deficit of $17,041,710. It is management’s opinion that these facts raise substantial doubt about the Company’s ability to continue as a going concern without additional debt or equity financing. The unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to meet its working capital needs through the next twelve months, the Company may consider plans to raise additional funds through the issuance of additional shares of common or preferred stock and or through the issuance of debt instruments. Although the Company intends to obtain additional financing to meet our cash needs, the Company may be unable to secure any additional financing on terms that are favorable or acceptable to it, if at all.

Note 4: Property and Equipment

At January 31, 2015, the Company's property and equipment are as follows:

	January 31, 2015
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Depreciation	Value

Computer equipment - office	1.5 Years	$22,881	$11,797	$11,084

Computer equipment - Nestbuilder website	2.1 Years	42,149	12,870	29,279

		$65,030	$24,667	$40,363

The Company has recorded $5,415 and $1,761 of depreciation expense for the three months ended January 31, 2015 and 2014, respectively. There was no property and equipment impairment recorded for the three months ended January 31, 2015 and 2014.

F-11

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 5: INTANGIBLE ASSETS AND BUSINESS COMBINATION

The following table sets forth the intangible assets, both acquired and developed, including accumulated amortization:

	January 31, 2015
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Amortization	Value

Sales/Marketing agreement	1.2 Years	$4,796,178	$3,099,033	$1,697,145

Website development costs	2.2 Years	1,527,307	422,111	1,105,196

Web platform/customer relationships - ReachFactor acquisition	2.3 Years	600,000	262,496	337,504

Software development costs (not placed in service)	3.0 Years	84,000	-0-	84,000
		$7,007,485	$3,783,640	$3,223,845

During the three months January 31, 2015, the Company incurred expenditures of $31,810 for software development costs to develop a mobile app called "EZ FLIX" as a tool to assist users in converting still pictures to video. The Company capitalized internal software development costs subsequent to establishing technological feasibility of a software application in accordance with guidelines established by "350-40" Internal Use Software, requiring certain software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Amortization of the capitalized software development costs begins when the product is available for general release to customers anticipated to be available on February 4, 2015. Capitalized costs are amortized based on the greater of (a) the ratio of current gross revenues to the total current and anticipated future gross revenues, or (b) the straight-line method over the remaining estimated economic life of the product. The app was placed in service on February 4, 2015 and amortization will begin in the second quarter of the current fiscal year.

Intangible assets are amortized on a straight-line basis over their expected useful lives, estimated to be 4 years, except for the website(s), which is 3 years. Amortization expense related to website development costs and intangible assets was $509,109 and $344,377 for three months ended January 31, 2015 and 2014, respectively.

NOTE 6: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

At January 31, 2015, the Company’s accounts payable and accrued expenses are as follows:

January 31, 2015
Trade payables and accruals	$218,240
Accrued preferred stock dividends	915,447
Accrued payroll and commissions	500,875
Other liabilities	218,589
Total accounts payable and accrued expenses	$1,853,151

NOTE 7: DUE FROM/TO AFFILIATES

During the normal course of business, the Company receives and/or makes advances for operating expenses to/from its parent Company, Next 1 Interactive, Inc. As of January 31, 2015, the Company is due $337,093 as a result of such transactions.

F-12

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 8: CONVERTIBLE NOTES PAYABLE

During the three months ended January 31, 2015, the Company:

•	During December 2014 and January 2015, the Company received $935,000 in proceeds and issued two (2) year, 12% convertible promissory notes maturing on December 31, 2016 to various non-related third party investors. Interest shall accrue on the principal of the note at a rate equal to 12.0% per annum in cash and 12.0% in stock per annum based upon $0.10 (ten) cents per share. The noteholder, at their option, shall have the right, but not the obligation, at any time and from time to time, to convert all or any portion of the principal and interest into fully paid and non-assessable shares of Company common stock at the conversion price of $0.10 per share.

The Company evaluated the conversion feature of the promissory notes and determined the Company's common stock exceeded the conversion price as stated in each of the convertible promissory notes. Management determined that the favorable exercise price represented a beneficial conversion feature. Using the intrinsic value method at the convertible promissory note date, a total discount of $705,780 was recognized. The discount is being amortized over the terms of the convertible promissory notes using the straight-line method, which approximated the effective interest method. During the three months ending January 31, 2015, $14,399 of the debt discount has been amortized and recorded as interest expense. Stated interest charged to operations relating to this note for the three months ended January 31, 2015 and 2014 amounted to $11,955 and $-0-, respectively. As of January 31, 2015, the remaining principal balance is $935,000 and the remaining un-amortized discount balance was $691,441.

•	On October 20, 2014, the Company issued a two (2) year, 7.5% convertible promissory note maturing on October 19, 2016 with a non-related third party investor valued at $150,000 and received $95,000 in cash proceeds net of $55,000 in loan origination fees included in the calculation of the debt discount. As an incentive, the Company issued 300,000 warrants to the holder with a two-year life and a fair value of approximately $14,760 to purchase shares of the Company’s common stock, $0.001 par value, per share, at an exercise price of $0.17 per share included as part of the debt discount. The fair value of the warrants was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate between 0.94% and 1.51%, dividend yield of -0-%, volatility factor between 115.05% and 124.65% and an expected life of 1.5 years. The value of these warrants was charged to interest expense with the offset to additional paid-in-capital. The noteholder, at their option, has the right from time to time, and at any time on or prior to the later of (i) the Maturity Date and (ii) the date of payment of the Default Amount, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock at the Conversion Price. The conversion price means the lower of the fixed conversion price of $0.20 or the variable conversion price. The variable conversion price shall mean 65% multiplied by the lowest of the VWAP (volume weighted average price) of the common stock during the twelve (12) consecutive trading day period ending on and including the trading day immediately preceding the conversion date.

Additionally, the Company accounted for the embedded conversion option liability in accordance with Accounting Standards Codification topic 815, Accounting for Derivative Instruments and Hedging Activities (“ASC 815”) as well as related interpretation of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determined the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, giving consideration to all of the rights and obligations of each instrument. The fair value of embedded conversion option liability at January 31, 2015 was valued using the Black-Scholes model, resulting in a fair value of $571,630, previously valued at $305,220 resulting in a loss in the change in the fair value of derivatives totaling $266,410. The assumptions used in the Black-Scholes pricing model at January 31, 2015 are as follows: (1) dividend yield of 0%; (2) expected volatility of 359.42%, (3) risk-free interest rate of 0.47%, and (4) expected life of 1.70 years. During the three months ending January 31, 2015, $18,260 of the debt discount has been amortized and recorded as interest expense. Stated interest charged to operations relating to this note for the three months ended January 31, 2015 and 2014 amounted to $4,233 and $-0-, respectively. As of January 31, 2015, the remaining principal balance is $150,000 and the remaining un-amortized discount balance was $128,535.

NOTE 9: LOANS PAYABLE

There was no activity for the three months ended January 31, 2015 for the non-related third party investors and the remaining principal balance is $170,000.

F-13

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 10: STOCKHOLDERS’ EQUITY

On July 31, 2014, the Board and the holders of a majority of the voting power of our shareholders approved an amendment to our articles of incorporation to increase our authorized shares of common stock to 250,000,000 from 125,000,000 and increased the Company's Series A Convertible Preferred Stock to 120,000,000 from 100,000,000. Additionally, on July 31, 2014, the Board designated the terms of Series B Convertible Preferred Stock and 1,000,000 shares were designated Series B Convertible Preferred stock.

The total number of shares of all classes of stock that the Company shall have the authority to issue is 375,000,000 shares consisting of: 250,000,000 shares of common stock with a $0.001 par value per shares; and 120,000,000 shares which may be designated as Series A Convertible Preferred stock with a $0.001 par value per share and 1,000,000 shares designated as Series B Preferred stock with at $0.001 par value per share.

Common Stock

During the three months ended January 31, 2015, the Company:

•	issued 816,667 shares of its common stock along with 750,000 one year warrants with an exercise of $0.18 for cash proceeds of $75,000.

•	issued 1,271,350 shares of its common stock for a total value of $170,685 for consulting fees rendered. The value of the common stock issued was based on the fair value of the stock at the time of issuance.

•	issued 26,500 shares of its common stock valued at $3,180 to its employees as stock compensation. The value of the common stock issued was based on the fair value of the stock at the time of issuance.

•	issued 900,000 shares of its common stock valued at $45,000 upon the conversion of the holders of Next 1 dual convertible Series B preferred shares held in its parent company Next 1 Interactive, Inc. These common shares were valued at the carrying value of the converted parent company Series B preferred shares.

•	issued 770,000 shares of its common stock valued at $77,000 upon the conversion of the holders of Next 1 dual convertible Series C preferred shares held in its parent company Next 1 Interactive, Inc. These common shares were valued at the carrying value of the converted parent company Series C preferred shares.

•	issued 549,945 shares of its common stock valued at $82,500 upon the conversion of the holders of Next 1 dual convertible Series D preferred shares held in its parent company Next 1 Interactive, Inc. These common shares were valued at the carrying value of the converted parent company Series D preferred shares.

•	issued 100,000 shares of its common stock along with 100,000 one year warrants with an exercise price of $0.50 as settlement of prior year cash advances to purchase shares by third party investors valued at $30,000.

•	evaluated the conversion feature of the convertible promissory notes and determined the Company's common stock exceeded the conversion price as stated in each of the convertible promissory notes representing a beneficial conversion feature. Using the intrinsic value method at the convertible promissory note date, a total discount of $705,780 was recognized as part of additional paid in capital.

•	received 750,000 shares of its common stock originally held in escrow for Suresh Srinivasan, former Chief Operating Officer. These shares were retired at par valued at $750.

Common Stock Warrants

At January 31, 2015, there were 17,017,730 warrants outstanding with a weighted average exercise price of $0.40 and weighted average life of .21 years. During the three months ended January 31, 2015, the Company granted 2,350,000 warrants and 711,128 expired.

F-14

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 10: STOCKHOLDERS’ EQUITY (continued)

Convertible Preferred Stock Series A

On October 14, 2014, the Company filed a certificate of amendment pursuant to the July 31st, 2014 Board of Directors approval to increase the Preferred A shares from 100,000,000 shares to 120,000,000 shares. As of January 31, 2015, the Company had 66,801,653 shares of Convertible Preferred Stock Series A issued and outstanding. The preferred shares were issued at $.001 par and bear dividends at a rate of 10% per annum payable on a quarterly basis when declared by the board of directors. Dividends accrue whether or not they have been declared by the board. At the election of the Company, Preferred Dividends may be converted into Series A Stock, with each converted share having a value equal to the market price per share, subject to adjustment for stock splits. In order to exercise such option, the Company delivers written notice to the holder. Each share of Series A Stock is convertible at the option of the holder thereof at any time into a number of shares of Common Stock determined by dividing the Stated Value of a $1 per share by the Conversion Price then in effect. The conversion price for the Series A Stock is equal to $1.00 per share. Each holder of Series A stock shall be entitled to one vote for each whole share of common stock that would be issuable upon conversion of such share on the record date for determining eligibility to participate in the action being taken.

In the event of (a) the sale, conveyance, exchange, exclusive license, lease or other disposition of all or substantially all of the intellectual property or assets of the Company, (b) any acquisition of the Company by means of consolidation, stock exchange, stock sale, merger of other form of corporate reorganization of the Company with any other entity in which the Company's stockholders prior to the consolidation or merger own less than a majority of the voting securities of the surviving entity, or (c) the winding up or dissolution of the Company, whether voluntary or involuntary (each such event in clause (a), (b) or (c) a "liquidation event"), the Board shall determine in good faith the amount legally available for distribution to stockholders after taking into account the distribution of assets among, or payment thereof over to, creditors of the Company (the "net assets available for distribution"). The holders of the Series A stock then outstanding shall be entitled to be paid out of the net assets available for Distribution (or the consideration received in such transaction) before any payment or distribution shall be made to the holders of any class of preferred stock ranking junior to the Series A Stock or to the Common Stock, an amount for each share of Series A Stock equal to all accrued and unpaid Preferred Dividends plus the Stated Value, as adjusted (the "Series A Liquidation Amount").

Accrued and declared preferred stock dividends on the outstanding preferred shares as of January 31, 2015 totaled $915,447 and are included in accounts payable and accrued expenses in the accompanying balance sheet. These preferred stock dividends were declared on December 28, 2014, to holders of record on August 31, 2014. Additional preferred stock dividends accruing, but have not been declared, on the outstanding preferred shares as of January 31, 2015 were $158,209.

During the three months ended January 31, 2015, the Company recorded no activity.

Convertible Preferred Stock Series B

On July 31, 2014, the Company's Board of Directors approved the creation of a new Series B Preferred stock and on October 14, 2014 a certificate of designation was filed with the state of Delaware designating 1,000,000 shares with a par value of $0.001, a stated value of $5.00 per share and convertible into the Company's common stock at $0.05 per share. As of January 31, 2015, the Company had 26,000 shares of Convertible Preferred Stock Series B issued and outstanding. The Series B Preferred stock will bear dividends at a rate of 10% per annum and shall accrue on the stated value of such shares of the Series B Stock. Dividends accrue whether or not they have been declared by the Board of Directors. At the election of the Company, it may satisfy its obligations hereunder to pay dividends on the Series B stock by issuing shares of common stock to the holders of Series B stock on a uniform and prorated basis. Each share of Series B Stock is convertible at the option of the holder thereof at any time into a number of shares of Common Stock determined by dividing the Stated Value by the Conversion Price then in effect. The conversion price for the Series B Stock is equal to $0.05 per share. Each holder of Series B stock shall be entitled to the number of votes equal to two hundred (200) votes for each shares of Series B stock held by them.

In the event of (a) the sale, conveyance, exchange, exclusive license, lease or other disposition of all or substantially all of the intellectual property or assets of the Company, (b) any acquisition of the Company by means of consolidation, stock exchange, stock sale, merger of other form of corporate reorganization of the Company with any other entity in which the Company's stockholders prior to the consolidation or merger own less than a majority of the voting securities of the surviving entity, or (c) the winding up or dissolution of the Company, whether voluntary or involuntary (each such event in clause (a), (b) or (c) a "liquidation event"), the Board shall determine in good faith the amount legally available for distribution to stockholders after taking into account the distribution of assets among, or payment thereof over to, creditors of the Company (the "net assets available for distribution"). The holders of the Series B stock then outstanding shall be entitled to be paid out of the net assets available for Distribution (or the consideration received in such transaction) before any payment or distribution shall be made to the holders of any class of preferred stock ranking junior to the Series B Stock or to the Common Stock, an amount for each share of Series B Stock equal to all accrued and unpaid Preferred Dividends plus the Stated Value, as adjusted (the "Series B Liquidation Amount"). Preferred stock dividends accruing, but have not been declared, on the outstanding preferred shares as of January 31, 2015 were $5,540.

F-15

REALBIZ MEDIA GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 10: STOCKHOLDERS’ EQUITY (continued)

Convertible Preferred Stock Series B (continued)

During the three months ended January 31, 2015, the Company:

•	issued 26,000 shares of its Series B Preferred stock along with 1,250,000 five (5) year Next 1 Interactive, Inc. common stock warrants with exercise prices between $0.01 to $0.05 valued at $130,000, based on subscription agreements. $100,000 was in settlement of prior year cash advances to purchase shares by third party investors and the balance of $30,000 was applied to Next 1 Interactive, Inc debt obligation.

NOTE 11: RELATED PARTY TRANSACTIONS

During the three months ended January 31, 2015, the Company paid $800 a month in rent for office space on behalf of an officer of the Company, for Company use.

Equity transactions with the Company's parent are described in Note 10.

NOTE 12: FAIR VALUE MEASUREMENT AND DISCLOSURE

The Company has adopted ASC 820, Fair Market Measurement and Disclosures including the application of the statement to non-recurring, non-financial assets and liabilities. The adoption of ASC 820 did not have a material impact on the Company’s fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Fair Value Measurements at January 31, 2015 is summarized below:

Description	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Cash	$141,204	$-	$-	$141,204
Derivative liabilities	-	-	517,630	571,630
January 31, 2015	$141,204	$-	$517,630	$712,834

NOTE 13: SUBSEQUENT EVENTS

The Company has evaluated subsequent events occurring after the balance sheet date and through March 17, 2015, the date that these financial statements have been issued, has identified the following subsequent events and analyzing the transactions for proper accounting treatment:

During February and March 2015, the Company:

•	On February 26, 2015, the our parent Company, Next 1, entered an exchange agreement hereby exchanging $441,403 of Next 1 debt, Next 1 Series A Preferred and Next 1 Series B Preferred for the issuance of 5,514,030 shares of RealBiz common stock.

•	received $195,000 in proceeds and issued convertible promissory notes with interest rates of 12% per annum, maturity dates of December 31, 2016 and with a range of fixed rate conversion features.

•	received $15,000 in proceeds and issued 150,000 shares of common stock.

F-16

7,475,000 SHARES OF COMMON STOCK

REALBIZ MEDIA GROUP, INC.

PROSPECTUS

Neither we nor the Selling Stockholder have authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.

38

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares of common stock underlying the securities held by the Selling Stockholder) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee	$113
Accounting fees and expenses	5,000
Legal fees and expenses	20,000
Printing and related expenses	3,000
Transfer agent fees and expenses	5,000
Miscellaneous	0
Total	$33,113

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our amended and restated certificate of incorporation provides for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us, within the meaning of the Securities Act, against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following information sets forth certain information with respect to all securities which we have sold during the last three years.  We did not pay any commissions in connection with any of these sales.

Set forth below is information regarding securities sold by us during the three months ended January 31, 2015 that were not registered under the Securities Act:

•	issued 816,667 shares of its common stock along with 750,000 one year warrants with an exercise of $0.18 for cash proceeds of $75,000.

•	issued 1,271,350 shares of its common stock for a total value of $170,685 for consulting fees rendered.

•	issued 26,500 shares of its common stock valued at $3,180 to its employees as stock compensation.

•	issued 900,000 shares of its common stock valued at $45,000 upon the conversion of the holders of convertible Series B preferred shares held in its parent company Next 1 Interactive, Inc.

•	issued 770,000 shares of its common stock valued at $77,000 upon the conversion of the holders of convertible Series C preferred shares held in its parent company Next 1 Interactive, Inc.

•	issued 549,945 shares of its common stock valued at $82,500 upon the conversion of the holders of convertible Series D preferred shares held in its parent company Next 1 Interactive, Inc.

•	issued 100,000 shares of its common stock along with 100,000 one year warrants with an exercise price of $0.50 as settlement of prior year cash advances to purchase shares by third party investors valued at $30,000.

Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D promulgated there under), as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions.

Set forth below is information regarding securities sold by us subsequent to October 31, 2014 that were not registered under the Securities Act:

In connection with an Asset Purchase Agreement, we issued 1,800,000 shares of our common stock to Alex Aliksanyan and 500,000 shares of common stock to Julio Fernandez. In addition, Next 1 Interactive, Inc. issued 60,000 shares of its Series D Preferred Stock to the sellers under the Asset Purchase Agreement, which is convertible into 2,000,000 shares of our common stock.

Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D promulgated there under), as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions.

Set forth below is information regarding securities sold by us during the three months ended October 31, 2014 that were not registered under the Securities Act:

•	Issued 1,513,600 shares of our common stock for a total value of $197,040 for consulting fees rendered. The value of the common stock issued was based on the fair value of the stock at the time of issuance.

•	Issued 5,700,00 shares of our common stock valued at $285,000 upon the conversion of the holders of convertible Series B preferred shares held in its parent company Next 1 Interactive, Inc.

·	Issued 1,300,000 shares of our common stock valued at $130,000 upon the conversion of the holders of convertible Series C preferred shares held in its parent company Next 1 Interactive, Inc.

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•	Issued 1,049,895 shares of our common stock valued at $157,500 upon the conversion of the holders of convertible Series D preferred shares held in its parent company Next 1 Interactive, Inc.

•	issued 1,500,000 shares at the conversion rate of $0.05 per share, upon request of Next 1 Interactive Inc. noteholders, to convert $75,000 in principal.

Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D promulgated there under), as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions.

Set forth below is information regarding securities sold by us during the three months ended July 31, 2014 that were not registered under the Securities Act:

•	Issued 3,213,546 shares of our common stock along with 2,342,223 one year warrants with an exercise price of $0.18 for cash proceeds of $407,568.
•	issued 2,815,111 shares of its common stock upon exercise of 2,815,111 outstanding warrants for cash proceeds of $506,520.
•	Issued 246,080 shares of our common stock along with 44,530 one year warrants with an exercise price of $1 for a total value of $55,937 for consulting fees rendered. The value of the common stock issued was based on the fair value of the stock at the time of issuance.
•	Issued 970,000 shares of our common stock valued at $48,500 upon the conversion of the holders of convertible Series B preferred shares held in its parent company Next 1 Interactive, Inc.
•	Issued 70,660 shares of our common stock valued at $10,600 upon the conversion of the holders of convertible Series D preferred shares held in its parent company Next 1 Interactive, Inc.
•	issued 2,000,000 shares of common stock as part of employment agreements in place with executives valued at $300,000. The value of the common stock was based on the fair value of the stock at the time of issuance.
•	issued 2,000,000 shares of common stock upon execution of an Asset Sale Agreement with ReachFactor, Inc. pursuant to which the Company acquired substantially all of the assets of ReachFactor and the Company assumed certain liabilities of ReachFactor not to exceed $25,000. The value of the common stock was based on the fair value of the stock at the time of issuance and totaled $300,000.
•	issued 1,366,666 shares at the conversion rate of $0.15 per share, upon the noteholder's request, to convert the remaining principal balance of $205,000.
•	issued 100,000 shares at the conversion rate of $0.15 per share, upon the noteholder's request, to convert $15,000 in principal leaving a remaining principal balance of $60,000.
•	issued 70,789 shares upon the exercise of 70,879 warrants in settlement of consulting fees valued at $12,758.

Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D promulgated there under), as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions.

Set forth below is information regarding securities sold by us during the three months ended April 30, 2014 that were not registered under the Securities Act:

•	Issued 626,833 shares of our common stock along with 626,833 one year warrants with an exercise price between a $1.00 and $1.25 for cash proceeds of $355,100.

•	Issued 75,900 shares of our common stock along with 8,400 one year warrants with an exercise price of $1 for a total value of $67,683 for consulting fees rendered. The value of the common stock issued was based on the fair value of the stock at the time of issuance.

•	Issued 200,000 shares of our common stock valued at $10,000 upon the conversion of the holders of convertible Series B preferred shares held in its parent company Next 1 Interactive, Inc.

•	Issued 1,600,000 shares of our common stock valued at $80,000 upon the conversion of the holders of convertible Series D preferred shares held in its parent company Next 1 Interactive, Inc.

•	Issued 12,000,000 one (1) year common stock warrants with an exercise price of $0.50 for a debt modification of convertible promissory notes held in its parent company Next 1 Interactive, Inc. valued at $4,809,308.

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Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder), as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions.

Set forth below is information regarding securities sold by us during the three months ended January 31, 2014 that were not registered under the Securities Act:

·	Issued 110,000 shares of our common stock along with 110,000 one year warrants with an exercise price between a $1.00 and $1.25 for cash proceeds of $80,000.

·	Issued 160,000 shares of our common stock upon exercise of 160,000 outstanding warrants for cash proceeds of $160,000.

·	Issued 27,000 shares of our common stock along with 9,000 one year warrants with an exercise price $1.00 as settlement of $13,500 of proceeds received in advance for prior fiscal year subscription agreements.

·	Issued 298,850 shares of our common stock along with 182,850 one year warrants with an exercise price of $1 for a total value of $649,405 for consulting fees rendered. The value of the common stock issued was based on the fair value of the stock at the time of issuance.

·	Issued 8,712,418 shares of our common stock valued at $517,375 upon the conversion of the holders of convertible preferred shares held in its parent company Next 1 Interactive, Inc.

Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder), as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions.

 Set forth below is information regarding securities sold by us during the year ended October 31, 2013 that were not registered under the Securities Act.

·	Issued 7,646,000 shares of our common stock along with 7,609,000 one year warrants with an exercise price of $1 for cash proceeds of $3,826,000.

·	Issued 607,600 shares of its common stock along with 133,018 one year warrants with an exercise price of $1 for a total value of $646,030 for consulting fees rendered. The value of the common stock was issued was based on the fair value of the stock at the time of issuance.

·	Issued 32,095,356 shares of its common valued at $6,741,012 upon the conversion of the holders of convertible preferred shares and promissory notes held in its parent company Next 1 Interactive, Inc.

·

Issued 2,166,660 shares of its common stock valued at $0.15 per share upon the conversion of notes in the aggregate principal amount of $325,000. These shares were issued in reliance upon the exemption provided under Section 3(a)(9) of the Securities Act of 1933

Issued 5,990,238 shares of its common stock valued at $299,512 upon the conversion of 5,990,238 shares of the Company's Series A Preferred stock. These shares were issued in reliance upon the exemption provided under Section 3(a)(9) of the Securities Act of 1933

Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder), as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions.

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Issuance of Securities Upon Exchange Transaction

For sales of unregistered securities made by the Company in the Exchange Transaction (i.e., the issuance of an aggregate of 100,000,000 shares of Series A Stock, including the issuance of an aggregate of 7,000,000 shares of Series A Stock to our Chief Executive Officer and former Chief Financial Officers, Messrs. Buntz and Wicker), we relied on the exemption from registration provided under Sections 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that there were only three recipients of such shares and they were either accredited investors or took the shares as a result of a private negotiation with restrictions placed on all such shares limiting future transfers except in accordance with the Securities Act. In consideration of the share issuance to Messrs. Buntz and Wicker, those individuals relinquished their right to payment of approximately (i) in the case of Mr. Buntz, $246,835 in principal amount of loans earlier made to the Company, together with related accrued but unpaid interest thereon of approximately $106,663, and accrued but unpaid salary in the amount of $48,000, and (ii) in the case of Mr. Wicker, accrued but unpaid salary in the amount of approximately $53,536.

Issuances by Company Prior to Exchange Transaction (Webdigs, Inc.)

In March 2012, the Company sold the “Webdigs” domain, technology and certain trademarks to Fiontrai II, LLC for $15,000. In connection with this transaction, the obtained a royalty agreement with Fiontrai II pursuant to which Webdigs will be owed royalties from Fiontrai upon Fiontrai’s licensing to third parties of the technology purchased from the Company. The Company subsequently sold its royalty rights to Robert A. Buntz, Jr., its Chief Executive Officer and a director and significant shareholder, in exchange for a $5,000 principal reduction in an earlier loan Mr. Buntz had made to the Company to furnish working capital.

On April 3, 2012, a convertible note of $30,000 plus accrued interest of $6,624 was converted into 3,662,400 shares of common stock at a conversion price of $0.01 per share. The issuance was not a public offering as defined in Regulation S promulgated under the Securities Act of 1933, because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering.  promulgated under the Securities Act and  Each investor represented, among other things, that he or she was not a “U.S. person,” as that term is defined in Rule 902(k) of Regulation S, that he or she was outside the United States when receiving and executing their subscription agreement, that their principal address is outside the United States, that they have no present intention of becoming a resident of (or moving their principal place of business to) the United States and that the shares were being acquired solely for their own account and not for the account or the benefit of a U.S. Person.

For these issuances of common stock, unless otherwise stated we relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act and, in those instances where the issuances were made to affiliates or accredited investors, upon Rule 506 promulgated thereunder. In that regard, we relied on Rule 506 based on the fact that the investors who purchased these securities qualified as an “accredited investors” under Rule 501 of the Securities Act. In all cases, investors had knowledge and experience in financial and business matters such that they were capable of evaluating the risks of the investment. The securities offered and sold in the transactions were not registered under the Securities Act and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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ITEM 16. EXHIBITS

3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10-12b filed with the Securities and Exchange Commission on June 20, 2008, File No. 001-34106)

3.2	Amendment to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 of the Registrant’s Form 10-12b filed with the Securities and Exchange Commission on June 20, 2008, File No. 001-34106)

3.3	Bylaws (Incorporated by reference to Exhibit 3.3 of the Registrant’s Form 10-12b filed with the Securities and Exchange Commission on June 20, 2008, File No. 001-34106)

3.4	Certificate of Ownership (Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on October 15, 2012, File No. 001-34106)

3.5	Certificate of Designations for Series A Convertible Preferred Stock(Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 23, 2013, File No. 001-34106)

3.6	Amendment to the Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.6 of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2015, File No. 001-34106)

3.7	Amendment to the Certificate of Designations for Series A Preferred Stock (Incorporated by reference to Exhibit 3.7 of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2015, File No. 001-34106)

3.8	Certificate of Designations for Series B Preferred Stock (Incorporated by reference to Exhibit 3.8 of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2015, File No. 001-34106)

3.9	Certificate of Designations of Series C Preferred Stock (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2015, File No. 001-34106)

4.1	Certificate of Designations for Next 1 Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 23, 2013, File No. 001-34106)

4.2	Certificate of Designations for Next 1 Series C Convertible Preferred Stock(Incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 23, 2013, File No. 001-34106)

4.3	Certificate of Designations for Next 1 Series D Convertible Preferred Stock(Incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 23, 2013, File No. 001-34106)

4.4	Note Amendment between Next 1 and Mark A. Wilton, as countersigned by Realbiz Media Group, Inc. dated February 24, 2014 (Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2014, File No. 001-34106)

4.5	Warrant issued by Realbiz Media Group, Inc. to Mark A. Wilton (Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2014, File No. 001-34106)

4.6	Convertible Note for Himmil Investments, Ltd., dated October 20, 2014 (1)

4.7	Warrant for Himmil Investments, Ltd., dated October 20, 2014 (1)

4.8	Registration Rights Agreement, dated October 20, 2014 (1)

4.9	Form of Convertible Note for Himmil Investments, Ltd.(1)

4.10	Form of Warrant for Himmil Investments, Ltd. (1)

4.11	Form of Registration Rights Agreement (1)

4.12	Form of Amendment No. 1 to Convertible Note (1)

4.13

Form of 12% + 12% Convertible Promissory Note (Incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on March 17, 2015, File No. 001-34106)

5.1	Legal Opinion of Gracin & Marlow, LLP (1)

10.1	Employment Agreement with Deborah Linden (Incorporated by reference to Exhibit 10.1 of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2014, File No. 001-34106)*

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10.2	Employment Agreement with Patrick Scheltgen (Incorporated by reference to Exhibit 10.2 of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2014, File No. 001-34106)*

10.3	Employment Agreement with Mark Lemon (Incorporated by reference to Exhibit 10.3 of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2014, File No. 001-34106)*

10.4	Asset Purchase Agreement with ReachFactor (Incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 30, 2014, File No. 001-34106)*

10.5	Employment Agreement with Suresh Srinivasan (Incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 30, 2014, File No. 001-34106)*

10.6	Employment Agreement with Suresh Srinivasan (Incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 30, 2014, File No. 001-34106)*

10.7	Employment Agreement with Alex Alikanyan (Incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on February 23, 2015, File No. 001-34106)*

10.8	Securities Purchase Agreement between the Company and Himmil Investments, Ltd., dated October 20, 2014 (1)

10.9	Securities Purchase Agreement between the Company and Himmil Investments, Ltd., dated May 12, 2015 (1)

21	List of Subsidiaries (Incorporated by reference to Exhibit 10.21 of the Registrant’s Annual Report on Form 10-K filed February 13, 2015)

23.1	Consent of Independent Registered Accounting Firm (1)

23.2	Consent of Gracin & Marlow, LLP (included in Exhibit 5.1)(1)

24	Power of Attorney (1)

_____________

(1)	Filed herewith.

* Management contract or compensatory plan or arrangement required to be identified pursuant to Item 15(a)(3) of this report

ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, pursuant to the provisions described under Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

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(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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B. Request for Acceleration of Effective Date

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weston, State of Florida, May 13, 2015.

REALBIZ MEDIA GROUP, INC.

By:	/s/ William Kerby
William Kerby
Chief Executive Officer and Director
(Principal Executive Officer)
Date: May 13, 2015

By:	/s/ Adam Friedman
Adam Friedman
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)
Date: May 13, 2015

POWER OF ATTORNEY

We, the undersigned hereby severally constitute and appoint each of William Kerby and Adam Friedman our true and lawful attorney and agent, with full power to each to sign for us, and in our names in the capacities indicated below, any and all amendments to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act 1933, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

	By:	/s/ William Kerby
Date: May 13, 2015	William Kerby
Chief Executive Officer and Chairman
(Principal Executive Officer)

	By:	/s/ Adam Friedman
Date: May 13, 2015	Adam Friedman
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)

Date: May 13, 2015	By:	/s/ Don Monaco
Don Monaco
Director

Date: May 13, 2015	By:	/s/ Doug Checkeris
Doug Checkeris
Director

Date: May 13, 2015	By:	/s/ Alex Aliksanyan
Alex Aliksanyan
Director

Date: May 13, 2015	By:	/s/ Keith White
Keith White
Director

Date: May 13, 2015	By:	/s/ Arun Srinivasan
Arun Srinivasan
Director

Date: May 13, 2015	By:	/s/ Pat LaVecchia
Pat LaVecchia
Director

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